As filed with the Securities and Exchange Commission on March 11, 1997

                                                       Registration No. 33-99508

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PEOPLE'S BANK
                   (Originator of the Trust described herein)
                (Exact name as specified in registrant's charter)

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST
                      (Issuer of the Offered Certificates)

        United States                            6025                         06-1213065
(State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)         Classification Code Number)        Identification No.)


                                              850 Main Street
                                       Bridgeport, Connecticut 06604
                                               (203) 338-7171

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            WILLIAM T. KOSTURKO, ESQ.
                                 GENERAL COUNSEL
                                  PEOPLE'S BANK
                                 850 Main Street
                          Bridgeport, Connecticut 06604
                                 (203) 338-7171
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

      LAURA A. DEFELICE, ESQ.                   ANDREW M. FAULKNER, ESQ.
        MAYER, BROWN & PLATT                      SKADDEN, ARPS, SLATE,
           1675 Broadway                           MEAGHER & FLOM LLP
      New York, New York 10019                      919 Third Avenue
           (212) 506-2500                       New York, New York 10022
                                                     (212) 735-3000







            Approximate date of commencement of proposed sale to the
        public: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered
         on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
               registration statement for the same offering. |_|

    If this form is a post-effective amendment filed pursuant to Rule 462(c)
         under the Securities Act, check the following box and list the
      Securities Act registration statement number of the earlier effective
                registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE

Title of each class          Amount         Proposed maximum     Proposed maximum    Amount of
of securities                to be          aggregate offering   aggregate offering  registration
being registered             registered     price per unit (1)   price (1)           fee (2)
----------------             ----------     ------------------   ------------------  ------------

Floating Rate Class A
Asset Backed Certificates,
Series 1997-1............... $193,000,000           100%         $193,000,000        $66,551.72

Floating Rate Class B
Asset Backed Certificates,
Series 1997-1............... $ 10,000,000           100%         $ 10,000,000        $ 3,448.28
                             -------------        ------         -----------------   -------------

Total                        $203,000,000           100%         $203,000,000        $70,000.00

-----------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  The full $70,000 registration fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                           CROSS REFERENCE SHEET


           Name and Caption in Form S-1                                Caption in Prospectus
---------------------------------------------------     --------------------------------------------------

1.     Forepart of Registration Statement and Outside     Front Cover Page of Registration Statement; Outside
       Front Cover Page of Prospectus..............       Front Cover Page of Prospectus

2.     Inside Front and Outside Back Cover Pages of       Inside Front Cover Page of Prospectus; Outside Back
       Prospectus..................................       Cover Page of Prospectus

3.     Summary Information, Risk Factors and Ratio of     Prospectus Summary; Risk Factors; The Trust; The
       Earnings to Fixed Charges...................       Receivables; Receivables Yield Considerations; Certain
                                                          Legal Aspects of the Receivables

4.     Use of Proceeds.............................       Use of Proceeds

5.     Determination of Offering Price.............                               *

6.     Dilution....................................                               *

7.     Selling Security Holders....................                               *

8.     Plan of Distribution........................       Underwriting

                                                          Prospectus Summary; The Trust; The Receivables;
                                                          Maturity Considerations; Receivable Yield
                                                          Considerations; Description of the Certificates; Certain
                                                          Federal Income Tax

9.     Description of Securities to be Registered..       Consequences

10.    Interests of Named Experts and Counsel......                               *

11.    Information with Respect to the Registrant..       The Trust; The Credit Card Business of People's Bank;
                                                          People's Bank; Description of the Certificates

12.    Disclosure of Commission Position on                                       *
       Indemnification for Securities Act Liabilities


* Not applicable.

                                EXPLANATORY NOTE

        This Registration Statement contains a Prospectus relating to a public offering by People's Bank Credit Card Master Trust of $[ ] aggregate principal amount of Floating Rate Class A Asset Backed Certificates, Series 1997-1 and $[ ] aggregate principal amount of Floating Rate Class B Asset Backed Certificates, Series 1997-1. This Registration Statement also contains a Prospectus Supplement which will be used in connection with the Prospectus for the Offered Certificates in connection with certain offers and sales outside the United States.

==========================RED HERRING (BEGINNING)===============================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

==========================RED HERRING - END ====================================

             SUBJECT TO COMPLETION, DATED [_____________ __], 1997


                                $---------------

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST

$_______________ Floating Rate Class A Asset Backed Certificates, Series 1997-1 $_______________ Floating Rate Class B Asset Backed Certificates, Series 1997-1
                                      LOGO
                            Transferor and Servicer


        Each of the Floating Rate Class A Asset Backed Certificates, Series 1997-1 (the "Class A Certificates") and each of the Floating Rate Class B Asset Backed Certificates, Series 1997-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") offered hereby will evidence undivided interests in certain assets of the People's Bank Credit Card Master Trust (the "Trust") created pursuant to a pooling and servicing agreement dated as of June 1, 1993, as amended and restated, between People's Bank, as transferor and servicer (the "Transferor"), and Bankers Trust Company, as trustee. In addition, the Collateral Interest (as defined herein), which is not offered hereby, will be issued in the initial amount of $ (the Collateral Interest together with the Offered Certificates, the "Certificates"). The property of the Trust includes, among other things, receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) credit card accounts, all monies due or to become due in payment of the Receivables, Recoveries, Interchange, the benefits of the funds and securities on deposit in certain bank accounts with respect to the Certificates and certain interest rate cap agreements, each as defined or described herein. People's Bank services the Receivables, and People's Structured Finance Corp. ("PSFC"), a wholly-owned subsidiary of People's Bank, owns the undivided interest in the Trust not represented by the Certificates or the other interests issued by the Trust. The Trust currently has four other series of certificates outstanding, and PSFC and People's Bank may offer from time to time other series of certificates which evidence fractional undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates, by exchanging a portion of PSFC's interest in the Trust.

        Interest with respect to the Offered Certificates is scheduled to be distributed on May 15, 1997 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, on the next succeeding business day) (each a "Distribution Date"). Interest will accrue on the Class A Certificates from the Closing Date through and including April 14, 1997 and from April 15, 1997 through May 14, 1997 at the rate of % per annum and with respect to each Interest Period (as defined herein) (Continued on following page)

        There currently is no secondary market for the Certificates, and there is no assurance that one will develop.

        Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page [ ].


   THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF PEOPLE'S BANK, PSFC OR ANY OF THEIR
  AFFILIATES. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL
   DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED
           OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              Price to       Underwriting      Proceeds to
                              Public(1)      Discount(2)       PSFC(1)(3)
                              ---------      ------------      -----------

Per Class A Certificate.....         %                 %                %

Per Class B Certificate.....         %                 %                %

Total.......................  $              $                 $


(1) Plus accrued interest, if any, at the applicable Certificate Rate (as defined herein) from the Closing Date.

(2) People's Bank and PSFC have agreed to indemnify the Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3) Before deduction of expenses of the offering payable by People's Bank estimated to be $[ ].



        The Offered Certificates are offered by the Underwriters as specified herein, subject to receipt and acceptance by the Underwriters and subject to their right to reject in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about March [ ], 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                    Underwriters of the Class A Certificates
                              Goldman, Sachs & Co.


                    Underwriters of the Class B Certificates
                              Goldman, Sachs & Co.



                    The date of this Prospectus is [ ], 1997.

(Continued from previous page)

thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. Interest will accrue on the Class B Certificates from the Closing Date through and including April 14, 1997 and from April 15, 1997 through May 14, 1997 at the rate of % per annum and with respect to each Interest Period thereafter in the manner and with the exceptions described herein at the rate of % per annum above the London interbank offered quotations rate for one-month United States dollar deposits. See "Description of the Certificates--Interest Payments". Principal with respect to the Class A Certificates is scheduled to be distributed on the [ ] Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. Principal with respect to the Class B Certificates is scheduled to be distributed on the [ ] Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances as described herein. See "Maturity
Considerations". Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. See "Description of the Certificates--Principal Payments".

        The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. In addition, the Collateral Interest will be subordinated to the Offered Certificates to the extent described herein.


                          REPORTS TO CERTIFICATEHOLDERS

        Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports containing unaudited information concerning the Trust and prepared by the Servicer will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration", "--Reports to Certificateholders" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Offered Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                              AVAILABLE INFORMATION

        The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the
Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

        Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

        CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF OFFERED CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

        The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Key Terms". Unless the context requires otherwise, certain capitalized terms, when used herein, relate only to the Certificates.






Title  of  Securities..........         $  Floating  Rate  Class A Asset  Backed
                                        Certificates,  Series 1997-1 (the "Class
                                        A  Certificates")  and $  Floating  Rate
                                        Class  B  Asset   Backed   Certificates,
                                        Series     1997-1    (the    "Class    B
                                        Certificates"  and,  together  with  the
                                        Class  A   Certificates,   the  "Offered
                                        Certificates"  and,  together  with  the
                                        Collateral Interest described herein, the "Certificates").



The Trust......................         The  Certificates  represent  fractional
                                        undivided interests in certain assets of
                                        People's  Bank Credit Card Master  Trust
                                        (the  "Trust").  The Trust's fiscal year
                                        ends  December 31. As used  herein,  the
                                        term "Series 1997-1  Supplement"  refers
                                        to  the   supplement  to  the  Agreement
                                        relating to the  Certificates;  the term
                                        "Agreement"  refers to the  Amended  and
                                        Restated Pooling and Servicing Agreement
                                        dated as of [March __],  1997,  amending
                                        and   restating   in  its  entirety  the
                                        Pooling and Servicing Agreement dated as
                                        of June 1, 1993, and, unless the context
                                        requires   otherwise,   refers   to  the
                                        Agreement as  supplemented by the Series
                                        1997-1  Supplement;  the  term  "Offered
                                        Certificateholders" refers to holders of
                                        the  Offered   Certificates;   the  term
                                        "Certificateholders"   refers   to   the
                                        Offered   Certificateholders   and   the
                                        Collateral Interest Holder collectively;
                                        the term  "Class  A  Certificateholders"
                                        refers  to   holders   of  the  Class  A
                                        Certificates   and  the  term  "Class  B
                                        Certificateholders" refers to holders of
                                        the  Class  B  Certificates;   the  term
                                        "Series"   refers   to  any   series  of
                                        certificates   issued   by  the   Trust,
                                        including the Certificates; and the term
                                        "Series 1997-1" refers to the Series represented by the Certificates.

                                        The  Trust   currently  has  four  other
                                        Series outstanding.  See "Annex I: Prior
                                        Series Issued and Outstanding" for a summary of these outstanding Series.

Trustee........................         Bankers  Trust   Company,   a  New  York
                                        banking corporation (the "Trustee"). The
                                        Corporate  Trust  Office is located at 4
                                        Albany Street, New York, New York 10006.

Transferor.....................         People's   Bank,  a  Connecticut   stock
                                        savings   bank   and  a   majority-owned
                                        subsidiary of People's Mutual  Holdings,
                                        is the Transferor of the Receivables and
                                        the   originator   of  the  Trust.   The
                                        principal  executive offices of People's
                                        Bank are  located  at 850  Main  Street,
                                        Bridgeport      Center,      Bridgeport,
                                        Connecticut   06604,   telephone  number
                                        (203) 338- 7171.

Trust Assets...................         The  property  of  the  Trust   includes
                                        receivables (the "Receivables")  arising
                                        under      certain      VISA(R)*     and
                                        MasterCard(R)* credit card accounts, all
                                        Receivables    arising   in    Automatic
                                        Additional   Accounts   and   Additional
                                        Accounts  designated  from time to time,
                                        all  monies  due  or to  become  due  in
                                        payment of the Receivables, all proceeds
                                        of   the   Receivables,    proceeds   of
                                        insurance   policies   relating  to  the
                                        Receivables,  and the  right to  receive
                                        Interchange,  Recoveries,  all monies on
                                        deposit in certain bank  accounts of the
                                        Trust,  all  monies  and  securities  on
                                        deposit   in   certain   bank   accounts
                                        established   and   maintained  for  the
                                        benefit  of  certificateholders  of  any
                                        Series,  an interest  rate cap agreement
                                        for the exclusive benefit of the Class A
                                        Certificateholders    (the    "Class   A
                                        Interest Rate Cap") and an interest rate
                                        cap agreement for the exclusive  benefit
                                        of the Class B  Certificateholders  (the
                                        "Class  B   Interest   Rate   Cap"  and,
                                        together  with the Class A Interest Rate
                                        Cap, the  "Interest  Rate  Caps"),  each
                                        provided by [ ] (the  "Interest Rate Cap
                                        Provider"),  and any  other  Enhancement
                                        issued with  respect to any Series.  The
                                        term "Trust Portfolio" means the pool of
                                        Eligible Receivables representing assets
                                        of the Trust as of a specified date. The
                                        Trust does not and will not  include the
                                        Receivables  of any Accounts  designated
                                        from time to time as  Removed  Accounts,
                                        the   Receivables  of  which  have  been
                                        removed from the Trust.

                                        The Offered  Certificateholders will not
                                        be  entitled  to  the  benefits  of  any
                                        Enhancement  issued with  respect to any
                                        Series other than Series 1997-1, and the
                                        holders  of the  certificates  of  other
                                        Series  will  not  be  entitled  to  the
                                        benefits  of the  Interest  Rate Caps or
                                        the   Collateral   Interest.   The  term
                                        "Enhancement"  shall mean,  with respect
                                        to  any  other  Series,  any  letter  of
                                        credit,    cash   collateral    account,
                                        collateral   interest,    surety   bond,
                                        guaranteed  rate   agreement,   maturity
                                        guaranty   facility,    tax   protection
                                        agreement,  interest rate cap or swap or
                                        other contract or agreement  principally
                                        for the benefit of certificateholders of
                                        such  Series.   The  term  "Enhancement"
                                        shall mean,  with respect to the Offered
                                        Certificates,  the  Interest  Rate Caps,
                                        the   subordination  of  the  Collateral
                                        Interest and, in the case of the Class A
                                        Certificates,  the  subordination of the
                                        Class B Investor Interest.

--------------------

* VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

Securities Offered.............         The Class A Certificates and the Class B
                                        Certificates  will be  issued on March [
                                        ],   1997   (the   "Closing   Date")  in
                                        book-entry  form  only,  in the  initial
                                        principal   amounts   of  $   and   $  ,
                                        respectively,    and   will    each   be
                                        represented   by  one  or  more  Offered
                                        Certificates  registered  in the name of
                                        Cede. An Offered  Certificate Owner will
                                        not be entitled to receive a  definitive
                                        certificate  representing  such person's
                                        interest,   except  in  the  event  that
                                        Definitive Certificates are issued under
                                        the  limited   circumstances   described
                                        herein. In such event,  interests in the
                                        Offered  Certificates  will be available
                                        in minimum  denominations  of $1,000 and
                                        integral    multiples    thereof.    All
                                        references     herein     to     Offered
                                        Certificateholders,        Class       A
                                        Certificateholders     or     Class    B
                                        Certificateholders    shall   refer   to
                                        Offered  Certificate  Owners,  except as
                                        otherwise    specified    herein.    See
                                        "Description            of           the
                                        Certificates--Definitive Certificates".

                                        In addition to the Class A  Certificates
                                        and  the  Class  B   Certificates,   the
                                        Collateral  Interest  will be  issued on
                                        the Closing  Date in the initial  amount
                                        of $ (which  amount  represents  [ ]% of
                                        the  amount  of  the  Initial   Investor
                                        Interest) as Enhancement for the Offered
                                        Certificates.   The   provider  of  such
                                        Enhancement  is  sometimes  referred  to
                                        herein  as  the   "Collateral   Interest
                                        Holder".

                                        Each of the  Certificates  represents  a
                                        fractional undivided interest in certain
                                        assets of the  Trust.  The Trust  assets
                                        will    be    allocated     among    the
                                        Certificateholders,   the   holders   of
                                        certificates  of any other  Series which
                                        is  outstanding  at  the  time  of  such
                                        allocation   and  the   holder   of  the
                                        certificate      (the      "Exchangeable
                                        Transferor Certificate") that represents
                                        the  Transferor   Interest  (as  defined
                                        below),   which  is  currently  held  by
                                        People's    Structured   Finance   Corp.
                                        ("PSFC"), a wholly-owned special purpose
                                        Connecticut subsidiary of People's Bank,
                                        pursuant to an Assignment and Assumption
                                        Agreement,  dated  as  of  December  15,
                                        1995, by and between the  Transferor and
                                        PSFC. PSFC, in its capacity as holder of
                                        the Exchangeable Transferor Certificate,
                                        or any other  permitted  assignee of the
                                        Exchangeable Transferor Certificate that
                                        is then currently the registered  holder
                                        of    the    Exchangeable     Transferor
                                        Certificate,  is  sometimes  referred to
                                        herein   as   the    "Holder    of   the
                                        Exchangeable Transferor Certificate".

                                        The Certificates represent interests in the Trust only and do not represent interests in or recourse obligations of the Transferor, PSFC or any of their affiliates. The Certificates are not deposits and are not insured by the Federal Deposit Insurance Corporation (the "FDIC"). Neither the Receivables nor the underlying accounts are insured or guaranteed by the FDIC or any other governmental agency.

Investor Interest; Transferor
Interest.......................         On the Closing  Date,  the amount of the
                                        Class A Certificateholders'  interest in
                                        Principal  Receivables will equal $ (the
                                        "Class A  Initial  Investor  Interest"),
                                        the    amount    of    the    Class    B
                                        Certificateholders'      interest     in
                                        Principal  Receivables will equal $ (the
                                        "Class B  Initial  Investor  Interest"),
                                        and  the   amount   of  the   Collateral
                                        Interest in Principal  Receivables  will
                                        equal   $   (the   "Initial   Collateral
                                        Interest" and, together with the Class A
                                        Initial Investor  Interest and the Class
                                        B   Initial   Investor   Interest,   the
                                        "Initial Investor Interest").  The Class
                                        A  Initial  Investor  Interest  and  the
                                        Class B Initial Investor Interest may be
                                        reduced  to   reflect   the  tender  and
                                        cancellation  of  Offered   Certificates
                                        pursuant  to an Investor  Exchange.  The
                                        Class A Certificateholders'  interest in
                                        Principal  Receivables on any date after
                                        the Closing  Date (the "Class A Investor
                                        Interest")  will  equal  (i) the Class A
                                        Initial Investor Interest,  less (ii) an
                                        amount  equal to the sum of all payments
                                        in  respect  of  principal  made  on the
                                        Class A  Certificates  and  all  Class A
                                        Investor  Charge-Offs,  plus  (iii)  any
                                        reimbursements  of such Class A Investor
                                        Charge-Offs.       The      Class      A
                                        Certificateholder  interest  in  Finance
                                        Charge    Collections    and   Defaulted
                                        Receivables   on  any  debt  during  the
                                        Controlled   Accumulation   Period  (the
                                        "Class A  Adjusted  Investor  Interest")
                                        will equal the Class A Investor Interest
                                        less  the  Principal   Funding   Account
                                        Balance  on  such  date.   The  Class  B
                                        Certificateholders'      interest     in
                                        Principal  Receivables on any date after
                                        the Closing  Date (the "Class B Investor
                                        Interest")   will   equal  the  Class  B
                                        Initial  Investor  Interest,   less  all
                                        payments in respect of principal made on
                                        the  Class B  Certificates,  any Class B
                                        Investor   Charge-Offs   and  any  other
                                        reductions   of  the  Class  B  Investor
                                        Interest as described  herein,  plus any
                                        reimbursements  of such Class B Investor
                                        Charge-Offs and such other reductions of
                                        the  Class  B   Investor   Interest   as
                                        described    herein.    The   Collateral
                                        Interest  Holder's interest in Principal
                                        Receivables   on  any  date   after  the
                                        Closing Date (the "Collateral Interest")
                                        will   equal  the   Initial   Collateral
                                        Interest,  less all  payments in respect
                                        of  principal  made  on  the  Collateral
                                        Interest,    any   Collateral   Interest
                                        Charge-Offs and any other  reductions of
                                        the  Collateral  Interest  as  described
                                        herein,  plus any reimbursements of such
                                        Collateral Interest Charge-Offs and such
                                        other   reductions  of  the   Collateral
                                        Interest  as   described   herein.   The
                                        aggregate   of  the  Class  A   Investor
                                        Interest,  the Class B Investor Interest
                                        and the Collateral  Interest at any time
                                        is   the   "Investor   Interest".    The
                                        aggregate   of  the  Class  A   Adjusted
                                        Investor Interest,  the Class B Investor
                                        Interest and the Collateral  Interest at
                                        any  time  is  the  "Adjusted   Investor
                                        Interest".

                                        The    Holder   of   the    Exchangeable
                                        Transferor   Certificate  holds  in  the
                                        Trust the remaining  undivided  interest
                                        in the Principal Receivables and amounts
                                        on deposit in the Excess Funding Account
                                        not  represented by the  Certificates or
                                        any  other  undivided  interests  in the
                                        Trust  that  have  been  issued  and are
                                        outstanding   at  the   time   of   such
                                        determination      (the      "Transferor
                                        Interest"). As new Receivables are added
                                        to the Trust and as payments are made on
                                        the Transferor  Interest,  the principal
                                        amount of the  Transferor  Interest will
                                        fluctuate.    The    Holder    of    the
                                        Exchangeable  Transferor Certificate may
                                        tender   the   Exchangeable   Transferor
                                        Certificate   or,  if  provided  in  the
                                        relevant Supplement,  the Transferor may
                                        tender certificates  representing all or
                                        a portion of any Series of  certificates
                                        and  the  Holder  of  the   Exchangeable
                                        Transferor  Certificate  may  tender the
                                        Exchangeable Transferor Certificate,  to
                                        the Trustee and, upon satisfying certain
                                        conditions,  cause the  Trustee to issue
                                        one or more new Series,  as described in
                                        "Description            of           the
                                        Certificates--Exchanges", which Exchange may have the effect of decreasing the Transferor Interest. As of the date hereof, five other Series have been issued by the Trust, one of which has been paid in full. See "Annex I: Prior Series Issued and Outstanding".

Allocation Percentages.........         The Certificates  will include the right
                                        to  receive  (but  only  to  the  extent
                                        required  to  make  payments  under  the
                                        Agreement) a percentage  (the  "Investor
                                        Percentage")   of  the  Finance   Charge
                                        Collections  and  Principal  Collections
                                        received  during each calendar  month (a
                                        "Monthly   Period").    Finance   Charge
                                        Collections and Receivables in Defaulted
                                        Accounts,  at all times,  and  Principal
                                        Collections during the Revolving Period,
                                        will     be     allocated     to     the
                                        Certificateholders based on the Floating
                                        Investor   Percentage.    The   Floating
                                        Investor  Percentage with respect to any
                                        Monthly   Period  will  be  adjusted  to
                                        reflect  any   addition  of   Additional
                                        Accounts or removal of Removed  Accounts
                                        during such Monthly Period, as described
                                        under      "Description      of      the
                                        Certificates--Allocation   Percentages."
                                        Such  amounts  so   allocated   will  be
                                        further  allocated  among  the  Class  A
                                        Certificateholders,    the    Class    B
                                        Certificateholders  and  the  Collateral
                                        Interest  Holder  based  on the  Class A
                                        Floating   Allocation,   the   Class   B
                                        Floating  Allocation  and the Collateral
                                        Floating    Allocation,    respectively,
                                        applicable  during the  related  Monthly
                                        Period.

                                        Principal    Collections    during   the
                                        Controlled  Accumulation  Period and the
                                        Rapid   Amortization   Period   will  be
                                        allocated   to  the   Certificateholders
                                        based on the Fixed Investor  Percentage.
                                        The  Fixed  Investor   Percentage   with
                                        respect to any  Monthly  Period  will be
                                        adjusted  to  reflect  any  addition  of
                                        Additional   Accounts   or   removal  of
                                        Removed  Accounts  during  such  Monthly
                                        Period, as described under  "Description
                                        of     the      Certificates--Allocation
                                        Percentages."  Such amounts so allocated
                                        will be further  allocated  between  the
                                        Class A Certificateholders,  the Class B
                                        Certificateholders  and  the  Collateral
                                        Interest  Holder  based  on the  Class A
                                        Fixed  Allocation,  the  Class  B  Fixed
                                        Allocation  and  the  Collateral   Fixed
                                        Allocation,       respectively.      See
                                        "Description            of           the
                                        Certificates--Allocation Percentages."

Interest.......................         Interest is  required to be  distributed
                                        on May 15,  1997  and on the 15th day of
                                        each month thereafter,  or, if such 15th
                                        day is not a business  day,  on the next
                                        succeeding   business   day   (each,   a
                                        "Distribution Date"), in an amount equal
                                        to,   in  the   case  of  the   Class  A
                                        Certificates,  the sum of (v) the sum of
                                        (I),  the  product  of  (a)  the  London
                                        interbank  offered  quotations  rate for
                                        one-month  United States dollar deposits
                                        ("LIBOR"),   determined   as   described
                                        herein, plus % (the "Class A Certificate
                                        Rate")  (or % for the  Initial  Interest
                                        Period),  (b) the  lesser of the Class A
                                        Adjusted  Investor  Interest  as of  the
                                        preceding  Distribution Date (or, in the
                                        case of the first Distribution Date, the
                                        Class A Initial Investor Interest) after
                                        giving effect to all payments,  deposits
                                        and  withdrawals  on  such  Distribution
                                        Date,  and (c) the actual number of days
                                        in the related  Interest  Period divided
                                        by 360,  plus  (w) the  Class A  Covered
                                        Amounts for such Interest  Period,  plus
                                        (x)  the  product  of (a)  the  Class  A
                                        Excess Principal,  (b) the lesser of the
                                        Class A Certificate  Rate and %, and (c)
                                        the actual number of days in the related
                                        Interest  Period divided by 360 (clauses
                                        (v),  (w)  and  (x)  collectively,   the
                                        "Class A Monthly Interest"), plus (y) to
                                        the extent  permitted by applicable law,
                                        any  interest  accrued  on the  Class  A
                                        Certificates  (including interest on any
                                        overdue Class A Monthly Interest) during
                                        any prior  accrual  period which has not
                                        been   distributed   to  the   Class   A
                                        Certificateholders,  plus, to the extent
                                        that there is available  Excess  Spread,
                                        (z) an amount  equal to the  product  of
                                        (a) the  amount  by  which  the  Class A
                                        Certificate  Rate  exceeds  %,  (b)  the
                                        Class  A  Excess  Principal  and (c) the
                                        actual  number  of days  in the  related
                                        Interest  Period  divided  by  360  (the
                                        "Class A Excess Interest").  In the case
                                        of the  Class B  Certificates,  interest
                                        will be  distributed  in an amount equal
                                        to the  sum of (w)  the  product  of (a)
                                        LIBOR,  determined as described  herein,
                                        plus % (the "Class B Certificate  Rate";
                                        the  Class A  Certificate  Rate  and the
                                        Class  B   Certificate   Rate  are  each
                                        sometimes  referred  to as  an  "Offered
                                        Certificate Rate" and collectively,  the
                                        "Offered  Certificate  Rates") (or % for
                                        the Initial  Interest  Period),  (b) the
                                        lesser of the Class B Investor  Interest
                                        as of the  preceding  Distribution  Date
                                        (or,   in  the   case   of   the   first
                                        Distribution  Date,  the Class B Initial
                                        Investor  Interest)  after giving effect
                                        to   all    payments,    deposits    and
                                        withdrawals  on such  Distribution  Date
                                        and the Expected Class B Principal as of
                                        the preceding Distribution Date, and (c)
                                        the actual number of days in the related
                                        Interest Period divided by 360, plus (x)
                                        the  product  of (a) the  Class B Excess
                                        Principal, (b) the lesser of the Class B
                                        Certificate  Rate  and %,  and  (c)  the
                                        actual  number  of days  in the  related
                                        Interest    Period    divided   by   360
                                        (collectively,   the  "Class  B  Monthly
                                        Interest"),   plus  (y)  to  the  extent
                                        permitted   by   applicable   law,   any
                                        interest   accrued   on  the   Class   B
                                        Certificates  (including interest on any
                                        overdue Class B Monthly Interest) during
                                        any prior  accrual  period which has not
                                        been   distributed   to  the   Class   B
                                        Certificateholders,  plus, to the extent
                                        that there is available  Excess  Spread,
                                        (z) an amount  equal to the  product  of
                                        (a) the  amount  by  which  the  Class B
                                        Certificate  Rate  exceeds  %,  (b)  the
                                        Class  B  Excess  Principal  and (c) the
                                        actual  number  of days  in the  related
                                        Interest  Period  divided  by  360  (the
                                        "Class  B  Excess  Interest").  For  any
                                        Interest  Period  in which  the  Class A
                                        Certificate   Rate   or  the   Class   B
                                        Certificate  Rate,  as the  case may be,
                                        exceeds  the  Class  A Cap  Rate  or the
                                        Class  B  Cap  Rate,  respectively,  the
                                        portion of the Class A Monthly  Interest
                                        or  the   Class   B   Monthly   Interest
                                        attributable  to the amount by which the
                                        Class A Certificate  Rate or the Class B
                                        Certificate  Rate,  as the  case may be,
                                        exceeds  the  Class  A Cap  Rate  or the
                                        Class B Cap Rate, respectively,  will be
                                        funded from  payments  made  pursuant to
                                        the  Class A  Interest  Rate  Cap or the
                                        Class B Interest Rate Cap, respectively,
                                        and   from   Excess   Spread.   Interest
                                        distributable   on  May  15,  1997  will
                                        accrue  from and  including  the Closing
                                        Date to and  including May 14, 1997 (the
                                        "Initial Interest Period").

Revolving Period...............         No   principal   will  be   payable   to
                                        Certificateholders   until   the   [   ]
                                        Distribution    Date   or,    upon   the
                                        occurrence   of  a  Pay  Out   Event  as
                                        described herein, the first Distribution
                                        Date   with   respect   to   the   Rapid
                                        Amortization  Period.  For each  Monthly
                                        Period   during  the  period   from  and
                                        including  the Closing  Date,  up to and
                                        including  the day  prior  to the day on
                                        which the Controlled Accumulation Period
                                        or   the   Rapid   Amortization   Period
                                        commences  (the   "Revolving   Period"),
                                        Available Investor Principal Collections
                                        otherwise      allocable      to     the
                                        Certificateholders    will,   unless   a
                                        reduction  in  the  Required  Collateral
                                        Interest  has  occurred  and  subject to
                                        certain other limitations, be applied as
                                        Shared   Principal    Collections,    as
                                        described  below, and thereafter (to the
                                        extent  that  the  Transferor   Interest
                                        exceeds the Minimum Transferor Interest)
                                        be   paid   to   the   Holder   of   the
                                        Exchangeable  Transferor  Certificate to
                                        maintain  the  Investor  Interest at the
                                        Initial    Investor    Interest.     See
                                        "Description of the Certificates-Pay Out
                                        Events" for a  discussion  of the events
                                        which    might   lead   to   the   early
                                        termination of the Revolving Period.

Principal Payments; Controlled
Accumulation Period............         Unless a Pay Out Event has  occurred  or
                                        is  deemed  to  have   occurred  or  the
                                        Controlled    Accumulation   Period   is
                                        postponed as a result of the  conditions
                                        set  forth  under  "Description  of  the
                                        Certificates--      Postponement      of
                                        Controlled   Accumulation  Period,"  the
                                        controlled  accumulation  period for the
                                        Certificates       (the      "Controlled
                                        Accumulation  Period")  will commence at
                                        the close of business  on [______]  (the
                                        "Controlled   Accumulation  Date"),  and
                                        will  end on  the  earliest  of (a)  the
                                        commencement  of the Rapid  Amortization
                                        Period,  (b) the payment of the Investor
                                        Interest in full and (c) the termination
                                        of the Trust  pursuant to the Agreement.
                                        On   the   Business   Day    immediately
                                        preceding each  Distribution  Date (each
                                        such date, a "Transfer Date"), beginning
                                        with the  Transfer  Date  following  the
                                        Monthly  Period in which the  Controlled
                                        Accumulation Period commences, an amount
                                        equal to the least of (a) the  Available
                                        Investor   Principal   Collections  with
                                        respect to the related  Monthly  Period,
                                        (b)   the   sum   of   the    Controlled
                                        Accumulation   Amount  for  the  related
                                        Monthly  Period  and  the   Accumulation
                                        Shortfall,   if  any  (such   sum,   the
                                        "Controlled Deposit Amount") and (c) the
                                        Class A Adjusted  Investor  Interest  on
                                        such   Transfer   Date   (prior  to  any
                                        deposits on such date) will be deposited
                                        in a trust  account  established  by the
                                        Trustee    (the    "Principal    Funding
                                        Account") until the amount on deposit in
                                        the  Principal   Funding   Account  (the
                                        "Principal  Funding Account Balance") is
                                        equal to the Class A Investor  Interest.
                                        Amounts   deposited  in  the   Principal
                                        Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date.

                                        On  the   Transfer   Date   during   the
                                        Controlled      Accumulation      Period
                                        immediately  following the  Distribution
                                        Date  on  which  the  Class  A  Investor
                                        Interest  has  been  paid  in  full,  an
                                        amount  equal to the  lesser  of (a) the
                                        Available Investor Principal Collections
                                        for the related  Monthly  Period and (b)
                                        the Class B  Investor  Interest  will be
                                        deposited into the Distribution  Account
                                        for   distribution   to  the   Class   B
                                        Certificateholders   on  the   Class   B
                                        Scheduled  Payment  Date.  If,  for  any
                                        Monthly Period,  the Available  Investor
                                        Principal  Collections  for such Monthly
                                        Period exceed the applicable  Controlled
                                        Deposit Amount,  any such excess will be
                                        first  paid to the  Collateral  Interest
                                        Holder to the extent that the Collateral
                                        Interest exceeds the Required Collateral
                                        Interest (such excess,  the  "Collateral
                                        Interest  Surplus")  and then treated as
                                        Shared    Principal    Collections   and
                                        allocated to the holders of other Series
                                        of  certificates  issued and outstanding
                                        or,   subject  to  certain   limitations
                                        described herein (to the extent that the
                                        Transferor  Interest exceeds the Minimum
                                        Transferor Interest), paid to the holder
                                        of    the    Exchangeable     Transferor
                                        Certificate. If, for any Monthly Period,
                                        the   Available    Investor    Principal
                                        Collections  for such Monthly Period are
                                        less  than  the  applicable   Controlled
                                        Deposit  Amount,   the  amount  of  such
                                        deficiency   will   be  the   applicable
                                        "Accumulation    Shortfall"    for   the
                                        succeeding     Monthly    Period.    See
                                        "Description  of  the   Certificates  --
                                        Application of Collections."

                                        Unless a Pay Out Event has  occurred  or
                                        is deemed to have occurred, prior to the
                                        payment of the Class A Investor Interest
                                        in full,  all  funds on  deposit  in the
                                        Principal   Funding   Account   will  be
                                        invested   at  the   direction   of  the
                                        Servicer   by  the  Trustee  in  certain
                                        Permitted    Investments.     Investment
                                        earnings (net of  investment  losses and
                                        expenses)  on  funds on  deposit  in the
                                        Principal     Funding    Account    (the
                                        "Principal Funding Investment Proceeds")
                                        during   the   Controlled   Accumulation
                                        Period  will be used to pay  interest on
                                        the Class A Certificates up to an amount
                                        (the "Class A Covered Amount") equal to,
                                        for each Transfer  Date,  the product of
                                        (a) a fraction,  the  numerator of which
                                        is the  actual  number  of  days  in the
                                        related    Interest   Period   and   the
                                        denominator  of  which  is 360,  (b) the
                                        Class A Certificate  Rate in effect with
                                        respect to the related  Interest  Period
                                        and (c) the  Principal  Funding  Account
                                        Balance as of the preceding Distribution
                                        Date   after   giving   effect   to  all
                                        payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") will be paid, to the extent available, from the Reserve Account and, if necessary, from Excess Spread and Reallocated Principal Collections.

                                        Funds  on  deposit   in  the   Principal
                                        Funding Account will be available to pay
                                        the   Class  A   Certificateholders   in
                                        respect of the Class A Investor Interest
                                        on the Class A Scheduled  Payment  Date.
                                        If the  aggregate  principal  amount  of
                                        deposits made to the  Principal  Funding
                                        Account is insufficient to pay the Class
                                        A Investor Interest in full on the Class
                                        A  Scheduled  Payment  Date,  the  Rapid
                                        Amortization  Period  will  commence  as
                                        described   below.    Although   it   is
                                        anticipated  that during the  Controlled
                                        Accumulation Period prior to the payment
                                        of the  Class  A  Investor  Interest  in
                                        full,  funds  will be  deposited  in the
                                        Principal  Funding  Account in an amount
                                        equal  to  the   applicable   Controlled
                                        Deposit Amount on each Transfer Date and
                                        that   scheduled   principal   will   be
                                        available for  distribution to the Class
                                        A  Certificateholders  on  the  Class  A
                                        Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Considerations".

                                        On the Class B Scheduled  Payment  Date,
                                        provided   that  the  Class  A  Investor
                                        Interest  is paid in full on the Class A
                                        Scheduled  Payment  Date  and the  Rapid
                                        Amortization  Period has not  commenced,
                                        Available Investor Principal Collections
                                        will  be   used  to  pay  the   Class  B
                                        Certificateholders  in  respect  of  the
                                        Class B Investor  Interest as  described
                                        herein. If Available  Investor Principal
                                        Collections are  insufficient to pay the
                                        Class B Investor Interest in full on the
                                        Class  B  Scheduled  Payment  Date,  the
                                        Rapid Amortization  Period will commence
                                        as  described  below.   Although  it  is
                                        anticipated  that  scheduled   principal
                                        will be available  for  distribution  to
                                        the  Class B  Certificateholders  on the
                                        Class  B  Scheduled   Payment  Date,  no
                                        assurance  can be given in that  regard.
                                        See "Maturity Considerations".

                                        If a Pay Out  Event  occurs  during  the
                                        Controlled   Accumulation   Period,  the
                                        Rapid Amortization  Period will commence
                                        and  any   amounts  on  deposit  in  the
                                        Principal  Funding  Account will be paid
                                        to the Class A Certificateholders on the
                                        Distribution  Date following the Monthly
                                        Period in which  the Rapid  Amortization
                                        Period    commences.    See    "Maturity
                                        Considerations",   "Description  of  the
                                        Certificates Application of Collections" and "--Subordination of the Class B Certificates".

Principal Payments; Rapid
Amortization Period............         During the period  beginning  on the day
                                        on which a Pay Out  Event  occurs  or is
                                        deemed  to occur and  continuing  to and
                                        including the earlier of (a) the date on
                                        which  the  Investor  Interest  has been
                                        paid  in  full  and  (b)  the  Scheduled
                                        Series  1997-1   Termination  Date  (the
                                        "Rapid   Amortization    Period"),   the
                                        Principal  Allocation  along with Shared
                                        Principal Collections from other Series,
                                        if any, will be  distributed  monthly to
                                        the Class A Certificateholders until the
                                        Class  A  Investor  Interest  is paid in
                                        full and,  following the final principal
                                        payment      to     the      Class     A
                                        Certificateholders,   to  the   Class  B
                                        Certificateholders  until  the  Class  B
                                        Investor  Interest  is paid in full and,
                                        following the final principal payment to
                                        the Class B  Certificateholders,  to the
                                        Collateral  Interest  Holder  until  the
                                        Collateral  Interest is paid in full, on
                                        each  Distribution  Date  beginning with
                                        the  Distribution   Date  in  the  month
                                        following  the  Monthly  Period in which
                                        the Rapid Amortization Period commences.
                                        See "Description of the Certificates-Pay
                                        Out  Events"  for a  discussion  of  the
                                        events   which   might   lead   to   the
                                        commencement  of  a  Rapid  Amortization
                                        Period.

Final Payment of Principal and
Interest.......................         The final  distributions of interest and
                                        the  scheduled  payment of  principal on
                                        the Class A Certificates and the Class B
                                        Certificates,      respectively,     are
                                        scheduled   to  be   made  on  the  [  ]
                                        Distribution    Date   (the   "Class   A
                                        Scheduled  Payment  Date")  and  the [ ]
                                        Distribution    Date   (the   "Class   B
                                        Scheduled   Payment  Date";   "Scheduled
                                        Payment Date" shall refer to the Class B
                                        Scheduled  Payment Date and/or the Class
                                        A Scheduled Payment Date, as applicable)
                                        and will be made no  later  than the [ ]
                                        Distribution Date (the "Scheduled Series
                                        1997-1  Termination  Date").  After  the
                                        Scheduled   Series  1997-1   Termination
                                        Date,   neither   the   Trust   nor  the
                                        Transferor   will   have   any   further
                                        obligation to pay principal or interest on the Certificates.

Exchanges......................         The Agreement  authorizes the Trustee to
                                        issue two types of certificates: (i) one
                                        or   more    Series   of    certificates
                                        transferable      and     having     the
                                        characteristics described below and (ii)
                                        the Exchangeable Transferor Certificate,
                                        a certificate  evidencing the Transferor
                                        Interest,  currently  held by  PSFC  and
                                        transferable  only  as  provided  in the
                                        Agreement.  The Agreement  also provides
                                        that,   pursuant  to  any  one  or  more
                                        supplements  to the Agreement  (each,  a
                                        "Supplement"),   the   Holder   of   the
                                        Exchangeable  Transferor Certificate may
                                        tender   the   Exchangeable   Transferor
                                        Certificate  (a  "Transferor  Exchange")
                                        or,   if   provided   in  the   relevant
                                        Supplement,  the Transferor may transfer
                                        certificates  representing any Series of
                                        certificates   and  the  Holder  of  the
                                        Exchangeable  Transferor Certificate may
                                        transfer  the  Exchangeable   Transferor
                                        Certificate (an "Investor Exchange"), to
                                        the Trustee in exchange  for one or more
                                        new Series  and a reissued  Exchangeable
                                        Transferor   Certificate   (any   tender
                                        pursuant to a Transferor  Exchange or an
                                        Investor  Exchange  being referred to as
                                        an   "Exchange").   The  Series   1997-1
                                        Supplement  permits an Investor Exchange
                                        with     respect    to    the    Offered
                                        Certificates.  See  "Description  of the
                                        Certificates--Exchanges".  At all times,
                                        however,  the interest in the  Principal
                                        Receivables in the Trust  represented by
                                        the  Transferor  Interest  must equal or
                                        exceed the Minimum  Transferor  Interest
                                        (as defined below). Under the Agreement,
                                        the    Supplement    executed   by   the
                                        Transferor  and the Trust in conjunction
                                        with  an  Exchange  will  define,   with
                                        respect  to any  Series,  the  Principal
                                        Terms of the Series.  The Transferor and
                                        the    Holder   of   the    Exchangeable
                                        Transferor  Certificate  may  offer  any
                                        Series to the public or other  investors
                                        under a prospectus  or other  disclosure
                                        document (a  "Disclosure  Document")  in
                                        transactions either registered under the
                                        Securities    Act   or    exempt    from
                                        registration  thereunder,   directly  or
                                        through the  Underwriters or one or more
                                        other  underwriters or placement agents,
                                        in    fixed-price    offerings   or   in
                                        negotiated  transactions  or  otherwise.
                                        The  Transferor  and the  Holder  of the
                                        Exchangeable  Transferor Certificate may
                                        offer,  from  time to  time,  additional
                                        Series   issued   by  the   Trust.   See
                                        "Description   of   the   Certificates--
                                        Exchanges".

                                        Under the  Agreement  and  pursuant to a
                                        Supplement,  an Exchange  may occur only
                                        upon  delivery  to  the  Trustee  of the
                                        following:  (i) a Supplement  specifying
                                        the Principal Terms of such Series, (ii)
                                        an opinion of counsel to the effect that
                                        the  certificates  of such Series  under
                                        existing  law will be  characterized  as
                                        indebtedness   for  Federal  income  tax
                                        purposes  and that the  issuance of such
                                        Series  will  not  materially  adversely
                                        affect    the    Federal    income   tax
                                        characterization   of  any   outstanding
                                        Series, (iii) if required by the related
                                        Supplement,  the  form  of  Enhancement,
                                        (iv) if  Enhancement  is required by the
                                        Supplement,  an appropriate  Enhancement
                                        instrument  or  agreement,  (v)  written
                                        confirmation from the Rating Agency that
                                        the  Exchange  will not  result  in such
                                        Rating  Agency  reducing or  withdrawing
                                        its  rating  on  any  then   outstanding
                                        Series   rated  by  it,   and  (vi)  the
                                        existing     Exchangeable     Transferor
                                        Certificate  and,  if  applicable,   the
                                        certificates representing the Series to be exchanged.

                                        The    Holder   of   the    Exchangeable
                                        Transferor   Certificate  also  has  the
                                        right,  upon  Transferor   consent,   to
                                        transfer  the  Exchangeable   Transferor
                                        Certificate, and the Transferor also has
                                        the  right to sell,  transfer  or pledge
                                        the  Accounts,   provided  that  certain
                                        requirements  contained in the Agreement
                                        are satisfied and that the Rating Agency
                                        has confirmed  that such sale,  transfer
                                        or  pledge   will  not   result  in  the
                                        reduction  or  withdrawal  of  its  then
                                        existing rating of the Certificates. See
                                        "Description  of the  Certificates--Sale
                                        of  Accounts"  and  "--Certain   Matters
                                        Regarding   the   Transferor   and   the
                                        Servicer".

Receivables....................         The  Receivables  arise in Accounts that
                                        have  been  selected  from  the VISA and
                                        MasterCard credit card accounts owned by
                                        the   Transferor   based   on   criteria
                                        provided  in the  Agreement  as  applied
                                        with  respect to each  Account  upon its
                                        inclusion  in the  portfolio  and on the
                                        date  of the  inclusion  of the  related
                                        Receivables    in   the    Trust.    The
                                        Receivables  consist of amounts  charged
                                        by cardholder for goods and services and
                                        cash    advances     (the     "Principal
                                        Receivables")  plus the related periodic
                                        finance  charges billed to the Accounts,
                                        amounts   billed  to  the   Accounts  in
                                        respect of annual  membership fees, cash
                                        advance fees, late fees,  returned check
                                        fees,  overlimit  fees,  the premiums of
                                        any  insurance  covering a  cardholder's
                                        account      balances,       Recoveries,
                                        Interchange  and investment  earnings on
                                        the     Excess      Funding      Account
                                        (collectively,   the   "Finance   Charge
                                        Receivables"). Proceeds from the sale of
                                        all or a portion of an Interest Rate Cap
                                        will   also   be   treated   under   the
                                        Supplement     as     Finance     Charge
                                        Collections,  allocable  to the  related
                                        class  of   Offered   Certificates.   In
                                        addition,  if the  Transferor  exercises
                                        the Discount  Option in accordance  with
                                        the   terms   and   conditions   of  the
                                        Agreement,   an  amount   equal  to  the
                                        product of the Discount  Percentage  and
                                        the  amount of  Receivables  arising  in
                                        designated  Accounts  on and  after  the
                                        date  such  option  is  exercised   that
                                        otherwise would be Principal Receivables
                                        will  be  treated   as  Finance   Charge
                                        Receivables.  See  "Description  of  the
                                        Certificates--Discount          Option".
                                        "Accounts"  means  VISA  and  MasterCard
                                        credit card accounts  identified as part
                                        of   the   accounts    underlying    the
                                        Receivables in the Trust Portfolio as of
                                        [  ],  (the  "Series   Cut-Off   Date"),
                                        together   with   Automatic   Additional
                                        Accounts  arising  on or  prior  to  the
                                        Series   Cut-Off  Date  and   Additional
                                        Accounts  conveyed  on or  prior to [ ],
                                        but  does  not   include   any   Removed
                                        Accounts.   "Recoveries"  means  amounts
                                        received  with  respect  to  charged-off
                                        credit  card  receivables  of  the  Bank
                                        Portfolio  allocable  to the Trust.  The
                                        aggregate  amount of  Receivables in the
                                        Accounts as of the Series  Cut-Off  Date
                                        was approximately $ . The Finance Charge
                                        Receivables  will not  affect the amount
                                        of the Investor Interest  represented by
                                        the  Certificates  or the  amount of the
                                        Transferor    Interest,     which    are
                                        determined on the basis of the amount of the Principal Receivables in the Trust.

                                        During  the term of the  Trust,  all new
                                        Receivables arising in the Accounts will
                                        be  automatically  transferred  (without
                                        further action by the Transferor) to the
                                        Trust  by  the  Transferor.   The  total
                                        amount of  Receivables in the Trust will
                                        fluctuate  from day to day,  because the
                                        amount of new Receivables arising in the
                                        Accounts  and  the  amount  of  payments
                                        collected   on   existing    Receivables
                                        usually  differ  each day.  Because  the
                                        Transferor   Interest   represents   the
                                        interest in the Principal Receivables in
                                        the   Trust  not   represented   by  the
                                        Certificates,  the certificates of other
                                        Series or any other undivided  interests
                                        in  the   Trust,   the   amount  of  the
                                        Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust. See "The Receivables".

Addition and Removal
of Accounts....................         Pursuant   to   the    Agreement,    the
                                        Transferor   has   (subject  to  certain
                                        limitations and  conditions)  designated
                                        and   may   in  the   future   designate
                                        additional  eligible consumer  revolving
                                        credit   accounts   or   categories   of
                                        eligible   consumer   revolving   credit
                                        accounts   satisfying  certain  criteria
                                        specified   in   the   Agreement    (the
                                        "Automatic Additional Accounts") and has
                                        conveyed or will convey (as  applicable)
                                        to the Trust all of the  Receivables  in
                                        such   Automatic   Additional   Accounts
                                        whether   such   Receivables   are  then
                                        existing  or  thereafter  created.   See
                                        "Description            of           the
                                        Certificates--Addition   of   Accounts".
                                        Additionally, pursuant to the Agreement,
                                        the Transferor has the right (subject to
                                        certain limitations and conditions) and,
                                        in some circumstances,  is obligated, to
                                        designate  additional  eligible consumer
                                        revolving credit accounts to be included
                                        as Accounts (the "Additional  Accounts")
                                        and to  convey  to the  Trust all of the
                                        Receivables in the  Additional  Accounts
                                        whether   such   Receivables   are  then
                                        existing  or  thereafter  created.   The
                                        Transferor     previously     designated
                                        Additional Accounts to be included as Accounts on July 9, 1993, October 4,
                                        1994,  July 14, 1995,  May 1, 1996,  and
                                        October 1, 1996.

                                        Automatic    Additional   Accounts   and
                                        Additional   Accounts  will  consist  of
                                        certain of the Transferor's  VISA credit
                                        card accounts and MasterCard credit card
                                        accounts   constituting,   respectively,
                                        Eligible Automatic  Additional  Accounts
                                        and  Eligible  Additional  Accounts  and
                                        satisfying  certain other criteria,  and
                                        arising in  Accounts  designated  by the
                                        Transferor from time to time.  Automatic
                                        Additional   Accounts   and   Additional
                                        Accounts   may,   subject   to   certain
                                        conditions,  also include  certain other
                                        consumer revolving credit accounts.  See
                                        "Description            of           the
                                        Certificates--Addition of Accounts".

                                        Further,  pursuant to the Agreement, the
                                        Transferor  has the  right  (subject  to
                                        certain  limitations  and conditions) to
                                        remove   the   Receivables   related  to
                                        certain   Accounts   designated  by  the
                                        Transferor  from the Trust (the "Removed
                                        Accounts")  and accept the conveyance of
                                        all  the   Receivables  in  the  Removed
                                        Accounts, whether such Receivables are then existing or thereafter created.

Denomination...................         The Offered Certificates will be offered
                                        for purchase in minimum denominations of $1,000 and integral multiples thereof.

Registration of Offered
Certificates...................         The Offered  Certificates will initially
                                        be    represented    by     certificates
                                        registered  in the name of Cede,  as the
                                        nominee of DTC.  No Offered  Certificate
                                        Owner  will be  entitled  to  receive  a
                                        definitive certificate representing such
                                        person's  interest,  except in the event
                                        that Definitive Certificates (as defined
                                        herein)  are  issued  under the  limited
                                        circumstances   described  herein.   See
                                        "Description            of           the
                                        Certificates--Definitive Certificates".

Clearance and Settlement.......         Offered  Certificate Owners may elect to
                                        hold their certificates  through DTC (in
                                        the United States) or Cedel or Euroclear
                                        (in Europe),  each of which in turn hold
                                        through  DTC.  Transfers  within  DTC or
                                        Cedel or Euroclear,  as the case may be,
                                        will  be  made in  accordance  with  the
                                        usual rules and operating  procedures of
                                        the  relevant   system.   Cross-  market
                                        transfers    between   persons   holding
                                        directly  or  indirectly  through DTC in
                                        the United States,  on the one hand, and
                                        counterparties   holding   directly   or
                                        indirectly  through  Cedel or Euroclear,
                                        on the other,  will be  effected  in DTC
                                        through  the  relevant  Depositaries  of
                                        Cedel or Euroclear.  See "Description of
                                        the             Certificates--Book-Entry
                                        Registration" and Annex II.

Servicer.......................         The   Servicer  is  People's   Bank,   a
                                        Connecticut   chartered   stock  savings
                                        bank. In certain limited  circumstances,
                                        People's  Bank may  resign or be removed
                                        as Servicer,  in which event the Trustee
                                        or  a  third  party   servicer   may  be
                                        appointed    as    successor    servicer
                                        (People's  Bank,  and any such successor
                                        servicer  acting in such  capacity,  are
                                        referred  to herein as the  "Servicer").
                                        The  Servicer is  permitted  to delegate
                                        certain of its duties as servicer  under
                                        the Agreement to any of its  affiliates,
                                        but any such delegation will not relieve
                                        the   Servicer   of   its    obligations
                                        thereunder.

Collections....................         The    Servicer    will    deposit   all
                                        Collections  in an  account  established
                                        for  such   purpose   (the   "Collection
                                        Account").  All amounts deposited in the
                                        Collection  Account will be allocated in
                                        the manner provided in the Agreement, as
                                        supplemented   by  the   Series   1997-1
                                        Supplement, and the Supplements relating
                                        to any  past or  future  Series,  by the
                                        Servicer between  Principal  Collections
                                        and Finance Charge  Collections.  If the
                                        Discount  Option  is  exercised  by  the
                                        Transferor,   certain  Collections  that
                                        would  otherwise  be   characterized  as
                                        Principal  Collections  will  instead be
                                        treated as Finance  Charge  Collections.
                                        See       "Description       of      the
                                        Certificates--Discount    Option".    In
                                        addition,  pursuant to the Series 1997-1
                                        Supplement,  proceeds  from  any sale of
                                        the  Class A  Interest  Rate  Cap or the
                                        Class  B  Interest   Rate  Cap  will  be
                                        allocated as Finance Charge  Collections
                                        to  the   related   class   of   Offered
                                        Certificates. All such amounts will then
                                        be  allocated  in  accordance  with  the
                                        respective      interests     of     the
                                        Certificateholders,                  the
                                        certificateholders  of any other  Series
                                        and  the  Holder  of  the   Exchangeable
                                        Transferor  Certificate in the Principal
                                        Receivables  and in the  Finance  Charge
                                        Receivables    in   the    Trust.    See
                                        "Description            of           the
                                        Certificates--Allocation Percentages".

Subordination of the Class B
Certificates and the
Collateral Interest............         The Class B  Investor  Interest  and the
                                        Collateral Interest will be subordinated
                                        as   described   herein  to  the  extent
                                        necessary to fund certain  payments with
                                        respect to the Class A Certificates  and
                                        the  Class A  Monthly  Servicing  Fee as
                                        described  herein.   In  addition,   the
                                        Collateral Interest will be subordinated
                                        as   described   herein  to  the  extent
                                        necessary to fund certain  payments with
                                        respect to the Class B Certificates  and
                                        the Class B Monthly  Servicing  Fee.  If
                                        the  Collateral  Interest  is reduced to
                                        zero,  the  Class  B  Certificateholders
                                        will bear  directly the credit and other
                                        risks  associated with their interest in
                                        the  Trust.  If  the  Class  B  Investor
                                        Interest and the Collateral Interest are
                                        reduced    to   zero,    the   Class   A
                                        Certificateholders  will  bear  directly
                                        the  credit and other  risks  associated
                                        with their interest in the Trust. To the
                                        extent the Class B Investor  Interest is
                                        thereby   reduced,   the  percentage  of
                                        Finance Charge Collections  allocated to
                                        the   Class  B   Certificateholders   in
                                        subsequent   Monthly   Periods  will  be
                                        reduced.  Such reductions of the Class B
                                        Investor  Interest  will  thereafter  be
                                        reimbursed  and  the  Class  B  Investor
                                        Interest  increased on each Distribution
                                        Date by the  amount,  if any,  of Excess
                                        Spread  and any  Shared  Finance  Charge
                                        Collections  from other Series available
                                        for that  purpose for such  Distribution
                                        Date. Moreover, to the extent the amount
                                        of  such   reduction   in  the  Class  B
                                        Investor Interest is not reimbursed, the
                                        amount of principal distributable to the
                                        Class  B   Certificateholders   will  be
                                        reduced.     See     "Description     of
                                        Certificates--Subordination of the Class
                                        B Certificates"  and  "--Application  of
                                        Collections".

Application of Funds...........         If Finance Charge Collections  allocable
                                        to the Class A Investor Interest for any
                                        Monthly   Period   plus,    during   the
                                        Controlled      Accumulation     Period,
                                        Principal  Funding  Investment  Proceeds
                                        and amounts,  if any, withdrawn from the
                                        Reserve  Account  with  respect  to such
                                        Monthly Period,  are insufficient  (such
                                        insufficiency   being   the   "Class   A
                                        Required  Amount")  to pay (i)  interest
                                        accrued on the Class A Certificates with
                                        respect to the related Distribution Date
                                        in an amount equal to the sum of (a) the
                                        Class A Monthly Cap Rate Interest due on
                                        the  related  Distribution  Date and any
                                        overdue   Class  A   Monthly   Cap  Rate
                                        Interest,  and (b) the  Class A  Covered
                                        Amount for the related  Interest Period,
                                        (ii) the Class A Monthly  Servicing  Fee
                                        for the related  Interest Period and any
                                        overdue Class A Monthly  Servicing Fees,
                                        (iii)  the  Class  A  Investor   Default
                                        Amount for such Monthly Period, and (iv)
                                        unreimbursed     Class    A     Investor
                                        Charge-Offs  (the  aggregate  of clauses
                                        (i) through  (iv),  the "Class A Payment
                                        Amount"),  then first, Excess Spread, if
                                        any,  from  Finance  Charge  Collections
                                        allocable  to the  Class B  Certificates
                                        and  the  Collateral  Interest  will  be
                                        allocated to the Class A Certificates up
                                        to the  Class  A  Required  Amount,  and
                                        second,     Shared     Finance    Charge
                                        Collections,  if any,  allocable  to the
                                        Certificates  will be  allocated  to the
                                        Class A Certificates up to the remaining
                                        Class A Required  Amount.  If the sum of
                                        such  Excess  Spread and Shared  Finance
                                        Charge  Collections  is  less  than  the
                                        Class A Required Amount for such Monthly
                                        Period, Reallocated Collateral Principal
                                        Collections  and,  if the  foregoing  is
                                        insufficient,    Reallocated   Class   B
                                        Principal  Collections  with  respect to
                                        the related Monthly Period, will be used
                                        to fund the  remaining  Class A Required
                                        Amount. The Collateral  Interest will be
                                        reduced  by the  amount  of  Reallocated
                                        Collateral  Principal   Collections  and
                                        Reallocated     Class    B     Principal
                                        Collections  used  to fund  the  Class A
                                        Required   Amount,   and  the   Class  B
                                        Investor Interest will be reduced by the
                                        amount of Reallocated  Class B Principal
                                        Collections  in excess of the Collateral
                                        Interest   (after   giving   effect   to
                                        reductions for any  Collateral  Interest
                                        Charge-Offs    and    any    Reallocated
                                        Collateral Principal Collections as of the related Distribution Date) used to fund the Class A Required Amount.

                                        If, on the  related  Distribution  Date,
                                        Reallocated  Principal  Collections  are
                                        insufficient to fund the remaining Class
                                        A  Required   Amount  for  such  Monthly
                                        Period,  then  the  Collateral  Interest
                                        (after giving  effect to reductions  for
                                        any Collateral Interest  Charge-Offs and
                                        Reallocated  Principal Collections as of
                                        such Distribution  Date) will be reduced
                                        by the  amount of such  deficiency  (but
                                        not by more  than the  Class A  Investor
                                        Default  Amount for the related  Monthly
                                        Period).   In  the   event   that   such
                                        reduction  would  cause  the  Collateral
                                        Interest  to be a negative  number,  the
                                        Collateral  Interest  will be reduced to
                                        zero, and the Class B Investor  Interest
                                        (after giving  effect to reductions  for
                                        any Class B Investor Charge-Offs and any
                                        Reallocated     Class    B     Principal
                                        Collections  as  of  such   Distribution
                                        Date)  will be  reduced by the amount by
                                        which the Collateral Interest would have
                                        been  reduced  below zero.  In the event
                                        that  such  reduction  would  cause  the
                                        Class  B  Investor   Interest  to  be  a
                                        negative  number,  the Class B  Investor
                                        Interest will be reduced to zero and the
                                        Class  A  Investor   Interest   will  be
                                        reduced by the amount by which the Class
                                        B Investor Interest would have been reduced below zero (such reduction, a "Class A Investor Charge-Off").

                                        If Finance Charge Collections  allocable
                                        to the Class B Investor Interest for any
                                        Monthly  Period are  insufficient  (such
                                        insufficiency   being   the   "Class   B
                                        Required  Amount")  to pay (i)  interest
                                        accrued on the Class B Certificates with
                                        respect to the related Distribution Date
                                        in  an  amount  equal  to  the  Class  B
                                        Monthly  Cap  Rate  Interest  due on the
                                        related   Distribution   Date   and  any
                                        overdue   Class  B   Monthly   Cap  Rate
                                        Interest,   (ii)  the  Class  B  Monthly
                                        Servicing  Fee for the related  Interest
                                        Period and any  overdue  Class B Monthly
                                        Servicing   Fees,   (iii)  the  Class  B
                                        Investor Default Amount for such Monthly
                                        Period,  and (iv)  unreimbursed  Class B
                                        Investor  Charge-Offs  (the aggregate of
                                        clauses (i) through  (iv),  the "Class B
                                        Payment  Amount"),  then  first,  Excess
                                        Spread,  if  any,  from  Finance  Charge
                                        Collections  allocable  to the  Class  A
                                        Certificates    and    the    Collateral
                                        Interest,  to the extent not required to
                                        pay the Class A Required Amount for such
                                        Monthly Period, will be allocated to the
                                        Class B  Certificates  up to the Class B
                                        Required  Amount,  and  second,   Shared
                                        Finance  Charge  Collections,   if  any,
                                        allocable  to the  Certificates  and not
                                        required  to pay the  Class  A  Required
                                        Amount for such  Monthly  Period will be
                                        allocated to the Class B Certificates up
                                        to  the   remaining   Class  B  Required
                                        Amount. If the sum of such Excess Spread
                                        and   such   Shared    Finance    Charge
                                        Collections is  insufficient to fund the
                                        Class B Required Amount for such Monthly
                                        Period, Reallocated Collateral Principal
                                        Collections   for  the  related  Monthly
                                        Period and not required to fund the Class A Required Amount will be used to fund the remaining Class B Required Amount.

                                        If, on the  related  Distribution  Date,
                                        Reallocated     Collateral     Principal
                                        Collections  not  required  to fund  the
                                        Class A Required Amount are insufficient
                                        to fund the  remaining  Class B Required
                                        Amount for such Monthly Period, then the
                                        Collateral Interest (after giving effect
                                        to   reductions   for   any   Collateral
                                        Interest    Charge-Offs,     Reallocated
                                        Principal     Collections     and    any
                                        adjustments made thereto for the benefit
                                        of the Class A Certificateholders)  will
                                        be   reduced   by  the  amount  of  such
                                        deficiency  (but  not by more  than  the
                                        Class B Investor Default Amount for such
                                        Monthly Period).  In the event that such
                                        reduction  would  cause  the  Collateral
                                        Interest  to be a negative  number,  the
                                        Collateral  Interest  will be reduced to
                                        zero, and the Class B Investor  Interest
                                        will be  reduced  by the amount by which
                                        the Collateral  Interest would have been
                                        reduced  below zero (such  reduction,  a
                                        "Class B Investor  Charge-Off").  In the
                                        event  of a  reduction  of the  Class  A
                                        Investor Interest,  the Class B Investor
                                        Interest or the Collateral Interest, the
                                        amount   of   principal   and   interest
                                        available to fund  payments with respect
                                        to the Class A Certificates, the Class B
                                        Certificates and the Collateral Interest
                                        will be decreased.  See  "Description of
                                        the  Certificates--Reallocation  of Cash
                                        Flows"  and  "--Defaulted   Receivables;
                                        Adjustments and Fraudulent Charges".

                                        Finance Charge Collections  allocable to
                                        the Collateral  Interest for any Monthly
                                        Period   will  be  applied  to  pay  the
                                        Collateral  Interest  Monthly  Servicing
                                        Fee with respect to such Monthly  Period
                                        and any  accrued  and unpaid  Collateral
                                        Interest  Monthly   Servicing  Fee  with
                                        respect to prior  Monthly  Periods,  and
                                        any  such   remaining   Finance   Charge
                                        Collections  will be  applied  as Excess
                                        Spread.

                                        With  respect  to the  related  Transfer
                                        Date, Excess Spread not required to fund
                                        the  Class  A  Required  Amount  and the
                                        Class B Required Amount, if any, will be
                                        applied as specified in  "Description of
                                        the      Certificates--Allocation     of
                                        Funds--Payment  of  Fees,  Interest  and
                                        Other Items".


Required Collateral
Interest.......................         The "Required  Collateral Interest" with
                                        respect to any  Transfer  Date means (a)
                                        initially,    the   Initial   Collateral
                                        Interest  and (b) on any  Transfer  Date
                                        thereafter,  an amount  equal to [ ]% of
                                        the Adjusted  Investor  Interest on such
                                        Transfer Date, after taking into account
                                        deposits  into  the  Principal   Funding
                                        Account  on such  Transfer  Date and all
                                        payments  to  be  made  on  the  related
                                        Distribution  Date  and all  adjustments
                                        made on such Transfer Date, but not less
                                        than $[ ]; provided,  however,  that (1)
                                        if certain  reductions in the Collateral
                                        Interest  occur  or if a Pay  Out  Event
                                        occurs, the Required Collateral Interest
                                        for such  Transfer  Date shall equal the
                                        Required  Collateral  Interest  for  the
                                        Transfer Date immediately  preceding the
                                        occurrence of such  reduction or Pay Out
                                        Event;   (2)  in  no  event   shall  the
                                        Required  Collateral Interest exceed the
                                        unpaid  principal  amount of the Offered
                                        Certificates  as of the  last day of the
                                        Monthly  Period  preceding such Transfer
                                        Date,  less cash  held in the  Principal
                                        Funding  Account  as  of  such  Transfer
                                        Date, after taking into account payments
                                        to be made on the  related  Distribution
                                        Date;  and (3) the  Required  Collateral
                                        Interest may be reduced at any time to a
                                        lesser amount upon written  confirmation
                                        from  the   Rating   Agency   that  such
                                        reduction  will not result in the Rating
                                        Agency   reducing  or  withdrawing   its
                                        rating  on any then  outstanding  Series
                                        rated  by it.  See  "Description  of the
                                        Certificates--Required        Collateral
                                        Interest".

                                        If on any Transfer  Date, the Collateral
                                        Interest  has been  reduced to an amount
                                        less   than  the   Required   Collateral
                                        Interest,  Excess Spread,  to the extent
                                        available,  will be used to increase the
                                        Collateral  Interest  to the  extent  of
                                        such shortfall.  See "Description of the
                                        Certificates--Allocation              of
                                        Funds--Excess Spread."

Interest Rate
Cap............................         On the Closing  Date,  the Trustee  will
                                        enter into the Class A Interest Rate Cap
                                        and the Class B  Interest  Rate Cap with
                                        the  Interest  Rate Cap Provider for the
                                        exclusive   benefit   of  the   Class  A
                                        Certificateholders   and  the   Class  B
                                        Certificateholders,   respectively.   On
                                        each  Transfer  Date  that  the  Class A
                                        Certificate   Rate   or  the   Class   B
                                        Certificate   Rate   for   the   related
                                        Interest  Period exceeds the Class A Cap
                                        Rate   or   the   Class   B  Cap   Rate,
                                        respectively,   the  Interest  Rate  Cap
                                        Provider  will  make  a  payment  to the
                                        Trustee,  on behalf of the Trust,  based
                                        on the  amount  of such  excess  and the
                                        notional   amount   of  the   applicable
                                        Interest  Rate Cap. The Class A Notional
                                        Amount  will  at  all  times  equal  the
                                        amount   of   the   Expected   Class   A
                                        Principal,  and  the  Class  B  Notional
                                        Amount  will  at  all  times  equal  the
                                        amount   of   the   Expected   Class   B
                                        Principal. The Class A Interest Rate Cap
                                        and the Class B  Interest  Rate Cap will
                                        terminate   on   the   day   immediately
                                        following the Class A Scheduled  Payment
                                        Date and the Class B  Scheduled  Payment
                                        Date, respectively;  provided,  however,
                                        that the Class A  Interest  Rate Cap and
                                        the Class B  Interest  Rate Cap may each
                                        be  terminated at an earlier date if the
                                        Trustee  has   obtained  a   Replacement
                                        Interest Rate Cap or entered into a Qualified Substitute Arrangement with respect thereto.

Shared Collections.............         In  any   Monthly   Period   during  the
                                        Revolving Period,  Principal Collections
                                        otherwise allocable to the Certificates,
                                        to the extent not required to be paid to
                                        the   Collateral   Interest   Holder  in
                                        respect of the  excess,  if any,  of the
                                        Collateral  Interest  over the  Required
                                        Collateral  Interest,  will be available
                                        to cover  principal  payments  due to or
                                        for     the      benefit      of     the
                                        certificateholders  of other Series.  In
                                        addition,   if  in  any  Monthly  Period
                                        during   the   Controlled   Accumulation
                                        Period  the   Principal   Allocation  is
                                        greater  than the sum of the  Controlled
                                        Deposit  Amount for the class of Offered
                                        Certificates    entitled    to   receive
                                        principal  payments  during such Monthly
                                        Period   and  the   Collateral   Monthly
                                        Principal,  such  excess  will  also  be
                                        available  to cover  principal  payments
                                        due   to   or   for   the   benefit   of
                                        certificateholders  of other  Series and
                                        holders of other undivided  interests in
                                        the  Trust   issued   pursuant   to  the
                                        Agreement     and     the     applicable
                                        Supplements.  Such Principal Collections
                                        applied to the  payment of  certificates
                                        of  other   Series  and  to  such  other
                                        interests   in  the  Trust  are   herein
                                        referred   to   as   "Shared   Principal
                                        Collections".  Any such  application  of
                                        Shared  Principal  Collections  to other
                                        Series will not result in a reduction in
                                        the Investor Interest of this Series. In
                                        addition,  amounts  designated as Shared
                                        Principal  Collections  pursuant  to the
                                        Supplement  for any other  Series may be
                                        applied to cover principal  payments due
                                        to   or   for   the   benefit   of   the
                                        Certificateholders. See "Description of the Certificates--Allocation of Funds".

                                        In any  Monthly  Period,  the  amount of
                                        Excess    Spread     available     after
                                        application  to the first fourteen items
                                        listed  in  the  sixth  paragraph  under
                                        "Application   of  Funds"   above  (such
                                        amount   constituting   "Shared  Finance
                                        Charge  Collections") will be applied to
                                        cover any  shortfalls  with  respect  to
                                        certain  amounts  payable  from  Finance
                                        Charge  Collections   allocable  to  any
                                        other   Series   or   other    undivided
                                        interests in the Trust then outstanding.
                                        In  addition,   amounts   designated  as
                                        Shared   Finance   Charge    Collections
                                        pursuant to the Supplement for any other
                                        Series may be  applied to cover  certain
                                        payments  due to be made out of  Finance
                                        Charge      Collections      to      the
                                        Certificateholders,     including    the
                                        reimbursement of reductions in the Class
                                        B   Investor    Interest    arising   in
                                        connection with the payment of the Class
                                        A Required Amount and the  reimbursement
                                        of reductions in the Collateral Interest
                                        arising in  connection  with the payment
                                        of the Class A  Required  Amount and the
                                        Class    B    Required    Amount.    See
                                        "Description            of           the
                                        Certificates--Allocation of Funds".

                                        Shared  Finance Charge  Collections  and
                                        Shared  Principal  Collections  will  be
                                        applied to any Series  (and any  related
                                        undivided  interests  in the Trust) then
                                        outstanding  pro  rata,  based  upon the
                                        amount  of   shortfall,   if  any,  with
                                        respect   to  such   Series   (and  such
                                        interests).


Repurchase.....................         The Investor Interest will be subject to
                                        optional  purchase by the  Transferor on
                                        any  Distribution   Date  on  which  the
                                        Investor   Interest  is  reduced  to  an
                                        amount  less  than or equal to 5% of the
                                        Initial Investor  Interest (after giving
                                        effect  to all  payments  to be  made on
                                        such date),  if certain  conditions  set
                                        forth  in the  Agreement  are  met.  The
                                        Investor  Interest  will be  subject  to
                                        mandatory  purchase by the Transferor on
                                        the   Distribution    Date   immediately
                                        preceding  the  Scheduled  Series 1997-1
                                        Termination   Date   if   the   Investor
                                        Interest  is reduced  to an amount  less
                                        than  or  equal  to  5% of  the  Initial
                                        Investor Interest, if certain conditions
                                        set forth in the  Agreement are met. The
                                        mandatory  purchase  requirement  is  in
                                        addition  to any  other  provisions  and
                                        remedies  provided by the  Agreement and
                                        will not serve to  relieve  any party of
                                        obligations  it may  otherwise  have  or
                                        waive  any  remedy  that  is   otherwise
                                        provided.  The purchase price will equal
                                        the  Investor   Interest,   accrued  and
                                        unpaid interest on the  Certificates and
                                        all other  amounts  owing under the Loan
                                        Agreement   among   the   Trustee,   the
                                        Transferor,   the   Servicer   and   the
                                        Collateral  Interest  Holder  (the "Loan
                                        Agreement")   through   the   last   day
                                        preceding the Distribution Date on which
                                        the purchase occurs. See "Description of
                                        the   Certificates--Final   Payment   of
                                        Principal; Termination of the Trust".

Tax Status.....................         Special tax  counsel to the  Transferor,
                                        Mayer,  Brown & Platt, is of the opinion
                                        that  under  existing  law  the  Offered
                                        Certificates  will be  characterized  as
                                        indebtedness   for  federal  income  tax
                                        purposes.   Under  the  Agreement,   the
                                        Transferor,    the    Holder    of   the
                                        Exchangeable  Transferor Certificate and
                                        the  Offered   Certificate  Owners  will
                                        agree to treat the Certificates as debt for tax purposes. See "Certain Federal
                                        Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations...........         Under   regulations    issued   by   the
                                        Department of Labor,  the Trust's assets
                                        would not be deemed "plan  assets" of an
                                        employee   benefit   plan   holding  the
                                        Offered  Certificates  of any  class  if
                                        certain  conditions  are met,  including
                                        that the  Offered  Certificates  of such
                                        class  be held by at least  100  persons
                                        independent  of the  Transferor and each
                                        other  upon  completion  of  the  public
                                        offering being made hereby.  The Class A
                                        Underwriters  will not sell the  Class A
                                        Certificates  to employee  benefit plans
                                        unless  they  believe  that the  Class A
                                        Certificates  will be  held by at  least
                                        100 persons upon the  completion of this
                                        offering.   The  Transferor  anticipates
                                        that  the   other   conditions   of  the
                                        regulations  will  be met.  The  Class B
                                        Certificates  may not be  acquired  with
                                        the assets of any employee benefit plan.
                                        If the Trust's  assets were deemed to be
                                        "plan  assets" of such a plan,  there is
                                        uncertainty   as  to  whether   existing
                                        exemptions    from    the    "prohibited
                                        transaction"   rules  of  the   Employee
                                        Retirement  Income Security Act of 1974,
                                        as amended ("ERISA"), would apply to all
                                        transactions   involving   the   Trust's
                                        assets.   Regardless   of  whether   the
                                        Trust's  assets are deemed to constitute
                                        "plan  assets",   an  employee   benefit
                                        plan's purchase of Offered  Certificates
                                        may,  in the  absence  of an  exemption,
                                        constitute a prohibited  transaction  if
                                        any of the Transferor, the Servicer, the
                                        Holder  of the  Exchangeable  Transferor
                                        Certificate,    the   Trustee   or   the
                                        Underwriters is a party in interest with
                                        respect  to  that   plan.   Accordingly,
                                        employee  benefit  plans   contemplating
                                        purchasing   the  Offered   Certificates
                                        should   consult  their  counsel  before
                                        making a purchase. See "Certain Employee
                                        Benefit Plan Considerations".

Class A Certificate Rating.....         It is a condition to the issuance of the
                                        Class A  Certificates  that the  Class A
                                        Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency.

Class B Certificate Rating.....         It is a condition to the issuance of the
                                        Class B  Certificates  that the  Class B
                                        Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency.


Listing........................         Application  will be  made  to list  the
                                        Class A  Certificates  on the Luxembourg
                                        Stock Exchange.

                                  RISK FACTORS

        Limited  Liquidity.  There  is  currently  no  market  for  the  Offered
Certificates. The Underwriters intend to make a market in the Offered Certificates but are not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificateholders with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

        Certain Legal Aspects. While the Transferor transferred interests in the Receivables to the Trust, a court could treat such transaction as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, a tax or government lien on property of the Transferor where notice of such lien has been filed before Receivables are transferred to the Trust may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Transferor, certain administrative expenses of the conservator, receiver or the State of Connecticut Department of Banking may have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables".

        To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, and certain other conditions are satisfied including that such security interest was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for the Transferor, and, therefore, in such circumstances, payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for the Transferor. The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). While a Policy Statement of the Resolution Trust Company (the "RTC") indicates that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation, which, with respect to the Certificates, depending upon circumstances existing on the date of repudiation, could be an amount less than the outstanding principal plus interest accrued to the date of repudiation. The FDIC has not adopted a policy statement on payment of interest on collateralized borrowings of banks. If the conservator or receiver for the Transferor were to assert that such security interest should not be enforceable or should be subject to avoidance or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

        If a conservator or receiver were appointed for the Transferor, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and, unless holders of more than 50% of the investor interest of each Series of certificates issued and outstanding (or with respect to any Series with two or more classes, more than 50% of each class) instruct otherwise, the Trustee would sell the portion of the Receivables allocable to each Series that did not vote to disapprove of the sale of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust and a loss to certificateholders of each such Series (including the Certificateholders) if the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay certificateholders of such Series in full. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver would have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the servicing obligations of the
Transferor.  In  addition,  in the event of a Servicer  Default  relating to the
insolvency   of  the   Servicer,   if  no  Servicer   Default  other  than  such
conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership".

        Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws imposing requirements on the making, enforcement and collection of consumer loans. The United States Congress ("Congress") and the states may enact laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. During recent years, federal legislative proposals have attempted to limit the maximum annual percentage rate that issuers may assess on credit card accounts. If such legislation were enacted and imposed containing an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is likely that the Portfolio Yield (averaged over a period of three consecutive Monthly Periods) would be reduced to a rate below the Base Rate for the last of such Monthly Periods and therefore a Pay Out Event would occur with respect to the Certificates. See "Description of the Certificates--Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated imposing additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

        Pursuant to the Agreement, the Transferor covenants to accept reassignment of each Receivable not complying in all material respects with all requirements of applicable law as of the time of its creation if, as a result of such noncompliance, the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or unavailable. The Transferor makes certain other representations and warranties relating to the validity and enforceability of the Receivables. The Trustee has not, however, and it is not anticipated that it will, make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Transferor will be obligated to accept reassignment of the Investor Interest in the Receivables affected thereby. See "Description of the Certificate--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

        Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are insufficient funds available to reimburse such losses. See "Description of the Certificates--Defaulted Receivables; Adjustments and Fraudulent Charges".

        Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As new card issuers enter the market and issuers seek to expand their shares of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and Visa organizations do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. People's Bank has traditionally competed as a low fixed-rate provider of credit card services targeting highly credit-worthy customers who carry balances on their credit cards. The growth of People's Bank's credit card portfolio is largely due to customers who, attracted by People's Bank's low rates, have transferred balances from competing credit card issuers, as well as due to higher balances from purchases and cash advances. The Transferor is participating in such competition through direct marketing programs, average annual percentage rates and monthly minimum payment rates the Transferor believes compare favorably to rates and fees charged by certain of the Transferor's competitors and operating efficiencies which permit it to maintain a favorable cost structure. If cardholder choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which event the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events".

        Payments and Maturity. The Receivables may be paid at any time, and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. The minimum monthly payment currently required on the Accounts generally approximates 3% of the statement balances (as of specific dates), plus past due amounts. A portion of the Receivables volume is a result of convenience use by obligors who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon. A significant decrease in the cardholder monthly payment rate or minimum required payment could slow the accumulation of principal during the Controlled Accumulation Period or delay the payment of principal on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date or during the Rapid Amortization Period, and such delay of the accumulation of principal or payment of principal, as the case may be, could adversely affect the ability of investors to reinvest profitably. See "--Ability to Change Terms of the Receivables", "Maturity Considerations" and "The Credit Card Business of People's Bank--Underwriting Procedures".

        Social, Technological and Economic Factors. Changes in card usage and payment pattern by cardholder may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes to financing purchases with debt. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. Technological factors include new methods of payment, such as debit cards. As a consequence of some of these factors, the credit card industry has in recent months experienced generally increased levels of losses and delinquencies. The loss and delinquency experience of the Trust Portfolio has reflected that trend.

        While the Trust Portfolio is a geographically diverse portfolio, the largest concentration of accounts giving rise to the Receivables included in the Trust Portfolio are in Connecticut. The concentration of such accounts in Connecticut is currently approximately 16%. See "The Receivables". The loss and delinquency experience in Connecticut is currently more favorable than the experience of the Transferor's overall portfolio of accounts as a whole. Connecticut's economy has historically been highly dependent on the aerospace defense industries, and, to a lesser extent, the insurance industry. Overall job growth in Connecticut continues to lag behind the national average due to defense budget cutbacks adversely affecting the defense industry and structural changes in the financial services industry. During the past several years, Connecticut has been adversely impacted by employment losses more severe than those of the United States as a whole. Connecticut residents continue, however, to have among the highest per capita income in the United States. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future credit card usage or payment patterns.

        Effect of Subordination of the Class B Certificates. The Class B Certificates are subordinated in right of payment of principal to payments of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the principal payment with respect to the Class A Certificates has been made as described herein. In addition, the Class B Investor Interest is subject to reduction if the Class A Required Amount for any Monthly Period is not funded from Collections allocable to the Class A Investor Interest, from payments under the Class A Interest Rate Cap, from Excess Spread, from Shared Finance Charge Collections from other Series allocable to the Certificates or from Reallocated Collateral Principal Collections and if the Collateral Interest has been reduced to zero. If the Class B Investor Interest suffers such a reduction, the portion of Finance Charge Collections allocable to the Class B Certificateholders in future Monthly Periods will be reduced and principal and interest payments on the Class B Certificates may be delayed or reduced. See "Description of the Certificates--Subordination of the Class B Certificates". Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread and Shared Finance Charge Collections from other Series available for that purpose for such Distribution Date.

        Further, in the event of a sale of the Receivables due to an Insolvency Event, the portion of the net proceeds of such sale allocable to pay principal of the Certificateholders' interest in such Receivables will first be used to pay principal amounts due to the Class A Certificateholders and will then be used to pay amounts due to the Class B Certificateholders, thereby causing a loss to Class B Certificateholders if such remaining portion is insufficient to pay the Class B Certificateholders in full. See "Description of the Certificates--Principal Payments" and "--Pay Out Events". If the Class B Investor Interest is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

        Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Transferor has not transferred, and will not transfer, the Accounts to the Trust. Only the Receivables arising in the Accounts have been and will be so transferred. As owner of the Accounts, the Transferor has the right (to the extent provided in the applicable credit card agreements and the Agreement) to determine the monthly periodic finance charge and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charges, annual membership fees, cash advance fees or Interchange could decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period. Under the Agreement, the Transferor has agreed that, except as otherwise required by law or as is deemed by the Transferor to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Transferor will not (i) reduce the annual percentage rate which determines the monthly periodic finance charges assessed on the Receivables or other fees on the accounts, if as a result of such reduction, its reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average base rates of all Series or (ii) unless required by law, reduce such periodic finance charge if its reasonable expectation is that the Portfolio Yield would be less than the highest certificate rate for any Series then issued and outstanding. Such changes may include the reduction or waiver of annual membership fees in connection with the Transferor's marketing effort. The term "Base Rate" with respect to the Certificates generally means, with respect to any Monthly Period, the weighted average of (x) the lesser of the Class A Certificate Rate and Class A Cap Rate, (y) the lesser of the Class B Certificate Rate and the Class B Cap Rate, and (z) the Collateral Rate (weighted based on the Class A Investor

Interest, the Class B Investor Interest and the Collateral Interest, respectively, as of the last day of the preceding Monthly Period) plus the product of the Servicing Fee Rate and a fraction the numerator of which is the Adjusted Investor Interest and the denominator of which is the Investor Interest. The term "Portfolio Yield" means generally, with respect to the Certificates and any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Finance Charge Receivables allocable to the Investor Interest billed during such Monthly Period after subtracting the Investor Default Amounts for such Monthly Period (but in no event greater than the aggregate amount of Collections for such Monthly
Period), Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and deposited into the Finance Charge Account and allocable to the Certificates for such Monthly Period, and the denominator of which is the Investor Interest as of the last day of the preceding Monthly Period. In addition, the Transferor has agreed that, upon the occurrence of the Pay Out Event described in clause (iv) of "Description of the Certificates--Pay Out Events" (relating to the average of the Portfolio Yield for any three consecutive Monthly Periods being less than the Base Rate), the Transferor will not, unless required by law, reduce the annual percentage rate determining the monthly periodic finance charges on the Accounts to a rate resulting in the weighted average of the base rates for all Series. The Transferor has also agreed not to change the terms of the Accounts, unless (i) if the Transferor has a comparable segment of credit card accounts, the change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics owned by it and (ii) if the Transferor does not own such a comparable segment, any such change is not made with the intent to benefit the Transferor materially over the Certificateholders. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. While the Transferor has no current intention of decreasing the monthly periodic finance charges on the overall Trust Portfolio, there can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions changing this or other Account terms.

        Master Trust Considerations. The Trust, as a master trust, will issue the Certificates, has issued five prior Series of certificates, one of which has been paid in full, and may issue additional Series of certificates in the future. See "Annex I: Prior Series Issued and Outstanding". While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions  creating  different  or  additional  security or other  Enhancement, provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits; the Series 1997-1 Supplement will not permit the subordination of Series 1997-1 to any other Series) or other Series to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series that either (x) the Rating Agency delivers written confirmation to the Trustee that such issuance or Exchange will not result in the Rating Agency reducing or withdrawing its rating on any outstanding Series or (y) if at the time of the issuance or Exchange there is no outstanding Series currently rated by a Rating Agency, a nationally recognized investment banking firm or commercial bank deliver a certificate to the Trustee to the effect that the issuance or Exchange will not have an adverse effect on the timing or distribution of payments to such other Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or that a change in the character of the Trust Portfolio, through, for instance, the addition of Receivables arising from Accounts and Receivables arising from Additional Accounts, might not have an impact on the timing and amount of payments received by a Certificateholder, including as a result of the refixing of the Investor Percentage with respect to the allocation of the Principal Receivables. See "Description of the Certificates--Exchanges" and "--Allocation Percentages".

        Control. Subject to certain exceptions, the certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate investor interest of all Series or of the investor interest of each Series will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, the interests of the Holders of the Certificates may not be aligned with the interests of the holders of certificates of such other Series. Thus, even if the requisite majority of Certificateholders votes to take or direct such action, the certificateholders of such other Series may control whether or not such action occurs.

        Certificate Ratings. It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated in the highest generic rating category by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated in one of the three highest generic rating categories by at least one nationally recognized rating agency. As used herein, the term "Rating Agency" with respect to the Certificates, and with respect to any other Series, means the rating agency or agencies from whom ratings have been solicited as specified in the Supplement with respect to such Series. The ratings address the likelihood of full payment of principal and interest of the Certificates by the Scheduled Series 1997-1 Termination Date. The ratings are based primarily on the quality of the Receivables, the credit support provided by the Collateral Interest, the Interest Rate Caps and, with respect to the rating of the Class A Certificates, the terms of the Class B Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agency if in its judgment circumstances so warrant. The ratings do not address the possibility of the occurrence of a Pay Out Event, and they do not address the likelihood of any payment in respect of either Class A Excess Interest or Class B Excess Interest.

        Limited Credit Enhancement. Although credit enhancement with respect to the Offered Certificates will be provided by (i) the Collateral Interest and
(ii) with respect to the Class A Certificates, the subordination of the Class B Certificates, the Collateral Interest and the Class B Investor Interest are limited and will be reduced by certain claims made that are not paid from Finance Charge Collections allocated to the Certificates and are not reimbursed from Excess Spread or Shared Finance Charge Collections. If Finance Charge Collections allocated to the Investor Interest, Excess Spread, Shared Finance Charge Collections allocated to the Certificates, and Reallocated Principal Collections are not sufficient to cover the Class A Investor Default Amount and the Class B Investor Default Amount in any Monthly Period and if the Collateral Interest has been reduced to zero, the Investor Interest will be reduced (unless it is otherwise reimbursed) resulting in a reduction of the amount of Collections allocable to Certificateholders in future Monthly Periods and in a reduction of the aggregate principal amount returned to the Certificateholders. If the Collateral Interest and, with respect to the Class A Certificates, the Class B Investor Interest are reduced to zero, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Adjustments and Fraudulent Charges".

        Reductions of the Collateral Interest and the Class B Investor Interest will be reimbursed by Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amounts. Certain factors, such as lowering the finance charges (including late fees and membership charges) on outstanding Receivables balances and increased convenience use by obligors, who pay their entire monthly statement balance on or prior to its due date and do not incur finance charges thereon, may lower the amount of Finance Charge Receivables generated as well as Collections in respect thereof, and may thereby reduce the Excess Spread and Shared Finance Charge Collections available to replenish the credit enhancement. See "Description of the Certificates--Allocation of Funds". Finally, a slowing in payment rates on the Receivables could extend the final Distribution Date for the Class A Certificates and Class B Certificates beyond the Scheduled Payment Date for each such class. See "--Payment and Maturity". The Collateral Interest and the Class B Investor Interest may only be utilized to cover Required Amounts on and prior to the Scheduled Series 1997-1 Termination Date and will not be available otherwise to pay the remaining principal on the Certificates at any time.

        Book-Entry Registration. The Offered Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Offered Certificate Owners or their nominees. Because of this, unless and until
Definitive Certificates are issued, Offered Certificate Owners will not be recognized by the Trustee as Offered Certificateholders, as that term is used in the Agreement. Hence, until such time, Offered Certificate Owners will only be able to exercise the rights of Offered Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates".

        Reports to Certificateholders. Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede, as nominee for DTC and the registered holder of the Offered Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be sent by the Servicer or the Trustee to the Offered Certificate Owners. See "Description of the
Certificates--Book- Entry Registration", "--Definitive Certificates", and "--Reports to Certificateholders".

        Effect of Reduced Rate of Principal Payments on Interest Rate Cap Coverage. The Class A Notional Amount and the Class B Notional Amount will amortize according to the expected accumulation and amortization schedules, respectively, of the Class A Certificates and Class B Certificates, based upon equal payments of the Controlled Accumulation Amount being paid monthly for four months, commencing on the [ ] Transfer Date, and the Class B Controlled Amortization Amount being paid in the fifth month following the Controlled Accumulation Date. If the rate of accumulation of the Class A Certificates or the rate of amortization of the Class B Certificates occurs at a rate that is slower than such expected rate, the amount of any Class A Excess Principal or Class B Excess Principal will not have the benefit of the Interest Rate Caps. In addition, the Certificates will not include the right to receive any interest on Excess Principal in excess of the Class A Cap Rate or the Class B Cap Rate, as applicable. While distributions may be made in respect of the Class A Excess Interest or the Class B Excess Interest, such distributions are not addressed in the ratings assigned by the Rating Agencies.




                                    THE TRUST

        The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. Prior to its formation, the Trust did not have any assets or obligations. The Trust has not and will not engage in any activity, other than as described herein. The Trust will exist only for the transactions described herein, including the receipt of the Receivables and holding such Receivables, the issuance of the Exchangeable Transferor Certificate, the issuance of certificates of other, previously-issued Series, the issuance of the Certificates and other undivided interests representing additional Series and related activities (including, with respect to any Series, receiving any Enhancement and entering into the Enhancement agreement relating thereto) and making payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.


                    THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

General

        People's Bank began its credit card program in 1985 by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, People's Bank expanded the program nationally. The Nilson Report ranked People's Bank the 26th largest VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard") credit card issuer in the United States as of September 30, 1996 on the basis of outstanding balances.

        People's Bank further expanded its credit card operations in 1996 by establishing a limited branch in the United Kingdom, which had generated credit card receivables of $49.5 million at December 31, 1996.

        The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA and certain MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts, and include finance charges and fees billed to the Accounts. The Accounts were generated under the VISA or MasterCard associations of which People's Bank is a member.

        People's Bank services all of its accounts and receivables at its facilities located in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services, Inc., of Columbus, Georgia ("Total System"), which operations include statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. If Total System were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholder could occur, and the replacement of such services provided to People's Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

        The entire portfolio of People's Bank VISA and MasterCard credit card accounts (the "Bank Portfolio"), of which the accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard and business accounts) and standard accounts (i.e., VISA Classic and standard MasterCard). The accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. Effective with the May 1, 1996 addition of Additional Accounts, the Trust Portfolio includes both standard and premium accounts. As of December 31, 1996, 4.98% of the accounts in the Bank Portfolio were premium accounts and 95.02% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in the Bank Portfolio, was 5.33% and 94.67%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

        The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholder use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholder may also use convenience checks allowing cardholder to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time. Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

        In addition, cardholder have been able to purchase insurance covering their account balances since March 1985. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

        Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

        The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

        Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

Account Origination

        The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank; (ii) applicant-initiated requests; (iii) applications mailed to customers of People's Bank and customers of certain agent banks for which People's Bank acts as a sponsor with VISA and/or MasterCard pursuant to People's Bank's Agent Bank Account program (the "Agent Bank Accounts"); and (iv) affinity marketing programs which are originated by People's Bank by soliciting prospective cardholder from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ("Affinity Program Accounts"). In addition to these account origination methods, People's Bank originates certain co-brand accounts and solicits accounts from students and alumni of local Connecticut universities. People's Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "Underwriting Procedures", and the performance by the cardholder of such accounts is generally comparable to the remaining Bank Portfolio of accounts.

        The largest percentage of all national accounts are originated through targeted, prescreened direct-mail requests and a significant number of accounts are originated through applicant-initiated requests. People's Bank's strategy of offering a low interest rate credit card to highly creditworthy customers has received significant attention by national consumer groups, consumer focused publications and financial journals. These sources frequently publish information regarding People's Bank's credit card products, including People's Bank's toll free customer service telephone number. Prospective applicants contact People's Bank using the toll free telephone number and request an application, which they then complete and return to People's Bank, or complete an application over the telephone.

Underwriting Procedures

        All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

        Applications and prescreened direct mail candidates are evaluated by utilizing a credit scoring system, which was installed in July 1992. New scoring models for prescreened and nonprescreened business were also installed in 1996. Prior to such installation, People's Bank's credit card accounts were underwritten completely judgmentally. Since July 1992, the judgmental underwriting has been used to evaluate only those who score above a preset level. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and are periodically updated to reflect more current statistical data. Based on statistical analysis, People's Bank established a policy, as of August 1, 1994, that certain accounts receiving high credit scores may be automatically approved without judgmental review.

        In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Credit Card Services then mail solicitations to those qualifying individuals on the list. Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholder based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two years after issuance. People's Bank generally reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.

Billing and Payments

        The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and monthly periodic charges.

        For purposes of administrative convenience, the VISA and MasterCard credit card accounts of People's Bank are currently grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a "Billing Cycle"). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See "The Receivables". The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See "The Receivables".

        Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of (i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment will be equal to the amount of such remaining balance.

        The monthly periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that monthly periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. With certain exceptions, the current fixed annual percentage rate for purchases is 13.9%; however, periodically People's Bank will offer introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is 19.8%. For a break-down of the yield from finance charges and fees billed, see the table titled "Revenue Experience Representative Portfolio" included under "Receivable Yield Considerations".

        People's Bank may, at its option, reduce the minimum payment requirements and monthly periodic finance charges described above for the accounts of cardholder who are members of Consumer Credit Counseling Services, an organization which assists financially troubled cardholder with outstanding credit card balances to devise a repayment program. Such repayment program generally involves reducing the minimum monthly payment and/or reducing the finance charges assessed. People's Bank may, but is not obligated to, accept such repayment program.

        People's Bank generally assesses a non-refundable annual membership fee of $25 for standard accounts, $30 for business accounts and $40 for premium accounts. In response to market trends commencing in 1995, People's Bank originated a proportionately larger amount of credit card accounts that did not require payment of an annual membership fee. In addition, People's Bank may waive the annual membership fee, or a portion thereof, in connection with certain solicitations, affinity programs and in certain other cases. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $20, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee equal to 2% of the amount of each cash advance (minimum $3; maximum $25) applied per transaction at ATMs, People's Bank or any other bank; (iii) an overlimit fee, generally in the amount of $20; and (iv) a returned check fee, generally in the amount of $20. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholder. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholder 15 days prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement.

        Payments on People's Bank accounts are generally applied, in the following order, to: finance charges, promotional balance transfers, the balance of cash advances previously billed, the balance of new cash advances, convenience checks, the balance of purchases previously billed, and the balance of new purchases.

        There can be no assurance that periodic finance charges, fees, and other charges imposed by People's Bank will remain at current levels in the future, or that the order of application of payments made on People's Bank's accounts will remain as described above. See "Risk Factors--Consumer Protection Laws".

        Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent are sent a notice on the billing statement and telephone calls to the accountholder begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

        Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, at 61 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies of People's Bank, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholder to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or "reaging") accounts where cardholder make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes its ability to collect on the account will be enhanced by such arrangements.

        The current policy of People's Bank is to charge-off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances at any time after the 210th through the 240th day of delinquency. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholder. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.

Loss and Delinquency Experience

        The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the "Representative Portfolio") set forth in the Agreement as applied on each date listed in the tables below. The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholder to pay may be different from those which prevailed during the periods reflected below.

                                 Loss Experience
                            Representative Portfolio
                             (Dollars in Thousands)


                                           Year Ended December 31,

                                          1996          1995             1994
                                         ------        ------            -----
Average Receivables
  Outstanding(1)....................  $2,108,835     $1,649,780      $1,182,028
Gross Charge-Offs(2)(3).............      99,533         56,101          27,858
Recoveries..........................       8,327          5,175           3,875
Net Charge-Offs(3)..................      91,206         50,926          23,982
Net Charge-Offs as Percentage
of Average Receivables
Outstanding(3)......................        4.32%          3.09%           2.03%

-----------------------------

(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Gross Charge-Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.

(3) The amounts of charge-offs include the principal and interest portion of charged off receivables.


                             Delinquency Experience
                            Representative Portfolio
                             (Dollars in Thousands)


                                                As of December 31,
                                 --------------------------------------------------
                                 1996                   1995                  1994
                                 ------                 ------                -----

Number of Days Delinquent
Delinquent(1)              Amount   Percentage     Amount    Percentage  Amount  Percentage

31 to 60 days...........  $30,477      1.40%      $23,227      1.27%    $13,888     0.92%

61 to 90 days...........   19,514      0.90        13,292      0.73       7,476     0.50

91 to 120 days..........   15,216      0.70        11,397      0.62       5,178     0.34

121 to 150 days.........   12,650      0.58         9,032      0.49       4,069     0.27

151 to 180 days.........    9,808      0.45         7,384      0.40       3,124     0.21

181 days or greater.....   14,665      0.68        10,613      0.58       4,498     0.30
                           ------      ----        ------      ----       -----     ----

  Total(2).............. $102,330      4.71%      $74,945      4.09%    $38,233     2.54%
                         ========      ====       =======      ====     =======     ====

-----------------------------

(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.

(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

        [The rise in delinquencies and charge-offs as a percentage of the Representative Portfolio in 1995 and in 1996 are the result of a variety of factors. Among them are: (i) the reduction in the rate of growth in the Receivables in the Representative Portfolio in calendar year 1995 as compared to the rate of growth in the Receivables in the Representative Portfolio that occurred in 1994 (the rate of delinquency on new accounts typically being below the rate of delinquency on seasoned accounts); (ii) general economic conditions in the United States and particularly the nationwide rise in consumer loan delinquencies and the rise in personal bankruptcy filings; and (iii) the creation and inclusion in the Representative Portfolio of a new product group that generated higher revenues and higher losses. This new product group represented approximately $119 million of receivables as of March 31, 1996. People's Bank will not add additional receivables of this type to the Trust without rating agency approval.

        To the extent that average receivables outstanding do not continue to rise at the same rate as they did in 1994, and to the extent that the rate of account seasoning does not remain the same, there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.]

        People's Bank believes that conformity with its underwriting procedures (see "--Underwriting Procedures") will keep the loss and delinquency experience within historical norms.

Interchange

        Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately [0.90% to 2.18%] of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ("Interchange"). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificateholders and calculating the Portfolio Yield.


                                 THE RECEIVABLES

        The Receivables conveyed to the Trust arise in Accounts from the Bank Portfolio of VISA and MasterCard credit card accounts satisfying eligibility criteria set forth in the Agreement (the "Trust Portfolio"). Such criteria do not create a selection adverse to the Certificateholders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See "Description of the Certificates--Addition of Accounts". Automatic Additional Accounts will consist of certain of the Transferor's VISA and MasterCard credit card accounts, constituting Eligible Automatic Additional Accounts and satisfying certain other criteria, and arising in Accounts designated by the Transferor from time to time. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall have received notice from each Rating Agency that such designation will not result in a downgrading or withdrawal of its rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the "Minimum Transferor Interest") of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the Minimum Aggregate Principal Receivables. The term "Aggregate Principal Receivables" means in the case of any date of determination, the sum of (i) the aggregate amount of Principal Receivables and
(ii) the amount on deposit in the Excess Funding Account (exclusive of the amount of any investment earnings thereon), in each case, as of the end of the last day of the Monthly Period immediately preceding such date of determination. The "Minimum Aggregate Principal Receivables" required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See "Description of the Certificates--Addition of Accounts". Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then existing or thereafter created. See "Description of Certificates--Removal of Accounts". Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same credit card accounts designated as Accounts by the Transferor plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will (or will be deemed to) represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties".

        Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that may be up to 240 days contractually delinquent. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust. The Receivables in the Accounts are the unsecured obligations of the cardholder.

        The Receivables in the Trust Portfolio as of the Series Cut-Off Date totalled approximately $2,174,315,242. The Accounts had, as of the December 1996 Monthly Period, an average outstanding balance of $1,611 and an average credit limit of $5,393. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 29.87%, and the weighted average age of the Accounts was approximately 35.11 months. As of the December 1996 Monthly Period, cardholder whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 States and the District of Columbia.

        The following tables summarize the Trust Portfolio's balance and account characteristics of the accounts giving rise to the Receivables as of the close of the December 1996 Monthly Period for each of the Accounts. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the December 1996 Monthly Period.


                                Composition by Account Balance
                                        Trust Portfolio


                                                                                   Percentage
                                           Percentage of                             of Total
                              Number of    Total Number                            Receivables
Account Balance Range          Accounts     of Accounts     Receivables Balance      Balance
---------------------          --------     -----------     -------------------    -----------
Credit Balance............      23,608           1.75%    $    (2,338,352.86)         (0.11)%
Zero Balance..............     475,463          35.22                   0.00            0.00
$0.01-$500.00.............     167,263          12.39          32,059,607.74            1.47
$500.01-$1,000.00.........      91,524           6.78          68,320,030.42            3.14
$1,000.01-$3,000.00.......     268,079          19.86         529,653,872.47           24.36
$3,000.01-$5,000.00.......     211,931          15.70         833,181,636.29           38.33
$5,000.01-$10,000.00......     109,623           8.12         685,282,359.98           31.52
Over $10,000.00...........       2,376           0.18          28,156,087.62          1.29
                            ----------        -------     ------------------         -------
  Total...................   1,349,867         100.00%     $2,174,315,241.66          100.00%
                            ==========         ======     ==================         =======



                           Composition by Credit Limit
                                 Trust Portfolio
                                   Percentage

                                           Percentage of                            of Total
                              Number of    Total Number                            Receivables
Credit Limit Range             Accounts     of Accounts     Receivables Balance      Balance
------------------             --------     -----------     -------------------    -----------
$0.01-$1,000.00...........      50,587           3.75%     $   13,688,605.73            0.63%
$1,000.01-$2,000.00.......      71,932           5.33          48,383,538.53            2.23
$2,000.01-$3,000.00.......     107,004           7.93         109,217,851.22            5.02
$3,000.01-$4,000.00.......     136,363          10.10         179,441,762.88            8.25
$4,000.01-$5,000.00.......     239,347          17.73         398,642,835.14           18.33
$5,000.01-$10,000.00......     708,821          52.51       1,339,793,850.85           61.62
Over $10,000.00...........      35,813           2.65          85,146,797.31            3.92
                             ---------         ------      -----------------          ------
  Total...................   1,349,867         100.00%     $2,174,315,241.66          100.00%
                             =========         ======      =================          ======

                      Composition by Period of Delinquency
                                 Trust Portfolio


Period of Delinquency                                                              Percentage
(Days Contractually                        Percentage of                            of Total
Delinquent)                   Number of    Total Number                            Receivables
---------------------          Accounts     of Accounts     Receivables Balance      Balance
                               --------     -----------     -------------------    -----------

Current...................   1,275,987          94.53%    $ 1,949,023,112.04           89.64%
1-30 Days.................      42,790           3.17         122,962,270.13            5.66
31-60 Days................      10,135           0.75          30,476,975.96            1.40
61 or More Days...........      20,955           1.55          71,852,883.53            3.30
                             ---------         ------      -----------------         -------
  Total...................   1,349,867         100.00%     $2,174,315,241.66          100.00%
                             =========         ======      =================         =======




                                  Composition by Account Age
                                        Trust Portfolio

                                                                                   Percentage
                                           Percentage of                            of Total
Account Age                   Number of    Total Number                            Receivables
-----------                    Accounts     of Accounts     Receivables Balance      Balance
                               --------     -----------     -------------------    -----------
0 to 6 Months.............      45,803           3.39%    $    63,392,957.57            2.92%
Over 6 to 12 Months.......     327,238          24.24         544,151,092.93           25.03
Over 12 to 24 Months......     267,556          19.82         437,364,327.14           20.12
Over 24 to 48 Months......     434,418          32.19         706,012,719.12           32.46
Over 48 Months............     274,852          20.36         423,394,144.90           19.47
                           -----------        -------      -----------------          ------
  Total...................   1,349,867         100.00%     $2,174,315,241.66          100.00%
                           ===========        =======      =================          ======

                                    Geographic Distribution
                                        Trust Portfolio
                                                                                   Percentage
                                           Percentage of                            of Total
                              Number of    Total Number                            Receivables
                               Accounts     of Accounts     Receivables Balance      Balance
                               --------     -----------     -------------------    -----------
Connecticut..............      183,740          13.61%     $  296,649,899.00           13.64%
California...............      116,838           8.66         198,723,670.00            9.14
Texas....................       89,538           6.63         159,653,397.00            7.34
New York.................       82,290           6.10         127,462,691.00            5.86
Florida..................       64,544           4.78          98,684,037.00            4.54
Ohio.....................       52,145           3.86          87,740,627.00            4.04
Illinois.................       54,665           4.05          84,291,064.00            3.88
Pennsylvania.............       55,184           4.09          80,535,374.00            3.70
Michigan.................       42,812           3.17          70,401,804.00            3.24
New Jersey...............       43,697           3.24          66,685,250.00            3.07
Other(1).................      564,414          41.81         903,487,428.66           41.55
                           -----------        -------     ------------------          ------
  Total..................  $ 1,349,867         100.00%     $2,174,315,241.66          100.00%
                           ===========        =======      =================          ======


(1) States with less than 3.07% of the Percentage of Total Receivables Balance.

                                              21

[People's Bank to Update as Necessary] The largest concentration of Accounts giving rise to Receivables in the Trust Portfolio is in Connecticut. Connecticut's economy has historically been highly dependent on the defense industry, which recently has been adversely affected by cutbacks in federal spending. During the past several years, Connecticut has been adversely impacted by employment losses more severe in Connecticut than in the United States as a whole. See "Risk Factors--Social, Technological and Economic Factors".


                             MATURITY CONSIDERATIONS

        The Agreement provides that the Class A Certificateholders and the Class B Certificateholders will not receive principal payments until the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders,
(e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement, (f) the Trust becoming subject to regulation as an "investment company" by the Commission within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the Portfolio Yield averaged for any three consecutive Monthly Periods to a rate which is less than the Base Rate, (h) the failure to pay each class of Offered Certificates in full on or prior to its applicable Scheduled Payment Date or (i) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See "Description of the Certificates--Pay Out Events".

        Controlled Accumulation Period. On each Transfer Date beginning with the Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences, an amount equal to the least of (a) the Available Investor Principal Collections with respect to the related Monthly Period, (b) the "Controlled Deposit Amount", which is equal to the sum of the Controlled
Accumulation  Amount  for  the  related  Monthly  Period  and  the  Accumulation
Shortfall, if any, for such Monthly Period, and (c) the Class A Adjusted Investor Interest on such Transfer Date will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. Amounts deposited in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date. On the Transfer Date during the Controlled Accumulation Period immediately following the Distribution Date on which the Class A Investor Interest has been paid in full, an amount equal to the lesser of (a) the Available Investor Principal Collections for the related Monthly Period and (b) the Class B Investor Interest will be deposited into the Distribution Account for distribution to the Class B Certificateholders on the Class B Scheduled Payment Date. If, for any Monthly Period prior to the payment in full of the Class A Investor Interest and the Class B Investor Interest, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates issued and outstanding or, subject to certain limitations described herein (to the extent that the Transferor Interest exceeds the Minimum Transferor Interest), paid to the holder of the Exchangeable Transferor Certificate. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, the remaining Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earliest of the date the Collateral Interest has been paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust.

        Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date. Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest in full on the Class B Scheduled Payment Date. Although it is anticipated that Available Investor Principal Collections with respect to each Monthly Period during the Controlled Accumulation Period will be available on the related Transfer Date to make a deposit of the Controlled Deposit Amount to the Principal Funding Account and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.

        "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $[ ]; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described below under "Description of the Certificates -- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Series 1997-1 Supplement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

        "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such subsequent Transfer Date.

        Should the Rapid Amortization Period commence, the Certificateholders will be entitled to receive monthly payments as provided herein of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and Principal Collections received during the related Monthly Period (less the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts), plus certain amounts treated as Principal Collections with respect to such Monthly Period (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs), plus the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period (collectively, the "Available Investor Principal Collections"). Allocations based upon the applicable Fixed Investor Percentage may result in deposits to the Principal Funding Account during the Controlled Accumulation Period or distributions of principal to Certificateholders during the Rapid Amortization Period greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of Collections to be deposited or distributed, as the case may be, in respect of the Investor Interest. See "Description of the Certificates--Allocation Percentages".

        A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during the Controlled Accumulation Period or the Rapid Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Certificates has been shortened at a time when interest rates generally available are lower than the Certificate Rates, the yield to maturity realized by the Certificateholders upon reinvestment at the lower prevailing interest rates may be lower than if the Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Certificates is extended at a time when interest rates generally available are higher than the Certificate Rates, the yield to maturity realized by the Certificateholders may be lower than if the Certificates had matured when expected and the Certificateholders had reinvested at the higher prevailing interest rates.

        The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       Cardholder Monthly Payment Rates(1)
                            Representative Portfolio

                                               Year Ended December 31,
                                               -----------------------
                                       1996             1995             1994
                                       ----             ----             ----
Lowest.......................          9.30%            9.12%            9.82%
Highest......................         11.21            11.19            13.02
Average(2)...................         10.43            10.03            11.08


(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.

The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholder. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.

        Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Accumulation Amounts, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively.


                         RECEIVABLE YIELD CONSIDERATIONS

        The gross revenues from finance charges and fees billed to accounts in the Representative Portfolio for each of the three years ended December 31, 1996, 1995 and 1994 are set forth in the following table. The historical yield figures in the table are calculated on a billed basis, net of rebated fees and other charges. Collections of Receivables included in the Trust are on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholder. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. The Transferor believes, however, that during the periods shown, the yields presented on an accrual basis closely approximated the yields on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and cash advance fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholder who pay their balances in full each month and do not incur monthly periodic finance charges.

                               Revenue Experience
                            Representative Portfolio
                             (Dollars in Thousands)


                                               Year Ended December 31,
                                               -----------------------
                                       1996             1995             1994
                                       ----             ----             ----

Finance Charges and Fees
Billed(1).....................     $328,227          $263,555          $182,657
Average Receivables
Outstanding(2)................   $2,108,835        $1,649,780        $1,182,028
Yield from Finance Charges
and Fees Billed(3)(4).........       15.56%            15.98%            15.45%




(1) Finance Charges and Fees Billed include periodic finance charges, annual membership fees, late fees, returned check fees, overlimit fees, the premium of any insurance covering a cardholder's account balances, cash advance transaction fees, interchange and recoveries allocable to the related receivables. The annual membership fees, as presented, reflect full recognition upon billing.

(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(3) Yield from Finance Charges and Fees Billed is calculated as a percentage of the Average Receivables Outstanding.

(4) Finance Charges and Fees Billed in 1994 do not include interchange fees collected on certain accounts that are included in this Representative Portfolio. The Transferor does not believe that the effect on Yield from Finance Charges and Fees Billed resulting from such exclusion is material.

        As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balance. See "The Credit Card Business of People's Bank".


                                        USE OF PROCEEDS

        The net proceeds from the sale of the Offered Certificates, approximately $ , before deduction of expenses, will be paid to PSFC, other than $_________ thereof, which will be deposited in the Finance Charge Account for the payment of interest on the Certificates with respect to the first Distribution Date. PSFC intends to distribute substantially all of the remaining proceeds to the Transferor through the declaration and payment of a dividend and/or a distribution of capital to the Transferor, and the Transferor will use such proceeds for its general corporate purposes.


                                         PEOPLE'S BANK

        People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of December 31, 1996 owns 59.9% of the issued and outstanding common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and, as a state chartered non-member bank, is regulated by the State of Connecticut Department of Banking and by the FDIC. People's Bank is the largest independent bank in Connecticut, with total assets at approximately $7.6 billion, total liabilities at approximately $7.0 billion, and total stockholders' equity at approximately $618 million as of December 31, 1996. At December 31, 1996, People's Bank's Tier 1 leverage capital ratio was 7.9%, satisfying the minimum ratio of 4.0% to 5.0% generally required by the FDIC. People's Bank is also subject to the FDIC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk- weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at December 31, 1996 with ratios of 10.0% and 13.9%, respectively. People's Bank regulatory capital ratios at December 31, 1996, exceed the FDIC's numeric criteria for classification as a "well-capitalized" institution. People's Bank's lending activities consist of originating loans secured by residential and commercial properties, and extending secured and unsecured consumer and commercial loans.

        People's Structured Finance Corp. ("PSFC"), which is currently the Holder of the Exchangeable Transferor Certificate, is a wholly-owned special purpose Connecticut subsidiary of People's Bank. In establishing PSFC, People's Bank has taken steps to ensure that PSFC is a bankruptcy-remote corporation, which steps include (but are not limited to) (a) the appointment of two independent directors to PSFC's board of directors, (b) the creation of PSFC as a special purpose subsidiary of People's Bank pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of PSFC's business and restrictions on PSFC's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar state laws without the prior unanimous affirmative vote of all of its directors, including the prior unanimous affirmative vote of both of its independent directors), and (c) the maintenance by PSFC of separate bank accounts, corporate records and books of account. The Exchangeable Transferor Certificate, representing the Transferor Interest in the Trust, was transferred to PSFC pursuant to an Assignment and Assumption Agreement, dated as of December 15, 1995, by and between People's Bank and PSFC.


                                DESCRIPTION OF THE CERTIFICATES

        The Offered Certificates will be issued pursuant to the Agreement, including the Series 1997-1 Supplement, entered into between People's Bank, as Transferor of the Certificates and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the certificateholders and the holders of other undivided interests in the Trust, substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor has executed five Supplements, four of which are currently outstanding in connection with the issuance of other Series of certificates and may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Exchanges". The Trustee will provide a copy of the Agreement (without exhibits or schedules), including each Supplement, to certificateholders without charge upon written request. The following summary describes certain terms of the Agreement (including the Series 1997-1 Supplement) and is qualified in its entirety by reference to the Agreement (including the Series 1997-1 Supplement).

General

        The Certificates will represent a fractional undivided interest in certain assets of the Trust, including the right to receive the Collections received with respect to the Receivables in the Trust allocable to the Certificates and, with respect to the Offered Certificates, the benefit of the Interest Rate Caps. The property of the Trust consists of the Receivables, all monies due or to become due thereunder, all proceeds of the Receivables, Interchange, Recoveries, all monies on deposit in the Collection Account and the Excess Funding Account, funds on deposit in accounts established pursuant to the Series 1997-1 Supplement, funds on deposit in any Series accounts established for the benefit of certificateholders other than the Certificateholders pursuant to the related Supplement, funds on deposit and securities held in the Reserve Account for the benefit of the Class A Certificateholders, the benefit of the Interest Rate Caps, the Collateral Interest and any other Enhancement issued with respect to any additional Series (the drawing on, withdrawal from or payment on such Enhancement, and the funds on deposit in any Series account with respect to any additional Series, will not be available to Certificateholders). The Trust will include the Receivables from Additional Accounts and Automatic Additional Accounts which may be added from time to time pursuant to the terms of the Agreement and will not include the Receivables from any Removed Accounts which may be removed from the Trust from time to time pursuant to the terms of the Agreement.

        Payments  of  interest  and  principal  will be  made  on  each  related
Distribution Date to Offered Certificateholders in whose names the Offered Certificates were registered as of (i) the business day preceding the Distribution Date with respect to book-entry Offered Certificates and (ii) the last day of the calendar month preceding such Distribution Date with respect to Definitive Certificates (each, a "Record Date"), and to the Collateral Interest Holder. Interest will be distributed to Certificateholders on the fifteenth day of each month (or, if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), commencing May 15, 1997. Monthly Interest on the Class A Certificates and the Class B Certificates will be distributed to each Offered Certificateholder in an amount equal to the sum of
(v) the product of (a) the applicable Offered Certificate Rate, (b) the actual number of days in the related Interest Period or Initial Interest Period divided by 360 and (c) the lesser of the Class A Adjusted Investor Interest or the Class B Investor Interest, as the case may be, as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest or the Class B Initial Investor Interest, as the case may be), after giving effect to all payments, deposits and withdrawals on such Distribution Date, and the Expected Class A Principal or the Expected Class B Principal, as the case may be, as of the preceding Distribution Date, plus (w) with respect to the Class A Certificates, the Class A Covered Amount for the related Interest Period, plus (x) the product of (a) the Class A Excess Principal or the Class B Excess Principal, as the case may be, (b) the lesser of the applicable Offered Certificate Rate and either % for the Class A Certificates or % for the Class B Certificates, and (c) the actual number of days in the related Interest Period divided by 360, plus (y) to the extent permitted by applicable law, any interest accrued on such Offered Certificates (including interest on any overdue Class A Monthly Interest or Class B Monthly Interest, as the case may be) during any prior accrual period which has not been distributed to Offered
Certificateholders, plus (z) to the extent that there is available Excess Spread, any Class A Excess Interest or any Class B Excess Interest, as the case may be. Class A Monthly Interest and Class B Monthly Interest will accrue from and including the Distribution Date occurring in the preceding month (in the case of the first Distribution Date, from and including the Closing Date) to and including the day preceding the current Distribution Date. Interest payments on the Offered Certificates will be derived from Finance Charge Collections, amounts paid under the Interest Rate Caps, Principal Collections otherwise allocable to the Collateral Interest and, for the Class A Certificateholders, withdrawals from the Reserve Account and Principal Collections otherwise allocable to the Class B Certificates. Allocations of Finance Charge Collections with respect to any Distribution Date will not exceed the product of the Investor Percentage with respect to Finance Charge Receivables and such Collections.

        Each of the Class A Certificates and the Class B Certificates will initially be represented by Offered Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. No Offered Certificate Owner acquiring an interest in the Offered Certificates will be entitled to receive a certificate representing such person's interest in the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Offered Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Offered Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Offered Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates".

        Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

        In the event that Definitive Certificates are issued, a Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Transfer Agent and Registrar or, in the case of the Class A Certificates, the co-transfer agent and co-registrar in Luxembourg upon presentation of the Certificate or satisfactory evidence of the destruction, loss or theft thereof the Transfer Agent and Registrar or to the co- transfer agent and co-registrar, as applicable. An indemnity satisfactory to the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as the case may be, and the Trustee may be required at the expense of the Offered Certificateholder before a replacement Offered Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and either the Transfer Agent and Registrar or the co-transfer agent and co-registrar, as applicable) connected therewith.

Determination of LIBOR

        The Trustee will determine LIBOR for each Interest Period (as defined below) following the Initial Interest Period. For purposes of calculating LIBOR, "London Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in U.S. dollars) in London.

        "LIBOR" means, for a specific Interest Period (other than the Initial Interest Period), the rate for deposits in U.S. dollars for a period equal to one month (commencing on the first day of an Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the LIBOR Determination Date (as defined below) for such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period equal to one month (commencing on the first day of such Interest Period).

        "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to and including the day immediately preceding such Distribution Date; provided, however, that the Initial Interest Period will commence on the Closing Date.

        "LIBOR Determination Date" means with respect to any Interest Period, the second London Banking Day preceding the first day of each Interest Period.

        "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

        "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

The Interest Rate Caps

        On the Closing Date, the Trustee will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively.

        The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times be equal to the amount of the Expected Class A Principal. Pursuant to the Class A Interest Rate Cap, on each Transfer Date on which the Class A Certificate Rate for the related Interest Period exceeds [ ]% (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class A Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class A Interest Rate Cap will terminate on the day following the Class A Scheduled Payment Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agency, which in each case will not result in the reduction or withdrawal of the rating of the Offered Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

        The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times be equal to the amount of the Expected Class B Principal. Pursuant to the Class B Interest Rate Cap, on each Transfer Date on which the Class B Certificate Rate for the related Interest Period exceeds [ ]% (the "Class B Cap Rate"), the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class B Notional Amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360. The Class B Interest Rate Cap will terminate on the day following the Class B Scheduled Payment Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Trustee has obtained a Replacement Interest Rate Cap or entered into a Qualified Substitute Arrangement.

        In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Trustee, at the direction of the Servicer, shall use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

        The Trustee, on behalf of the Trust, may sell all or a portion of an Interest Rate Cap in an amount equal to the excess on such date of the Class A Notional Amount or the Class B Notional Amount, as applicable, over the Class A Investor Interest or the Class B Investor Interest, respectively, subject to (among other things) Rating Agency confirmation of the rating of the related class of Offered Certificates. Funds from any such sale will be applied as
Finance Charge Collections allocable to the related class of Offered Certificates in accordance with the allocations described below in "--Allocation of Funds."

The Interest Rate Cap Provider

        The following information has been obtained from the Interest Rate Cap Provider and has not been verified by People's Bank or the Underwriters. No representation or warranty is made by People's Bank or the Underwriters with respect thereto.

        [To follow]

Book-Entry Registration

        Offered Certificateholders may hold their Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

        Cede, as nominee for DTC, will hold the physical Offered Certificate or Offered Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial

Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants" or "DTC Participants") and facilitate the clearance and settlement of securities transactions between
Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

        Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. See Annex II.

        Offered Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Offered Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Offered Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Offered Certificate Owners. It is anticipated that the only "Offered Certificateholder" (as such term is used in the Agreement) of Offered Certificates in book-entry form will be Cede, as nominee of DTC. Offered Certificate Owners will not be recognized by the Trustee as Offered Certificateholders, as such term is used in the Agreement, and Offered Certificate Owners will only be permitted to exercise the rights of Offered Certificateholders indirectly through the Participants who in turn will exercise the rights of Offered Certificateholders through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal and interest on the Offered Certificates. Participants and Indirect Participants with which Offered Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Certificate Owners. Accordingly, although Offered Certificate Owners will not possess Offered Certificates, Offered Certificate Owners will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an Offered Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

        DTC has advised the Transferor that it will take any action permitted to be taken by an Offered Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Offered Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

        Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

        The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Annex II. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

        Although  DTC,   Cedel  and  Euroclear  have  agreed  to  the  foregoing
procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

        The Offered Certificates will be issued in fully registered, certificated form to Offered Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Offered Certificate Owners representing not less than 50% of each of the Class A Investor Interest and the Class B Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Offered Certificate Owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all the Offered Certificate Owners through Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Agreement ("Holders").

        Distribution of principal and interest on the Offered Certificates will be made by the "Paying Agent" (as defined in the Agreement) directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. During the Revolving Period, interest payments, and during either Amortization Period, interest and principal payments in respect of the Offered Certificates, will be made to Offered Certificateholders as provided herein on each Distribution Date to the holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Offered Certificateholders. The Trustee will provide such notice to registered Offered Certificateholders not later than the fifth day of the month of such final distributions.

        Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar" (as defined in the Agreement), which shall initially be Bankers Trust Company. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of Definitive Certificates for a period of 15 days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

        Interest will accrue on the Class A Investor Interest at the Class A Certificate Rate and on the Class B Investor Interest at the Class B Certificate Rate during each Interest Period following the Initial Interest Period and will accrue on the Class A Investor Interest at a rate of % per annum and on the Class B Investor Interest at a rate of % per annum during the Initial Interest Period. Interest will be distributed on [ ], 1997, and on each Distribution Date thereafter to Certificateholders. Interest on the Class A Certificates will be distributed in the amount of the sum of (v) the product of (a) the Class A Certificate Rate, (b) the lesser of the Class A Adjusted Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class A Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class A Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (w) the Class A Covered Amount for the related Interest Period, plus (x) an amount equal to the product of (a) the Class A Excess Principal, (b) the lesser of the Class A Certificate Rate and [ ]% per annum, and (c) the actual number of days in the related Interest Period divided by 360 (clauses (v), (w) and (x) collectively, the "Class A Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class A Monthly Interest calculated at a default rate of interest) during any prior accrual period which has not been distributed to the Certificateholders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class A Certificate Rate exceeds [ ]% per annum, (b) the Class A Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class A Excess Interest").

        In the case of the Class B Certificates, interest will be distributed in the amount of the sum of (w) the product of (a) the Class B Certificate Rate,
(b) the lesser of the Class B Investor Interest as of the preceding Distribution Date (or, in the case of the first Distribution Date, the Class B Initial Investor Interest) after giving effect to all payments, deposits and withdrawals on such Distribution Date and the Expected Class B Principal as of the preceding Distribution Date, and (c) the actual number of days in the related Interest Period divided by 360, plus (x) an amount equal to the product of (a) the Class B Excess Principal, (b) the lesser of the Class B Certificate Rate and [ ]% per annum, and (c) the actual number of days in the related Interest Period divided by 360 (collectively, the "Class B Monthly Interest"), plus (y) to the extent permitted by applicable law, any interest accrued on such Certificates (including interest on any overdue Class B Monthly Interest calculated at a default rate of interest) during any prior accrual period not distributed to the Certificateholders, plus (z) to the extent that there is available Excess Spread, an amount equal to the product of (a) the amount by which the Class B Certificate Rate exceeds [ ]% per annum, (b) the Class B Excess Principal, if any, and (c) the actual number of days in the related Interest Period divided by 360 (the "Class B Excess Interest").

        "Expected Class A Principal" means the amount of the Class A Adjusted Investor Interest equal to (a) on each date to but excluding the [ ] Distribution Date (the "Initial Expected Class A Accumulation Date"), the Class A Initial Investor Interest, and (b) on each date thereafter through but not including the Class A Expected Final Distribution Date, the Class A Initial Investor Interest less the product of (i) the Controlled Accumulation Amount and the number of Distribution Dates occurring from and including the Initial Class A Expected Accumulation Date, and (c) on each date thereafter, zero. "Expected Class B Principal" means the amount of the Class B Investor Interest that is equal to (a) the Class B Initial Investor Interest on each date to but excluding the Class B Scheduled Payment Date, and (b) on each date thereafter, zero. "Class A Excess Principal" and "Class B Excess Principal" (collectively, the "Excess Principal") mean on any date of determination the amount by which the Class A Adjusted Investor Interest or the Class B Investor Interest exceeds the Expected Class A Principal or the Expected Class B Principal, respectively, after giving effect to all payments, deposits and withdrawals on such date.

        Any amounts in respect of  distributable  interest  specified in clauses
(z) above with respect to the Class A Certificates and the Class B Certificates that are unpaid on the Distribution Date following the Interest Period in which they accrued will not be carried over to future Distribution Dates.

        Interest payments up to the Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest on any Distribution Date will be funded from Finance Charge Collections allocated to the Class A Certificates and the Class B Certificates, respectively, with respect to the preceding Monthly Period, and interest payments up to the Class A Coverage Amount will be funded from Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account. Payments of any Class A Monthly Cap Rate Interest, Class B Monthly Cap Rate Interest and the Class A Coverage Amount remaining unpaid after application of such available funds will be paid from Excess Spread and Shared Finance Charge Collections allocated to the Certificates. The Class A Monthly Interest in excess of the sum of the Class A Monthly Cap Rate Interest and the Class A Coverage Amount and Class B Monthly Interest in excess of the Class B Monthly Cap Rate Interest will be funded from payments made pursuant to, respectively, the Class A Interest Rate Cap and the Class B Interest Rate Cap and, if necessary, Excess Spread and Shared Finance Charge Collections. To the extent the sum of (w) the applicable Floating Investor Percentage of Finance Charge Collections during the preceding Monthly Period, (x) with respect to the Class A Coverage Amount, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, and (y) Shared Finance Charge Collections allocated and available to the Certificates is insufficient to pay such Class A Monthly Cap Rate Interest and Class B Monthly Cap Rate Interest and such Class A
Coverage Amount, then (i) Reallocated Principal Collections (to the extent available) will be used to make such payments to the Class A Certificates, and
(ii) Reallocated Collateral Principal Collections (to the extent available) remaining after such payments to the Class A Certificates will be used to make such payments to the Class B Certificates.

Principal Payments

        During the Revolving Period (which begins on the Closing Date and ends on the day before the Controlled Accumulation Period or the Rapid Amortization Period begins), unless a reduction in the Required Collateral Interest has occurred, no principal payments will be made to Certificateholders and Principal Collections allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections. On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be deposited in the Distribution Account for payment to the Class A Certificateholders on the Class A Scheduled Payment Date. If the Class A Investor Interest has been paid in full on the Class A Scheduled Payment Date, on the Transfer Date immediately following the Class A Scheduled Payment Date, amounts equal to the lesser of (a) the Available Investor Principal Collections with respect to the preceding Monthly Period and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, any Available Investor Principal Collections remaining after application to the Offered Certificates as described herein will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment is made to the Collateral Interest Holder, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

        "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a)(i) Principal Collections received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly

Period used to fund the Required Amounts, plus (b) any Shared Principal Collections from other Series that are allocated to Series 1997-1 with respect to such Monthly Period.

        During the Controlled Accumulation Period, the Trustee at the direction of the Servicer shall transfer Principal Collections (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections." Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Class A Certificates up to an amount (the "Class A Covered Amount") equal to, for each Transfer Date, the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the preceding Distribution Date after giving effect to all payments, deposits and withdrawals on such Distribution Date. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Class A Covered Amount, the amount of such deficiency (the "Class A
Principal Funding Investment Shortfall") will be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds for such Transfer Date.

        On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive the sum of the Available Investor Principal Collections for the related Monthly Period plus, if the Rapid Amortization Period commences after the commencement of the Accumulation Period, the Principal Funding Account Balance, in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date with respect to the Rapid Amortization Period the Available Investor Principal Collections until the earliest of the date the Class B Certificates are paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Scheduled Series 1997-1 Termination Date) and on the Scheduled Series 1997-1 Termination Date, the Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Scheduled Series 1997-1 Termination Date and the termination of the Trust. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period. See "--Application of Collections" and "--Allocation of Funds" below for a discussion of the method by which Principal Collections and Shared Principal Collections available to the Certificates are allocated during either the Controlled Accumulation Period or the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

        Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period
Length (determined as described below) is less than fourteen months. On the Determination Date immediately preceding the [ ] Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length", which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Transfer Date preceding the Class A Scheduled Payment Date, based on (a) the monthly Principal Collections expected to be distributable to certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than fourteen months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The Accumulation Period Length of the Controlled Accumulation Period will not be determined to be less than four months.

Subordination

        The Class B Investor Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. No payment of principal will be made to the Class B Certificateholders until the Class A Investor Interest is paid in full. No payment of principal will be made to the Collateral Interest Holder on any date until all payments of principal to the Class A Certificateholders and the Class B Certificateholders to be made on such date have been paid or provided for in full; provided, however, that on each Transfer Date, if a reduction of the Required Collateral Interest has occurred, payments of principal may be made to the Collateral Interest Holder prior to or concurrently with payments of principal to Class A Certificateholders and Class B Certificateholders. In addition, payment of the Required Amounts, which includes payments to cover shortfalls in respect of (among other things) interest and Monthly Servicing Fees, will be made on each Distribution Date first to the Class A Certificateholders and then to the Class B Certificateholders. No payment of interest will be made to the Collateral Interest Holder on any date until the Class A Required Amount and the Class B Required Amount, if any, on such date have been paid in full. Certain principal payments otherwise allocable to the Collateral Interest Holder and, if the foregoing are insufficient, allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders, and certain principal payments otherwise allocable to the Collateral Interest Holder may be reallocated to the Class B Certificateholders; and, as a result of such reallocations, the Collateral Interest and, if the Collateral Interest has been reduced to zero, the Class B Investor Interest may thereby decrease. To the extent one or both of the Collateral Interest and the Class B Investor Interest are so reduced, the percentage of Finance Charge Collections allocated to the Collateral Interest Holder and, as applicable, the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such decrease in the Collateral Interest Holder and/or the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Collateral Interest and/or the Class B Certificateholders will be reduced. See "--Allocation of Funds", "--Reallocation of Cash Flows".

Conveyance of Receivables

        On July 9, 1993 the Transferor transferred and assigned to the Trust all of its right, title and interest in and to the Receivables in the Accounts then outstanding and all Receivables thereafter created in the Accounts and all monies due or to become due with respect thereto (including Principal Receivables, Finance Charge Receivables and all proceeds of such Receivables). On October 4, 1994, on July 14, 1995, on May 1, 1996 and on October 1, 1996, the Transferor transferred and assigned to the Trust Receivables arising from certain Additional Accounts designated pursuant to the Agreement. On each day that an Eligible Automatic Additional Account has been originated or shall be originated or designated as an Automatic Additional Account by the Transferor (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in "-Addition of Accounts"), the Transferor has added or will add the Receivables, as the case may be, in each such account to the Trust and such accounts are treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount.

        In connection with the transfer of the Receivables to the Trust, the Transferor indicated in its computer files the conveyance of the Receivables to the Trust. In addition, the Transferor provided the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and indicating the total outstanding Receivable balance transferred. The Transferor has provided the Trustee an updated list of each Account, identified by account number and indicating the total outstanding Receivable balance as of [ ], which list has been and will be further updated periodically to reflect new Automatic Additional Accounts and Additional Accounts. The Transferor will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Connecticut state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables".

Exchanges

        The Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates transferable and having the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate evidencing the Transferor Interest, currently held by PSFC and transferable only as provided in the Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Holder of the Exchangeable Transferor Certificate may tender such certificate, or the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the Transferor may tender the certificates evidencing all or a portion of any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor and the Trustee will execute a Supplement in conjunction with such an Exchange that will specify, with respect to any newly issued Series, certain terms which may include: (i) its name or designation;
(ii) its initial principal amount (or method for calculating such amount); (iii) its coupon rate (or formula for the determination thereof); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue including the interest accrual period with respect to such Series; (vii) the name of the clearing agency, if any; (viii) the method for allocating Collections to certificateholders of such Series; (ix) the names of any accounts to be used by such Series and the terms governing the operations of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the minimum amount of Aggregate Principal Receivables required to be maintained by the Transferor through the designation of Additional Accounts; (xiii) the enhancer and terms of the Enhancement with respect thereto; (xiv) the base rate applicable to such Series; (xv) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors; (xvi) the series termination date; (xvii) any deposit into any account maintained for the benefit of certificateholders of such Series; (xviii) the number of classes of such Series, and if more than one class, the rights and priorities of each such class; (xix) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or permanent global certificate will be paid); (xx) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xxi) whether Interchange or other fees will be included in funds available to certificateholders of such Series; (xxii) the priority of any Series with respect to any other Series; (xxiii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; and (xxiv) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. As a condition of an Exchange, however, the Trustee must receive written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Certificates. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor and the Holder of the Exchangeable Transferor Certificate may offer, from time to time, additional Series.

        The Agreement provides that the Holder of the Exchangeable Transferor Certificate may perform Exchanges and the related Supplements may define Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods or accumulation periods, as the case may be, while other Series are not. Thus, certain Series may not be amortizing or accumulating, as the case may be, while other Series are amortizing or accumulating. Moreover, each Series may have the benefits of the Enhancement available only to such Series. Under the Agreement, the Trustee shall hold any such form of Enhancement only on behalf of the Series to which the Enhancement relates. Likewise, with respect to each such form of Enhancement, a different form of Enhancement agreement may be delivered to the Trustee. The Agreement also provides that the related Supplements may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series) and may vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. In addition, a Series Supplement may permit (as does the Series 1997-1 Supplement) an Investor Exchange by which the certificateholders of such Series may elect to exchange their certificates for one or more newly issued Series of certificates upon the satisfaction of certain conditions specified in the Agreement and the related Supplement. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. The Series 1997-1 Supplement will not permit the subordination of such Series to any other Series issued or which may hereafter be issued by the Trust. There is no limit to the number of Exchanges that may be performed under the Agreement. The Trust will terminate only as provided in the Agreement.

        Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate plus, in the case of an Investor Exchange, the current principal amount of the investor certificates to be exchanged, (ii) its certificate rate (or method for calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among others: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series, unless otherwise stated, will be characterized as indebtedness of the Transferor under existing law for Federal, Connecticut and New York state income tax purposes, (iii) an opinion of counsel to the effect that the issuance of such Series will not materially adversely impact the Federal, Connecticut or New York state income tax characterization of any outstanding Series or result in the Trust being subject to Federal, New York or Connecticut tax at the entity level, (iv) the Enhancement, if any, and an appropriate form of Enhancement agreement or instrument with respect thereto executed by the Transferor and the issuer of the Enhancement, (v) written confirmation from the Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series, (vi) the existing Exchangeable Transferor Certificate and, if applicable, certificates of the Series to be exchanged, and (vii) a certificate of an officer of the Transferor that on the date such Exchange occurs, after giving effect to such Exchange, the Transferor Interest will be at least equal to the Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

Representations and Warranties

        The Transferor has made and will make upon execution of each Supplement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date and the closing date of the issuance by the Trust of the initial Series of certificates, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Series Cut-Off Date, or, with respect to any Additional Account or Automatic Additional Account, the date on which such Additional Account or Automatic Additional Account was transferred to the Trust, each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by Certificateholders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding not less than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period.
See "-Pay Out Events".

        The  Transferor  has made  and will  make  upon  the  execution  of each
Supplement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the closing date of the issuance by the Trust of the related Series of certificates, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee (but no longer than 120 days), of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee or any "Enhancement Provider" (as defined in the Agreement), or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that, except with respect to certain breaches relating to prior liens, as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under such Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected with respect to such Ineligible Receivable and (ii) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest; provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be less than the Minimum Transferor Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Transferor depositing in the Excess Funding Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

        The Transferor has made and will make upon the execution of each Supplement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date and the closing date of the issuance by the Trust of the related Series of certificates (a) the Agreement, including the Supplement, constitutes a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), Recoveries allocable to the Trust and Interchange with respect to the Trust or the grant of a first priority security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the certificateholders), which is effective as to each such Receivable upon the creation thereof and which has been perfected. The Transferor has made, and will make (or has been or will be deemed to make), similar representations and warranties to the Trust in connection with each assignment of Receivables in Additional Accounts or Automatic Additional Accounts. In the event of a breach of any of the representations and warranties described in the first sentence of this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the sum of the investor interests of all Series issued and outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment with respect to each Series of certificates required to be repurchased following such notice, including the Certificates, will generally be equal to the investor interest of each such Series on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate (less the amounts previously allocated for payment of interest and principal with respect to each such Series of certificates) through the end of the interest accrual periods of each such Series. The reassignment deposit amount shall equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The payment of such reassignment deposit amount into the Collection Account will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders of such Series upon presentation and surrender of their certificates. In the Series 1997-1 Supplement, the Transferor represents and warrants that, as of the Closing Date, the Agreement, as supplemented by such Supplement, constitutes a legal, valid and binding obligation of the Transferor. Upon a breach of this representation, either the Trustee or the holders of Certificates evidencing aggregate undivided interests in the Trust aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders) may direct the Transferor to purchase the Certificates (but not the certificates of any other Series) on terms and conditions substantially similar to those set forth above. If the Trustee or the certificateholders (including the Certificateholders) give a notice as provided above, the obligation of the Transferor to make any such deposit or repurchase will constitute the sole remedy respecting a breach of the representations and warranties (set forth in this paragraph) available to the Trustee or the certificateholders.

        An "Eligible Account" is defined to mean a VISA or MasterCard credit card account owned by the Transferor which, as of the Series Cut-Off Date, (a) is payable in United States dollars, (b) has not been identified on the computer files of the Transferor as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action, (c) has not been classified by the Transferor as counterfeit, fraudulent, stolen or lost, or as a corporate business card, (d) has not been charged off by the Transferor in its customary and usual manner for charging off such Account as of the Series Cut-Off Date,
(e) has not been (and no Receivables in such Account have been) sold or pledged to any other person, (f) is not an account on which People's Bank or an affiliate of People's Bank is the obligor and (g) as of the date of origination of such account, the obligor of which had a billing address in the United States, its territories or possessions.

        An "Eligible Receivable" is defined to mean each Receivable (a) arising under an Eligible Account, an Eligible Additional Account (in the case of Additional Accounts) or an Eligible Automatic Additional Account (in the case of Automatic Additional Accounts), as the case may be, (b) created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement complying in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by the

Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation and at all times thereafter, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), (f) which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York, (g) as to which as of the time of its transfer to the Trust, the Transferor has satisfied all material obligations on its part with respect to such Receivable required to be satisfied, (h) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy related defenses and (i) as to which the Transferor has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the certificateholders.

        The Trustee has not made, and it is not required or anticipated that the Trustee will make, any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has delivered and will deliver to the Trustee on or before March 31 of each year, beginning in 1994, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust. The Transferor has undertaken to file any such opinion of counsel delivered to the Trustee with the Commission as an exhibit to a report on Form 8-K filed under the provisions of the Exchange Act.

Sale of Accounts

        The Transferor has the right to sell, transfer or pledge the Accounts; provided, however, that (i) the Rating Agency has advised the Transferor and the Trustee that such sale, transfer or pledge will not result in the reduction or withdrawal of the then-existing rating of the certificates, (ii) the Transferor and the Servicer determine such sale, transfer or pledge will not be materially adverse to the interests of the certificateholders, (iii) such purchaser, transferee or pledgee shall expressly assume in a supplemental agreement the applicable obligations and covenants of the Transferor and (iv) certain other conditions specified in the Agreement are satisfied.

Addition of Accounts

        On each day an Eligible Automatic Additional Account is originated (and on any day such Account exists but has not been previously added to the Trust as a result of the limitations expressed in the next succeeding sentence), the Transferor will add the Receivables in each such account to the Trust and such accounts shall be treated as Automatic Additional Accounts in an amount not in excess of the Maximum Addition Amount. An "Eligible Automatic Additional
Account" is, as of the relevant date of addition, an Automatic Additional Account that is (i) a VISA Account or MasterCard credit card account, satisfying the criteria set forth in the definition of Eligible Account, or (ii) any other consumer revolving credit account (x) satisfying the criteria set forth in the definition of Eligible Account without regard to the requirement that such account be a VISA or MasterCard credit card account, (y) which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of any Series of certificates and (z) to which, to the extent provided in any Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Agreement provides that Automatic Additional Accounts will be transferred to the Trust only if the following conditions are met: the number of Automatic Additional Accounts the Receivables of which are designated to be added to the Trust since (i) the first day of the eleventh preceding Monthly Period minus the number of Automatic
Additional Accounts whose inclusion has been approved by the Rating Agencies, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such eleventh preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such eleventh preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such eleventh preceding Monthly Period shall not exceed 15% of the number of Accounts on the first day of such eleventh preceding Monthly Period, and (ii) the first day of the second preceding Monthly Period minus the number of Automatic
Additional Accounts whose inclusion has been approved by the Rating Agencies, that satisfy certain other conditions and that were added on the initial day of the addition of such type of Account since the first day of such second preceding Monthly Period plus the number of Additional Accounts, if any, the Receivables of which were required to be and have been designated to be added to the Trust since the first day of such second preceding Monthly Period pursuant to the next paragraph minus any Removed Accounts removed since the first day of such second preceding Monthly Period shall not exceed 10% of the number of Accounts on the first day of such second preceding Monthly Period (the lesser of the amounts described in clauses (i) and (ii) of this sentence, the "Maximum Addition Amount"). The Transferor, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time.

        As described above in "The Receivables", the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to add Additional Accounts (i) if on any Record Date the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest of the Aggregate Principal Receivables (or such higher amount established pursuant to a Supplement) or (ii) if, on any date of determination, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables. Each such Additional Account must be an "Eligible Additional Account". An "Eligible Additional Account" is, as of the date such account is added to the Trust, either (i) a VISA or MasterCard credit card account satisfying the criteria set forth in the definition of Eligible Account or (ii) any other consumer revolving credit account, (a) satisfying the criteria set forth in the definition of Eligible Account (without regard to the requirement that such account be a VISA or MasterCard credit card account), (b) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then existing rating of any Series of certificates and (c) to which, to the extent provided in any
Supplement, the provider of any Enhancement for the related Series of certificates consents, which consent shall not be unreasonably withheld. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then-existing or thereafter created subject to the following conditions, among others: (i) the Transferor shall have given prior written notice of such additions to the Rating Agency,
(ii) the Transferor shall have received notice from the Rating Agency that the inclusion of such accounts as Additional Accounts will not result in the reduction or withdrawal of its then existing rating of any Series of certificates, (iii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates, including the Certificateholders, was used in selecting the Additional Accounts and (iv) each Account was an Eligible Additional Account.

Removal of Accounts

        Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Interest for the related Monthly Period exceeds 10% of Aggregate Principal Receivables on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal from the Trust without notice to the certificateholders (the "Removed Accounts"). The Transferor is permitted to designate and require reassignment of Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written reassignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts, the Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the "Removal Date" (as defined in the Agreement); (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is materially adverse to the interests of the certificateholders was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur or (b) cause the Transferor Interest as a percentage of Aggregate
Principal Receivables to be less than 10% on such Removal Date; (iv) the Transferor shall have delivered prior written notice of the removal to the Rating Agency and prior to the date on which such Receivables are to be removed, the Transferor shall have received notice from the Rating Agency that such removal will not result in the reduction or withdrawal of the then-existing rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor, the Trustee and the Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust.

Collection and Other Servicing Procedures

        Pursuant to the Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer maintains a blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Discount Option

        The Transferor may at its option at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in designated Accounts on and after the date such option (the "Discount Option") is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation of the Discount Percentage will become effective only upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency that such designation will not result in a withdrawal or reduction of its rating of any outstanding Series of certificates. On the date of processing of any Collections, the product of the Discount Percentage and Collections of Receivables that arise in the designated Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed Finance Charge Collections and will be applied accordingly. The Transferor may at its option, at any time, temporarily or permanently suspend the Discount Option. Each Certificateholder by its acceptance of a beneficial interest in a Certificate shall be deemed to have consented to the exercise by the Transferor of the Discount Option at such time as the Transferor determines to exercise such option.

The Collection Account

        The Servicer has established and will maintain, or cause to be maintained, in the name of the Trust, for the benefit of certificateholders, a "Collection Account", which is a non-interest bearing segregated trust account established with a "Qualified Institution", defined either as the corporate trust department of a Qualified Trust Institution or as a depository institution (which may include the Servicer, the Trustee or an affiliate of the Servicer), organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's"), or a long term rating of at least Aa3 by Moody's and of at least AAA by Standard & Poor's and deposit insurance as required by law and by the FDIC. In addition, the Supplement with respect to any Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such Series (such subaccount, a "Collection Subaccount"). Funds in the Collection Account or, as provided in the related Supplement, any Collection Subaccount, may be invested to the extent provided in such Supplement, at the direction of the Servicer, in specified investments including (i) obligations of or fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating from Standard & Poor's of A-1+ and either the certificates of deposit of which have a rating from Moody's of P-1 or the long-term unsecured debt obligations of which have a rating from Moody's of Aa3, and which demand deposits, time deposits and certificates of deposit are fully insured to the limits as required by law and by the FDIC, (iii) commercial paper having, at the time of the Trust's investment, a rating of P-1 and A-1+, respectively, from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds rated AAA-m or AAAm-G by Standard & Poor's or P-1 by Moody's or which have otherwise been approved in writing by the Rating Agency and (vi) certain open-end diversified investment companies which have been approved in writing by the Rating Agency ("Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid monthly to the Transferor or as otherwise specified in the related Supplement. The Servicer has the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the sole purpose of carrying out the Servicer's duties under the Agreement. The Servicer will initially make daily deposits of Collections allocable to the Investor Interest into the Collection Account and will not be entitled to use any such deposited funds for its own purposes. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any Collection Subaccount for the purpose of making distributions to the certificateholders in the manner provided in the related Supplement. The Paying Agent shall initially be the Trustee. The Series 1997-1 Supplement provides for the establishment of a Series 1997-1 Collection Subaccount and the investment of certain funds therein in Permitted Investments. In addition, the Servicer has established and will maintain or cause to be maintained with a Qualified Institution (other than the Transferor) in the name of the Trustee, on behalf of the Trust, a segregated trust account, the "Excess Funding Account" for the benefit of the certificateholders of each Series and the Holder of the Exchangeable Transferor Certificate. Amounts on deposit in such Excess Funding Account will be invested in the manner directed by the Transferor in Permitted Investments.

Series 1997-1 Accounts

        The Servicer will establish and maintain with a Qualified Trust Institution in the name of the Trustee for the benefit of the Certificateholders, three separate accounts in a segregated trust account maintained in the corporate trust department of such Qualified Trust Institution (which accounts need not be deposit accounts), and which will be designated the "Finance Charge Account", the "Principal Account" and the "Principal Funding Account" . The Servicer will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Trust Institution).

        A "Qualified Trust Institution" is a depository institution (which may include the Trustee) having corporate trust powers, organized under the laws of the United States or any one of the states thereof, which at all times has a long term rating of at least Baa3 by Moody's and of at least BBB- by Standard & Poor's and deposit insurance as required by law and by the FDIC. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer will have the revocable power to withdraw funds from the Collection Account, the Finance Charge Account, the Principal Account and the Excess Funding Account for the purpose of carrying out the Servicer's duties under the Agreement. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders. The Distribution Account shall not contain any funds of the Transferor or amounts allocable to the Transferor Interest, and no amounts on deposit therein shall be made available to the Transferor.

        The Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account are collectively referred to as the "Series 1997-1 Accounts".

Allocation Percentages

        Pursuant to the Agreement, the Servicer will allocate between the Investor Interest, the investor interest of all other Series of certificates issued and outstanding and the Transferor Interest all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage (or the applicable percentage for each other Series) and the Transferor Percentage in each case. "Collections" (as defined in the Agreement) will be applied first, as Collections in respect of Finance Charge Receivables billed ("Finance Charge Collections") and, second, as Collections in respect of Principal Receivables billed ("Principal Collections").

        The Investor Percentage will be calculated as follows:

        Finance Charge Collections and Receivables in Defaulted Accounts; Principal Collections during Revolving Period. When used with respect to Finance Charge Collections, or with respect to Receivables in Accounts written off as uncollectible ("Defaulted Accounts") at any time, or when used with respect to Principal Collections during the Revolving Period, "Investor Percentage" means for any Monthly Period, the "Floating Investor Percentage", which shall be, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest, determined as of the last day of the Monthly Period immediately preceding such date of determination (or, with respect to the first Monthly Period, the Initial Investor Interest), and the denominator of which is the greater of (i) the Aggregate Principal Receivables, determined as of the last day of the Monthly Period immediately preceding such date of determination (or with respect to the first Monthly Period, the Aggregate Principal Receivables as of the Closing Date), and (ii) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which a Removal Date occurs, the amount in clause (i) above shall be the weighted average of (x) for the period from and including the first day of such Monthly Period to but excluding the related Removal Date, the Aggregate Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period, and (y) for the period from and including such related or Removal Date to and including the last day of such Monthly Period, the Aggregate Principal Receivables in the Trust as of the beginning of the day on the related Removal Date, after adjusting for the aggregate amount of Principal Receivables removed from the Trust on the related Removal Date. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

        Principal Collections during the Controlled Accumulation Period or the Rapid Amortization Period. When used with respect to Principal Collections for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, "Investor Percentage" means the "Fixed Investor Percentage", which shall be, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period (or, if there has been an Investor Exchange with respect to the Certificates after the end of the Revolving Period, the Investor Interest as of the end of the Revolving Period will be reduced ratably to reflect the amount of Certificates tendered and cancelled pursuant to any Investor Exchange), and the denominator of which is the greater of (a) the Aggregate Principal Receivables determined as of the last day of the Monthly Period immediately preceding such date of determination and
(b) the sum of the numerators used to calculate the applicable investor percentages for all outstanding Series on such date of determination with respect to Principal Receivables; provided, however, that with respect to any Monthly Period in which a Removal Date occurs, the amount in clause (i) above shall be the weighted average of (x) the Aggregate Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Removal Date, and (y) the Aggregate Principal Receivables in the Trust as of the beginning of the day on the related Removal Date, after adjusting for the aggregate amount of Principal Receivables removed from the Trust on the related Removal Date, for the period from and including the related Removal Date to and including the last day of such Monthly Period.

Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage may never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on such day.

        The "Transferor Percentage" will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentage and the applicable investor percentages with respect to all Series of investor certificates issued and outstanding.

        "Class A Investor Interest" for any date means an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates prior to such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates prior to such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

        "Class B Investor Interest" for any date means an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount, if any, of Class B Investor Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Class B Principal Collections for all prior Transfer Dates with respect to which the Collateral Interest has not been reduced, minus (e) the aggregate amount, if any, by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Class B Investor Interest may not be reduced below zero.

        "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount, if any, of Collateral Interest Charge-Offs for all Transfer Dates prior to such date, minus (d) the aggregate amount, if any, of Reallocated Principal Collections for all prior Transfer Dates, minus (e) the aggregate amount, if any, by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates, plus (f) the aggregate amount of Excess Spread and Shared Finance Charge Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

        "Class A Adjusted Investor Interest", for any date of determination, means an amount equal to the then current Class A Investor Interest minus the Principal Funding Account Balance, if any, on such date.

        "Adjusted Investor Interest", for any date of determination, means an amount equal to the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, in each case as of such date.

        As a result of the calculations described above, Finance Charge Collections received during any Monthly Period will generally be allocated to the Certificateholders based on the relationship of the amount of the Investor

Interest to the Aggregate Principal Receivables in the Trust (which may fluctuate from month to month). As described above, during the Revolving Period the Investor Percentage applied when allocating Principal Collections is expected to vary from month to month because the Investor Interest as a percentage of the Aggregate Principal Receivables in the Trust will fluctuate from day to day. During the Controlled Accumulation Period and the Rapid Amortization Period, however, the amount of Principal Collections allocated to the Investor Interest each day will generally be equal to the Investor Percentage with respect to Aggregate Principal Receivables on the last day of the Revolving Period or as of the effective date of the most recent tender and cancellation of Certificates pursuant to an Investor Exchange, if any, after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period.

Excess Funding Account

        At any time during which no Series is in an accumulation period or amortization period (including any early amortization period), or for a Series in an accumulation period or an amortization period, during which the principal funding account, if any, is fully funded or amounts have otherwise been deposited in an account established for the benefit of such Series sufficient to pay the principal amount of such Series in full, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Holder of the
Exchangeable Transferor Certificate will be deposited in the Excess Funding Account on any business day in an amount equal to the difference on such business day between the Transferor Interest and the Minimum Transferor Interest; provided, however, that to the extent the Transferor Interest has been reduced below the Minimum Transferor Interest as a result of Receivables in Defaulted Accounts (which are not Ineligible Receivables) allocated to the Transferor Interest, no funds will be deposited in the Excess Funding Account in respect of such reduction attributable to such Receivables in Defaulted Accounts, as determined below. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Holder of the Exchangeable Transferor Certificate to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust or allocated to one or more Series when they are in accumulation or amortization periods (including any early amortization period). Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. With respect to any date, to the extent that the Minimum Transferor Interest exceeds the Transferor Interest due to the allocation of Principal Receivables in any Defaulted Accounts to the Transferor Interest on such date, the Transferor will not be required to make a deposit to the Excess Funding Account with respect to the portion of such excess equal to the lesser of (i) the product of the Principal Receivables in such Defaulted Accounts and the Transferor Percentage on such date and (ii) the product of (a) the amount by which the Minimum Transferor Interest exceeds the Transferor Interest and (b) a percentage, the numerator of which is the Transferor Percentage of the Principal Receivables in such Defaulted Accounts on such day and the denominator of which is the Aggregate Principal Receivables at the end of the preceding date of processing minus the Aggregate Principal Receivables on the current date prior to the deposit of any amount in the Excess Funding Account.

        Any funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period for the Series will be paid to the
Certificateholders as a payment in respect of principal, and during the Controlled Accumulation Period will be deposited in the Principal Funding Account to the extent that the Available Investor Principal Collections allocable to the Investor Interest are insufficient to deposit in to the Principal Funding Account the applicable Controlled Deposit Amount.

        Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Permitted Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as Collections in respect of Finance Charge Receivables as described herein.

Application of Collections

        The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. Notwithstanding the foregoing, for as long as
(a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency and (ii) the Transferor and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of certificates or (b) People's Bank remains the Servicer under the Agreement, if People's Bank or any of its affiliates in which the Collection Account is maintained has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance as required by law and the FDIC, then the Servicer need not deposit collections on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

        Throughout the existence of the Trust, on each business day the Servicer shall allocate and pay to the Holder of the Exchangeable Transferor Certificate, an amount equal to the Transferor Percentage of the aggregate amount of Collections allocable to Principal Collections and Finance Charge Collections in respect of such business day.

        On each business day, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

        (a) an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Collections will be deposited into the Finance Charge Account;

        (b) during the Revolving Period, an amount equal to the applicable Floating Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, up to an amount by which the Collateral Interest exceeds the Required Collateral Interest as of such day (such excess, the "Collateral Interest Surplus"), will be deposited in the Principal Account. On any business day when the amount on deposit in the Principal Account exceeds the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such;

        (c) during the Controlled Accumulation Period, an amount equal to the sum of (i) the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, together with certain amounts treated as Principal Collections, including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs (collectively, the "Principal Allocation"), (ii) any amount of Shared Principal Collections and (iii) amounts withdrawn from the Excess Funding Account allocated to the Certificates will be deposited in the Principal Account, up to, during any Monthly Period, an amount equal to the sum of the applicable Controlled Deposit Amount and the applicable Collateral Interest Surplus. On any business day when the amount on deposit in the Principal Account exceeds the sum of the applicable Controlled Deposit Amount for the Certificates and the applicable Collateral Interest Surplus, such excess will be treated as Shared Principal Collections and applied as such; and

        (d) during the Rapid Amortization Period, if any, an amount equal to the applicable Fixed Investor Percentage of the aggregate amount of such deposits in respect of Principal Collections, any amount of Shared Principal Collections and any amounts withdrawn from the Excess Funding Account allocated to the Certificates, up to the amount of the Investor Interest, will be deposited into the Principal Account.

        During any Monthly Period, Shared Principal Collections will be allocated to each outstanding Series pro rata based on the amount of the shortfall in deposits in respect of Principal Collections to cover amounts payable to the certificateholders of any Series and, as applicable, to holders of other related undivided interests in the Trust out of Collections in respect of Principal Receivables. The Servicer will pay any remaining Shared Principal Collections on such business day to the Holder of the Exchangeable Transferor Certificate (so long as the Transferor Interest exceeds the Minimum Transferor Interest).

        Any Shared Principal Collections and other amounts not paid to the Transferor because the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest, together with any adjustment payments (as described in the third paragraph of "--Defaulted Receivables; Adjustments and Fraudulent Charges" below), will be deposited into and held in the Excess Funding Account, and on the commencement of the Amortization Period with respect to any Series, such amounts will be deposited in the Principal Account of such Series to the extent specified in the related Supplement until the holders of certificates of such Series have been paid in full. "Amortization Period", with respect to any Series, refers to the period following the related Revolving Period, which will be the early amortization period, the rapid amortization period, the accumulation period, the controlled amortization period, or such other amortization or accumulation period, in each case as defined, as applicable, with respect to such Series in the related Series Supplement. Any proceeds from any repurchase of the certificates occurring in connection with a Service Transfer and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of a Pay Out Event caused by the appointment of a receiver or conservator for the Transferor or in connection with the termination of the Trust will be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.

Allocation of Funds

        Payment of Fees, Interest and Other Items. On each Transfer Date (except as noted below), the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will withdraw all amounts on deposit in the Finance Charge Account in respect of allocations of Finance Charge Receivables during the immediately preceding Monthly Period and make the following payments and deposits in the following order:

        (i) An amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (a) an amount equal to the sum of (x) an amount equal to the product of (i) the lesser of the Class A Certificate Rate and the Class A Cap Rate (or % for the Initial Interest Period), (ii) the Class A Adjusted Investor Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest
Period divided by 360 (the "Class A Cap Rate Interest") and (y) the Class A Covered Amount for the related Interest Period plus any overdue Class A Monthly Cap Rate Interest and Class A Coverage Amount in respect of which a distribution to Class A Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

               (b) an amount equal to the Class A Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class A Monthly Servicing Fees will be paid to the Servicer;

               (c) an amount equal to the Class A Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

               (d) an amount equal to the unreimbursed Class A Investor Charge-Offs will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

               (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

        The excess of the Class A Monthly Interest over the sum of the Class A Monthly Cap Rate Interest and the Class A Coverage Amount will be funded from and to the extent of payments made pursuant to the Class A Interest Rate Cap and from Excess Spread.

        (ii) An amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (a) an amount equal to the product of (i) the lesser of the Class B Certificate Rate and the Class B Cap Rate (or % for the Initial Interest Period) (ii) the Class B Investor Interest determined as of the preceding Distribution Date or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such Distribution Date or Closing Date) and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 ("Class B Monthly Cap Rate Interest"), plus any overdue Class B Monthly Cap Rate Interest in respect of which a distribution to Class B Certificateholders has not been made, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

               (b) an amount equal to the Class B Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Class B Monthly Servicing Fees will be paid to the Servicer;

               (c) an amount equal to the Class B Investor Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

               (d) an amount equal to the unreimbursed Class B Investor Charge-Offs will be treated as Principal Collections and (other than those amounts treated as Reallocated Principal Collections) will be applied on such Transfer Date in accordance with "--Payments of Principal" below; and

               (e) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

        The excess of the Class B Monthly Interest over the Class B Monthly Cap Rate Interest will be funded from and to the extent of payments made pursuant to the Class B Interest Rate Cap and from Excess Spread.

        (iii) An amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

               (a) an amount equal to the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period and any accrued and unpaid Collateral Interest Servicing Fees will be paid to the Servicer; and

               (b) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described below.

        "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-1 Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of Finance Charge Collections allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period. "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of Finance Charge Collections allocated to the Investor Interest with respect to such Monthly Period.

        "Excess Spread" on each Transfer Date will equal the sum of (a) the excess of the Class A Available Funds over the Class A Payment Amounts and (b) the excess of the Class B Available Funds over the Class B Payment Amount, and
(c) the excess of the Collateral Available Funds over the aggregate amount of the Collateral Interest Monthly Servicing Fees payable on such Transfer Date.

        Excess Spread. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the preceding Monthly Period and make the following payments and deposits in the following priority:

        (a) an amount equal to the Class A Required Amount will be used to pay such Class A Required Amount and will be applied and distributed in accordance with the priorities described in clauses (i)(a) through (i)(d) above under "--Payment of Interest, Fees and Other Items";

        (b) an amount equal to the Class B Required Amount will be used to pay such Class B Required Amount and will be applied and distributed in accordance with the priorities described in clauses (ii)(a) through (ii)(d) above under "--Payment of Interest, Fees and Other Items";

        (c) an amount equal to the amount of any accrued and unpaid interest on any overdue Class A Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class A Certificate Rate plus 0.5% and (y) the actual number of days such Class A Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

        (d) an amount equal to the amount of any accrued and unpaid interest on any overdue Class B Monthly Interest, calculated on the basis of (x) a default rate of interest equal to the Class B Certificate Rate plus 0.5% and (y) the actual number of days such Class B Monthly Interest is or was at any time overdue, divided by 360, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

        (e) an amount equal to any unreimbursed reductions in the Class B Investor Interest in connection with the payment of the Class A Required Amount will be applied to reinstate the Class B Investor Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

        (f) an amount equal to the product of (i) an amount equal to LIBOR plus % per annum (or % for the Initial Interest Period), or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (ii) the Collateral Interest determined as of the last day of the preceding Monthly Period or, for the Initial Interest Period, the Closing Date (after giving effect to all payments, deposits and withdrawals made on such date), and (iii) the actual number of days in the related Interest Period or the Initial Interest Period divided by 360 (the "Collateral Monthly Interest"), plus any overdue Collateral Monthly Interest in respect of which a distribution to the Collateral Interest Holder has not been made, will be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

        (g) an amount equal to the amount by which the Class A Monthly Interest for the preceding Interest Period exceeds the Class A Monthly Cap Rate Interest (other than Class A Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class A Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class A Certificateholders on the next succeeding Distribution Date;

        (h) an amount equal to the amount by which the Class B Monthly Interest for the preceding Interest Period exceeds the Class B Monthly Cap Rate Interest (other than Class B Excess Interest), to the extent such amount is not paid by the Interest Rate Cap Provider pursuant to the Class B Interest Rate Cap, and any such accrued and unpaid amounts for prior Interest Periods, will be deposited in the Distribution Account for distribution to Class B Certificateholders on the next succeeding Distribution Date;

        (i) an amount equal to the aggregate Collateral Default Amount for the preceding Monthly Period will be treated as Principal Collections and will be applied on such Transfer Date in accordance with "--Payments of Principal" below;

        (j) an amount equal to any unreimbursed reductions in the Collateral Interest for reasons other than payment of principal to the Collateral Interest Holder will be applied to reinstate the Collateral Interest and will be treated as Principal Collections and applied on such Transfer Date in accordance with "--Payments of Principal" below;

        (k) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

        (l) any other amounts due and payable under the Loan Agreement will be applied and distributed in accordance with and to the extent specified in the Loan Agreement;

        (m) an amount equal to the amount of any Class A Excess Interest accruing during the related Interest Period;

        (n) an amount equal to the amount of any Class B Excess Interest accruing during the related Interest Period;

        (o)  the  balance,   if  any,  will  constitute  Shared  Finance  Charge
Collections, to be applied and distributed as described below in "--Shared Finance Charge Collections";

        (p) any amounts remaining after application as Shared Finance Charge Collections will be applied to the payment of other accrued and unpaid expenses of the Trust, if any; and

        (q) any amounts remaining after application as Shared Finance Charge Collections and to expenses of the Trust, if any, will be paid to the Holder of the Exchangeable Transferor Certificate.

        Shared Finance Charge Collections. Shared Finance Charge Collections derived from Excess Spread will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding. Any such Shared Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be distributed to the Holder of the Exchangeable Transferor Certificate. Any amounts designated as Shared Finance Charge Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied first, to the extent of any shortfalls in the amount available from the Finance Charge Account, to make the payments and deposits described in clauses (i)(a) through (i)(d) above under "--Payments of Fees, Interest and Other Items", second, to make the payments and deposits described in clauses (ii)(a) through (ii)(d) above under "--Payments of Fees, Interest and Other Items", third, to make the payment described in clause
(iii)(a) above under "--Payments of Fees, Interest and Other Items", fourth, to reimburse any reductions in the Class B Investor Interest arising in connection with the payment of the Class A Required Amount, fifth, to pay the Collateral Monthly Interest and sixth, to make the payments described above in clauses (g), (h), (i) and (j) of "--Excess Spread" and thereafter paid to the Holder of the Exchangeable Transferor Certificate. If the amount on deposit in the Finance Charge Account with respect to the allocations of Finance Charge Receivables during the preceding Monthly Period and any amounts designated as Shared Finance Charge Collections pursuant to the Supplements for any other Series and allocable to the Certificates are insufficient to make any of the payments or deposits specified in clauses (i)(a) through (i)(d) and (ii)(a) through (ii)(d) above under "--Payments of Fees, Interest and Other Items", the Trustee, acting pursuant to the Servicer's instructions, will apply Principal Collections allocated to the Collateral Interest as Reallocated Principal Collections on the Transfer Date, first to cover any remaining Class A Required Amount and second to cover any Class B Required Amount, and if the Reallocated Collateral Principal Collections on such Transfer Date are less than the remaining Class A Required Amount, to apply Principal Collections allocated to the Class B Certificates as Reallocated
Principal Collections on the Transfer Date to cover any remaining Class A Required Amount. See "--Reallocation of Cash Flows".

        Payments of Principal. On each Transfer Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Principal Account in the following priority:

        (i) On each Transfer Date with respect to the Revolving Period:

               (a) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

               (b) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections";

        (ii) On each Transfer Date with respect to the Controlled Accumulation Period (beginning on the first Transfer Date following the Monthly Period in which the Controlled Accumulation Period commences):

               (a) prior to the Class A Scheduled Payment Date, an amount equal to the Controlled Deposit Amount will be deposited in the Principal Funding Account, and on the Transfer Date immediately preceding the Class A Scheduled Payment Date the aggregate amount on deposit in the Principal Funding Account will be deposited in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date;

               (b) for each Transfer Date after the Class A Investor Interest has been paid in full, an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

               (c) on each Transfer Date with respect to the Controlled Accumulation Period in which a reduction in the Required Collateral Interest has occurred, an amount equal to the Collateral Interest Surplus will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

               (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections";

        (iii) On each Transfer Date with respect to the Rapid Amortization Period (beginning on the first Transfer Date following the Monthly Period in which the Rapid Amortization Period commences):

               (a) an  amount  equal  to  Class  A  Investor  Interest  will  be
deposited  in  the  Distribution   Account  for  distribution  to  the  Class  A
Certificateholders on the next succeeding Distribution Date;

               (b) after the Class A Investor Interest has been paid in full, an amount equal to the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders on the next succeeding Distribution Date;

               (c) after the Class B Investor Interest has been paid in full, an amount equal to the Collateral Interest Surplus will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

               (d) the balance, if any, will constitute Shared Principal Collections and will be allocated and distributed as described below under "--Shared Principal Collections".

        "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

        "Class B Monthly Principal" with respect to the Transfer Date relating to the Controlled Accumulation Period immediately following the Class A Scheduled Payment Date, or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date on which the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

        "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest effected as described in clause (3) of the proviso in the definition of "Required Collateral Interest", an amount equal to the lesser of
(i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period prior to repayment in full of the Class A Investor Interest an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any
Collateral Interest Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any further adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections remaining after allocations to the Offered Certificates on such Transfer Date or (c) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, beginning with the Transfer Date on which the Class B Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal the least of (i) Available Investor Principal Collections on deposit in the Principal Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date) and (ii) the Collateral Interest for such Transfer Date.

        Shared Principal Collections. Principal Collections for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account with respect to the Class A Certificates or of the Class B Investor Interest to the Distribution Account with respect to the Class B Certificates, and during the Rapid Amortization Period, the deposit of the Class A Investor Interest and the Class B Investor Interest to the Distribution Account, and then under certain circumstances payments to the Collateral Interest Holder, in each case as described above. The Servicer will determine the amount of Principal Collections for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series. The Servicer will allocate Shared Principal Collections derived from Principal Collections allocated to the Investor Interest to cover any scheduled or permitted principal distributions to certificateholders of other Series and to holders of other undivided interests in the Trust, and deposits to principal funding accounts, if any, for any other Series entitled thereto which have not been covered out of the Principal Collections allocable to such Series and out of certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Exchangeable Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account. Any amounts designated as Shared Principal Collections pursuant to Supplements for any other Series and allocable to the Certificates will be applied as described in "--Payments of Principal" above.

Reallocation of Cash Flows

        On each Distribution Date during the Revolving Period, the Controlled Accumulation Period and the Rapid Amortization Period, if any, the Servicer will determine the Class A Required Amount and the Class B Required Amount. If either or both of the Required Amounts are greater than zero after application of available Finance Charge Collections, Excess Spread, and Shared Finance Charge Collections, then Principal Collections allocable to the Collateral Interest will be reallocated and applied first to fund the remaining Class A Required Amount, if any, and second to fund to the remaining Class B Required Amount, if any, and to the extent that Reallocated Collateral Principal Collections are less than such remaining Class A Required Amount, Principal Collections allocable to the Class B Certificates will then be reallocated and applied to fund the remaining Class A Required Amount. The Collateral Interest will be reduced by the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections applied to fund the Required Amounts. The Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) applied to fund the Class A Required Amount.

"Class A Required Amount" for any date means the amount, if any, by which the Class A Available Funds with respect to the related Monthly Period are insufficient to pay the Class A Payment Amount for the related date.


"Class A Payment Amount" for any date means the aggregate of (i) the Class A Monthly Cap Rate Interest with respect to the related Distribution Date and any Class A Monthly Cap Rate Interest accrued during any prior period and not distributed to the Class A Certificateholders, (ii) the Class A Coverage Amount and any Class A Coverage Amount accrued during and prior period and not distributed to the Class B Certificateholders, (iii) the Class A Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class A Monthly Servicing Fees from prior Monthly Periods, (iv) the Class A Investor Default Amount for the related Monthly Period, and (v) unreimbursed Class A Investor Charge-Offs.

"Class B Required Amount" for any date means the amount, if any, by which the Class B Available Funds for any Monthly Period are insufficient to pay the Class B Payment Amount.

"Class B Payment Amount" for any date means the aggregate of (i) the Class B Monthly Cap Rate Interest with respect to the related Distribution Date, and any Class B Monthly Cap Rate Interest accrued during any prior period which has not been distributed to the Class B Certificateholders, (ii) the Class B Monthly Servicing Fee with respect to the related Distribution Date and any accrued and unpaid Class B Monthly Servicing Fees from prior Monthly Periods, (iii) the Class B Investor Default Amount for the related Monthly Period, and (iv) unreimbursed Class B Investor Charge-Offs.

"Required Amounts" for any date means the Class A Required Amount and the Class B Required Amount, collectively.

        Principal Collections allocable to the Collateral Interest and the Class B Certificates for the purpose of determining Collections available to be applied as Reallocated Principal Collections will be determined (i) for any Monthly Period during the Revolving Period by multiplying the Collateral Floating Allocation or the Class B Floating Allocation, as the case may be, by the applicable Floating Investor Percentage of Principal Collections for such Monthly Period, and (ii) for any Monthly Period during the Controlled Accumulation Period or the Rapid Amortization Period, if any, by multiplying the Collateral Fixed Allocation or the Class B Fixed Allocation, as the case may be, by the applicable Fixed Investor Percentage of Principal Collections for such Monthly Period, and in each case adding certain other amounts treated as Principal Collections (including amounts applied with respect to Investor Default Amounts and Investor Charge-Offs).

        Any reductions of the Class B Investor Interest or of the Collateral Interest, if reduced to an amount less than the Required Collateral Interest, due to payment of the Class A Required Amount or, with respect to the Collateral Interest, payment of the Class B Required Amount, will thereafter be reimbursed and the Class B Investor Interest and the Collateral Interest, as the case may be, increased on each Distribution Date by the amount, if any, of Excess Spread and any Shared Finance Charge Collections from other Series available for that purpose (in the case of the Collateral Interest, up to the Required Collateral Interest).

"Reallocated Class B Principal Collections" for any Monthly Period means Principal Collections allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

"Reallocated Collateral Principal Collections" for any Monthly Period means Principal Collections allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Investor Charge-Offs for the related Transfer Date.

"Reallocated Principal Collections" for any date means Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, for such date, collectively.

Defaulted Receivables; Adjustments and Fraudulent Charges

        On the eighth business day of each month but not later than the tenth calendar day (and if such day is not a business day, the preceding business day) (such date, a "Determination Date"), the Servicer will calculate the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period. The terms "Class A Investor Default Amount", "Class B Investor Default Amount" and "Collateral Default Amount" mean, respectively, for any Monthly Period, the product of (a) the Class A Floating Allocation, the Class B Floating Allocation or the Collateral Floating Allocation, as the case may be, determined as of the end of the Monthly Period, (b) the Floating Investor Percentage for Receivables in Defaulted Accounts and (c) the amount of Defaulted Receivables for such Monthly Period (the sum of the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount being sometimes referred to as the "Investor Default Amount"). The term "Defaulted Receivables" means, for any Monthly Period, Receivables which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables.

        On each Determination Date, if the Class A Investor Default Amount exceeds the amount of Excess Spread, Shared Finance Charge Collections and Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period immediately preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal

Collections as of the related Distribution Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections in excess of the Collateral Interest as of such Distribution Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of collections of Finance Charge Receivables, Excess Spread and Shared Finance Charge Collections allocated and available for such purpose as described under "--Allocation of Funds."

        On each Determination Date, if the Class B Investor Default Amount exceeds the amount of Excess Spread, Shared Finance Charge Collections and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Principal Collections as of the related Distribution Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess (but not by more than the Class B
Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Interest Charge-Offs and any Reallocated Collateral Principal Collections as of the related Distribution Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Finance Charge Collections allocated and available for that purpose as described under "--Allocation of Funds".

        On each Determination Date, if the Collateral Default Amount exceeds the amount of Excess Spread and Shared Finance Charge Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Determination Date, the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Interest Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Collateral Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Allocation of Funds". An "Investor Charge-Off" means a Class A Investor Charge-Off, a Class B Investor Charge-Off or a Collateral Interest Charge-Off, as the context requires.

        The Servicer shall be obligated to reduce on a net basis at the end of each Monthly Period the aggregate amount of Principal Receivables (i) created in respect of merchandise refused or returned by the obligor thereunder or as to which the obligor thereunder has asserted a counterclaim or defense, (ii) reduced by the Servicer by any charge-back or other principal adjustment, (iii) created as a result of a fraudulent or counterfeit charge, (iv) resulting from adjustments relating to returned or dishonored checks, or (v) resulting from Servicer error. The Interest will be reduced by the amount of any such adjustment; provided, however, that if the Transferor Interest would be reduced below the Minimum Transferor Interest by virtue of any such adjustment, the holder of the Exchangeable

Transferor Certificate will be required to make an adjustment payment to be deposited to the Excess Funding Account in an amount equal to the amount by which the Transferor Interest would have been reduced below the Minimum Transferor Interest.

Required Collateral Interest

        The "Required Collateral Interest" with respect to any Transfer Date means (i) initially, the Initial Collateral Interest and (ii) thereafter on each Transfer Date an amount equal to [ ]% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account all deposits into the Principal Funding Account on such Transfer Date and all payments to be made on the related Distribution Date after all adjustments made on such Transfer Date, but not less than $[ ]; provided, however, that (1) if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Offered Certificates as of the last day of the Monthly Period preceding such Transfer Date, less cash held in the Principal Funding Account as of such Transfer Date, after taking into account deposits and payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time upon written confirmation from the Rating Agency that such reduction will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it.

Reserve Account

        Pursuant to the Series 1997-1 Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Offered Certificates (to the extent described below under "--Allocation of Funds--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than [ ] months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) [ ]% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation from the Rating Agency that such designation will not result in a reduction or withdrawal of the Rating Agency's rating on any then outstanding Series rated by the Rating Agency and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event to occur and will not cause an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1997-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

        Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Finance Charge Collections allocable to the Class A Certificates.

        On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in Finance Charge Collections allocable to the Class A Certificates for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided that the amount of such withdrawal will be reduced to the extent that interest and other investment income on Reserve Account funds are deposited in the Finance Charge Account and treated as Finance Charge Collections as described in the last sentence of the immediately preceding paragraph. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

        The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

Final Payment of Principal; Termination of Trust

        The Investor Interest will be subject to optional purchase by the Transferor on any Distribution Date on or after which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest if certain conditions set forth in the Agreement are met. The Investor Interest will be subject to mandatory purchase by the Transferor on the Distribution Date immediately preceding the Scheduled Series 1997-1 Termination Date if the
Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest, if certain conditions set forth in the Agreement are met. The mandatory purchase requirement is in addition to any other provisions and remedies provided by the Agreement and will not serve to relieve any party of obligations it may otherwise have or waive any remedy that is otherwise provided. The purchase price will be equal to the Investor Interest, plus accrued and unpaid interest (other than Class A Excess Interest or Class B Excess Interest, as the case may be) on the Certificates at the applicable Offered Certificate Rate or Collateral Rate, as applicable, and any other amounts owing under the Loan Agreement through the date preceding the date on which the purchase occurs, less the amounts, if any, previously accumulated for the payment of principal and interest. The net proceeds of such purchase and any Collections on the Receivables will be distributed pro rata to certificateholders and holders of other undivided interests in the Trust, including the Certificateholders, on the Distribution Date following the Monthly Period in which such purchase occurs as final payment of the Certificates. Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made no later than the [ ] Distribution Date (the "Scheduled Series 1997-1 Termination Date").

        Unless the Servicer and the Holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of: (a) the day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Collection Account or the applicable Series account sufficient to pay in full (i) the aggregate investor interest of all Series outstanding plus accrued interest thereon (other than Class A Excess Interest or Class B Excess Interest, as the case may be) at the applicable certificate rates through the applicable interest accrual period prior to the Distribution Date with respect to each such

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Series and (ii) all amounts owed to each Enhancement Provider and (b) if a trust extension has occurred, the extended trust termination date, which shall be no later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Collection Account and other similar bank accounts of the Trust with respect to other Series).

        In the event that the Investor Interest is greater than zero on the Scheduled Series 1997-1 Termination Date, the Trustee will sell or cause to be sold interests in the Receivables or certain Receivables as specified in the Agreement, in an amount up to 110% of the Investor Interest of the Certificates at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). The net proceeds of such sale and any Collections on the Receivables will be distributed on the Scheduled Series 1997-1 Termination Date, as the final payment of the Certificates, first, pro rata to the Class A Certificateholders in an amount sufficient to pay the Class A Investor Interest in full, second, pro rata to the Class B Certificateholders in an amount sufficient to pay to Class B Investor Interest in full, and the balance to the Collateral Interest Holder.

Pay Out Events

        The Revolving Period will continue through the end of the [ ] Monthly Period and the Controlled Accumulation Period will begin at such time, unless such date is postponed as described under "-- Postponement of Controlled Accumulation Period" or a Pay Out Event occurs prior to such date. The Rapid Amortization Period will commence when a Pay Out Event occurs or is deemed to occur. A Pay Out Event with respect to the Certificates refers to any of the following events:

        (i) failure on the part of the Transferor or the Holder of the Exchangeable Transferor Certificate (a) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which will not exceed five business days), unless such failure is due to certain force majeure events, or (b) duly to observe or perform in any material respect any covenants or agreements of the Transferor, which in the case of subclause (b) hereof has a material adverse effect on the Offered Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest or to whether amounts are available under the Interest Rate Caps), continues unremedied for a period of 60 days after written notice and continues to affect materially and adversely the interests of the Offered Certificateholders for such period;

        (ii) any representation or warranty made by the Transferor in the Agreement, including the Series 1997-1 Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Offered Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest or to whether amounts are available under the Interest Rate Caps); provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

        (iii) certain events of insolvency, conservatorship or receivership relating to the Transferor;

        (iv) the average of the Portfolio Yields for any three consecutive Monthly Periods is a rate which is less than average of the Base Rates for such period;

        (v) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;


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        (vi) after any applicable  grace period,  a failure by the Transferor to convey Receivables in Additional Accounts to the Trust when required by the Agreement;

        (vii) any Servicer Default occurs which would have a material adverse effect on the certificateholders (which determination shall be made without regard to whether amounts are available under the Interest Rate Caps);

        (viii) failure to have paid the Class A Investor Interest in full on the Class A Scheduled Payment Date or to have paid the Class B Investor Interest in full on the Class B Scheduled Payment Date; or

        (ix) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date such payment was due.

        In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of each of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders) declare that, as of the date of such notice, a Pay Out Event has occurred. In the case of either event described in clause (iii) or (v), a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv), (vi), (viii), or (ix), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee, the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Rapid Amortization Period will commence on the date a Pay Out Event occurs or is deemed to have occurred. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

        In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal or state law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor (an "Insolvency Event"), on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Agreement, within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner, unless otherwise instructed within a specified period by the certificateholders and other holders of undivided interests in the Trust representing undivided interests aggregating more than 50% of the investor interest of each Series (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders and interest holders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and if not so instructed the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to each Series that did not vote to disapprove of the liquidation of the Receivables in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections of the Receivables and applied as provided above in "--Application of Collections".

        If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a conservator or receiver for a Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.


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



Collection and Other Servicing Procedures

        Pursuant to the Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures for servicing credit card receivables and exercising a degree of skill and care consistent with those of a reasonable and prudent servicer of credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to its own credit card receivables. The Servicer maintains blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

        Servicing activities performed by the Servicer include collecting and recording payments, communicating with cardholder, investigating payment delinquencies, evaluations in relation to increasing credit limits and in issuing credit cards, providing billing records to cardholder and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

Servicer Covenants

        In the Agreement, the Servicer covenants with the certificateholders (including the Certificateholders) and the Trustee, as to each Receivable and related Account, that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, and will maintain in effect all qualifications required in order to service the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the certificateholders (including the Certificateholders); (b) it will not permit any rescission or cancellation of the Receivables, except in accordance with the credit and collection policies of the Transferor or as ordered by a court of competent jurisdiction or other governmental authority; (c) it will do nothing to impair the rights of the certificateholders (including the Certificateholders) in the Receivables or the related Accounts; and (d) it will not reschedule, revise or defer payments due on the Receivables except in accordance with the credit and collection policies of the Transferor for servicing receivables.

        Under the terms of the Agreement, all Receivables in an Account will be assigned and transferred or reassigned and transferred to the Servicer and such account shall no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with and such noncompliance has not been cured within 60 days thereafter and has a material adverse effect on the certificateholders' interest in such Receivable. If the Transferor is the Servicer, such reassignment and retransfer shall be made on or before the end of the Monthly Period in which such reassignment obligation arises, by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In addition, if the Transferor Interest would be reduced below the Minimum Transferor Interest, People's Bank as Servicer will deposit into the Collection Account an amount equal to the amount by which the Transferor Interest will be reduced below the Minimum Transferor Interest (such reassignment and retransfer to the Servicer to be effected only upon such deposit by the Servicer in the Excess Funding Account). If the Transferor is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account no later than the Transfer Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be allocated as Collections pursuant to the Agreement. In either case, this retransfer and reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the Servicer is not satisfied. In either case, the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.


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



Servicing Compensation and Payment of Expenses

        The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor Interest (the "Transferor Servicing Fee"), the Certificateholders, the Collateral Interest Holder, certificateholders of all of the other Series and other holders of undivided interests in the Trust. The portion of the Servicing Fee allocable to each Series of certificates, including the Certificates, on any Distribution Date will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the investor interest of such Series with respect to the last day of the related Monthly Period. The portion of the Servicing Fee allocable to each of the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder on each Distribution Date (respectively, the "Class A Monthly Servicing Fee", the "Class B Monthly Servicing Fee" and the "Collateral Interest Monthly Servicing Fee"; together, the "Monthly Servicing Fees") will be equal to one-twelfth of the product of 2% per annum (the "Servicing Fee Rate") and the Class A Adjusted Investor Interest, the Class B Investor Interest or the Collateral Interest, as the case may be, as of the last day of the related Monthly Period; provided, however, with respect to the first Transfer Date, the aggregate Monthly Servicing Fees shall be an amount equal to $[ ]. The Monthly Servicing Fees will be paid each month from the Finance Charge Account; however, payment thereof will be made after payment to Certificateholders of certain distributions of interest therefrom. On any Distribution Date with respect to any Monthly Period, the Transferor Servicing Fee will equal one-twelfth of the product of (a) the Transferor Interest and (b) the weighted average servicing fee percentage with respect to all Series of certificates.

        The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, Paying Agent, Transfer Agent and Registrar and independent accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

        The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law and except as described below. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Notwithstanding the foregoing, People's Bank may transfer its servicing obligations to any of its affiliates (which meets certain eligibility standards set forth in the Agreement) or, subject to certain conditions set forth in the Agreement, to any other entity which the Rating Agency has advised in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates and be relieved of its obligations and duties under the Agreement.

        The Agreement provides that the Servicer will indemnify the Trust, for the benefit of the certificateholders (including the Certificateholders), and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee pursuant to the Agreement; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of or resulting from fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Offered Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Offered Certificate Owners for any losses, claims, damages or liabilities incurred by any Certificateholder in its capacity as an investor, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or
(d) the Trust, the Certificateholders or the Offered Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Offered Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith)

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



required to be paid by the Trust, the Certificateholders or the Offered Certificate Owners in connection therewith to any taxing authority.

        The Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

        The Agreement provides that, in addition to Exchanges, the Holder of the Exchangeable Transferor Certificate may transfer all or a portion of the Exchangeable Transferor Certificate to any other party upon written consent of the Transferor; provided, however, that, in each case, prior to any such transfer (i) (a) the Trustee receives written notification from the Rating Agency then rating each Series that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives (among other things) a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each series as debt for Federal, New York or Connecticut state income tax purposes or result in the trust being treated as a taxable entity and will not be treated as a taxable exchange to Certificateholders or (ii) such transfer complies with the provisions of the next succeeding paragraph. The Transferor, in its capacity as the original holder of the Exchangeable Transferor Certificate, transferred its interest in the Exchangeable Transferor Certificate to PSFC in accordance with the requirements described in clause (i) of the preceding sentence, pursuant to an Assignment and Assumption Agreement dated as of December 15, 1995 by and between the Transferor and PSFC.

        Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplemental agreement for the assumption of the Transferor's or Servicer's obligations and delivery of an officer's certificate with respect to the compliance of the transaction with the applicable provisions of the Agreement and an opinion of counsel to the effect that such supplemental agreement is legal, valid and binding, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement. The Transferor may effect any sale, transfer or pledge of the Accounts or any of its obligations under the Agreement or effect any merger, consolidation or assumption which is not in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Agreement: (a) the Transferor and Servicer determine that such event will not be adverse to the interests of the certificateholders of any Series; (b) the Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding, including the Certificates; and (c) the purchaser, transferee, pledgee or successor entity executes a supplemental agreement whereby such entity agrees to assume the obligations of the Transferor.

Servicer Default

        In the event of any Servicer Default (as defined below), either the Trustee or certificateholders and other interest holders representing undivided interests aggregating more than 50% of the sum of the investor interests of all certificates and other undivided interests in the Trust outstanding, by written notice to the Servicer (and to the Trustee if given by the certificateholders and interest holders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor and the Holder of the Exchangeable Transferor Agreement under the Agreement and, as applicable, in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer, which successor Servicer must satisfy certain eligibility criteria contained in the Agreement. If no such Servicer has been

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



appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right to accept reassignment of the Receivables at a price generally equal to the higher of the outstanding principal balance of the certificates plus accrued interest through the date of reassignment and the average bid quoted by two recognized dealers for a similar security rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series.

        A "Servicer Default" refers to any of the following events:

        (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement (or within the applicable grace period, which shall not exceed five business days);

        (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the holders of outstanding Series, including the Certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders for such period; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

        (c) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement, or in any certificate delivered pursuant to the Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of certificateholders (which determination shall be made without regard to whether funds are available in any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after written notice; or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

        In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

Reports to Certificateholders

        On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth among other things: [(a) the total amount distributed to Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder, respectively, (b) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively, (c) the amount of the distribution made on such Distribution Date allocable to Class A Monthly Interest, Class B Monthly Interest and Collateral Monthly Interest, respectively, (d) the amount of Principal Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively, (e) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest, and the Floating Investor Percentage, Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, the Fixed Investor Percentage, the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, in each case as of the end of the last day of the preceding Monthly Period, (f) the aggregate outstanding balance of Accounts which are up to 30 days delinquent,

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31 to 60 days delinquent,  and 61 or more days delinquent in accordance with the
Servicer's then existing credit card guidelines by class of delinquency as of the end of the preceding Monthly Period, (g) the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the preceding Monthly Period, (h) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Interest Charge-Offs
for  the  preceding   Monthly  Period  and  the  aggregate  amount  of  Investor
Charge-Offs reimbursed to each class on the Transfer Date immediately preceding such Distribution Date, (i) the amount of the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee and the Collateral Interest Monthly Servicing Fee for the preceding Monthly Period, (j) the "Pool Factor" as of the end of the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of Investor Interest to Initial Investor Interest), (k) the Principal Funding Account Balance as of the related Transfer Date, (l) the Accumulation Shortfall for each class of the Series, (m) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date, (n) the Principal Funding Investment Shortfall on the related Transfer Date, (o) the amount of Class A Available Funds and Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date, (p) the aggregate amount of Finance Charge Collections allocable to the Investor Interest for the preceding Monthly Period, (q) the Required Amounts, if any, and, if the amount payable under the Interest Rate Caps and Shared Finance Charge Collections available to the Certificates are insufficient to satisfy the Required Amount, the amount of Reallocated Collateral Principal Allocations and Reallocated Class B Principal Allocations to be applied thereto, and any reductions in the Collateral Interest and the Class B Investor Interest to satisfy the Class A Required Amount and the Class B Required Amount, as the case may be, (r) the Available Reserve Account Amount, and (s) the ratio of the Collateral Interest to the Investor Interest of the Certificates as of the last day of the preceding Monthly Period.

        On or before January 31 of each calendar year, beginning with 1998, the Paying Agent will furnish to each person who at any time during the preceding calendar year was an Offered Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the Monthly Servicer Report, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was an Offered Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Offered Certificateholders to prepare their tax returns.

        The Trustee will publish or will cause to be published following each Distribution Date (including the Scheduled Series 1997-1 Termination Date) in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information described in "Description of the Certificates--Reports to Certificateholders" in the prospectus will be available for review at the main office of the listing agent of the Trust in Luxembourg.

        Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

Evidence as to Compliance

        The Agreement provides that on or before March 31 of each calendar year, beginning in 1994, the Servicer will cause a firm of independent accountants to furnish a report to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of
Accounts under the Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion that the system of internal accounting controls in effect on the date set forth in such report relating to certain servicing procedures performed by the Servicer under the Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the applicable sections of the Agreement, except for such exceptions, errors or

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irregularities  as such firm shall  believe to be  immaterial  to the  financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. In addition, on or before March 31 of each calendar year, beginning in 1994, such firm has compared or will compare the amounts contained in the Servicer's statements and certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report confirming that such amounts are in agreement except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report.

        The Agreement provides for delivery to the Trustee on or before March 31 of each calendar year, beginning in 1994, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or has caused to be performed, its obligations in all material respects under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

Amendments

        The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Agreement and any Supplement which are not inconsistent with the provisions of the Agreement and any Supplement. See "The Receivables". The Agreement may be amended from time to time without the consent of the Certificateholders by the Trustee, and by the Transferor or the Servicer with the consent of the Trustee, to (a) provide for the transfer by the Transferor of its interest in and to all or part of the Accounts in accordance with the provisions of the Agreement and (b) provide for the purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide for the treatment of Principal Collections, in an amount up to the aggregate amount by which the purchase price of Principal Receivables as sold thereafter is less than 100%, as Finance Charge Collections; provided, however, that any such action shall not adversely affect in any material respect the interests of the certificateholders (each Certificateholder will be deemed to have agreed that the exercise of such option by the Transferor, at such time the Transferor determines to exercise such options, will not adversely affect in any material respects the interests of Certificateholders); provided, further, however, that the Servicer and the Trustee shall have received notice from the Rating Agency that any such amendment will not result in the reduction or withdrawal of its then-existing rating of the certificates of any Series. Moreover, any Supplement and any amendments regarding the addition or removal of Receivables to or from the Trust will not be considered amendments requiring certificateholder consent under the provisions of the Agreement or any Supplement.

        The Agreement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66-2/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series or (c) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).


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List of Certificateholders

        Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of certificateholders. See "--Book-Entry Registration" and "--Definitive Certificates" above.


                           CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

        The Transferor independently represents and warrants in the Agreement that the transfer of Receivables, Interchange and Recoveries constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, Interchange and Recoveries, except for the interest of the Transferor as the then current holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such property. The Transferor also independently represents and warrants in the Agreement that, in the event the transfer of Receivables, Interchange and Recoveries by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC"), as in effect in the State of New York, there will exist a valid, subsisting and enforceable first priority perfected security interest in such property in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such property created thereafter in favor of the Trust on and after their creation, except for certain tax and other customary liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates-- Representations and Warranties".

        The Transferor independently represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC as in effect in the States of New York and Connecticut. The transfer and assignment of accounts and the transfer of accounts and general intangibles as security for an obligation are covered by Article 9 of the UCC, with the transfer and assignments of accounts treated in the same fashion as the creation and perfection of a security interest therein. The filing of an appropriate financing statement is required to perfect the interest of the Trust therein. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

        There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the closing date of the issuance by the Trust of the initial Series of certificates could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor represents and warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver or the State of Connecticut Department of Banking may have priority over the interest of the Trust in such Receivable.


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Certain Matters Relating to Conservatorship and Receivership

        The Transferor is chartered as a Connecticut stock savings bank and is subject to regulation and supervision by the State of Connecticut Department of Banking. If the Transferor becomes insolvent or is in an unsound condition or if certain other circumstances occur, the State of Connecticut Department of Banking may request the Attorney General of Connecticut to apply to the Connecticut Court for an order appointing a conservator or receiver for the Transferor. Since the Transferor is a FDIC-insured bank, Connecticut law requires the conservator or receiver to be the Connecticut Banking Commissioner and permits the Commissioner to request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for the Transferor if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, the Transferor's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease-and-desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of the Transferor).

        The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Transferor could exercise. To the extent that the Transferor has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before the Transferor's insolvency, was not taken in contemplation of the insolvency of the Transferor, and was not taken with the intent to hinder, delay or defraud the Transferor or the creditors of the Transferor, such security interest should not be subject to avoidance if the Pooling and Servicing Agreement and Supplements thereto and related documents are approved by the Transferor and are continuously maintained as records of the Transferor (as required by the FDIA) and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of the Transferor. As a result, payments to the Trust with respect to the Receivables (up to the amount of actual, direct compensatory damages, as described below) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. The foregoing conclusions regarding avoidance or recovery are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. If, however, the FDIC, as conservator or receiver for the Transferor were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages". On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. The FDIC, as conservator or receiver, would also have the rights and powers conferred under Connecticut law.

        The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation

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(although  Finance Charge  Receivables on existing  balances will continue to be transferred), and unless otherwise instructed within a specified period by holders of more than 50% of the investor interest of each Series outstanding (or, with respect to any Series with two or more classes, 50% of each class) to the effect that such certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such appointment or voluntary liquidation, the Trustee will proceed to sell, dispose of or otherwise liquidate the portion of the
Receivables  allocable  to each  Series that did not vote to  disapprove  of the
liquidation  of  the   Receivables  in  accordance   with  the  Agreement  in  a
commercially reasonable manner and on commercially reasonable terms. There can be no assurance, however, that a receiver or conservator will allow and not seek avoidance of continued transfer of Receivables to the Trust after receivership or conservatorship of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables would be treated as Collections of the Receivables and
the  Investor   Percentage  of  such  proceeds   would  be  distributed  to  the
Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables, the commencement of the Rapid Amortization Period and the transfer of servicing obligations from the Transferor. A conservator or receiver would have the power to cause the early sale of the Receivables and the early retirement of the Certificates, to prohibit the continued transfer of Principal Receivables to the Trust, and to repudiate the
servicing   obligations   of   the   Transferor.   See   "Description   of   the
Certificates--Pay Out Events". In addition, the appointment of a receiver or conservator could adversely affect the Transferor's ability to repurchase ineligible Receivables from the Trust or make cash deposits in respect of credits, adjustments or fraudulent charges and could result in administrative expenses of the receiver or conservator having priority over the interest of the Trust in the Receivables.

Consumer Protection Laws

        The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts and applicable state law. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly Billing Cycles, and at year end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholder are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor warrants to the Trust in the Agreement that all Receivables have been and will be created in compliance with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties".

        Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Transferor's credit card operations or the yield on the Receivables in the Trust.



                                              71

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                            CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

        The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Transferor ("Tax Counsel"), subject to the exceptions and qualifications described herein, as to the material Federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion, however, does not address every aspect of the Federal income tax laws that may be relevant to holders of Offered Certificates in light of their personal investment circumstances or to certain types of Offered Certificateholders subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates in their own particular circumstances. The discussion is generally limited to those persons who are the initial holders of the Offered Certificates and to investors who will hold Offered Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect (or, in the case of certain Treasury regulations, that are proposed) as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Internal Revenue Service (the "IRS") and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trust will not be indemnified for any Federal income tax that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Offered Certificateholders.

Treatment of the Offered Certificates as Indebtedness

        Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Offered Certificates, when issued, will be characterized for Federal income tax purposes as indebtedness that is secured by the Receivables and the Trust will be disregarded.

        The Transferor and Offered Certificateholders will express in the Agreement the intent that, for Federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Offered Certificates will be indebtedness secured by the Receivables. The Transferor, by entering into the Agreement, PSFC, by its beneficial ownership of the Transferor Interest, and each Offered Certificateholder, by virtue of accepting a beneficial interest in an Offered Certificate, will agree to treat the Offered Certificates (or the beneficial interests therein) as indebtedness secured by the Receivables for Federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. Because, however, different criteria are used in determining the nontax accounting treatment of a transaction, the Transferor and PSFC will treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

        The economic substance of a transaction generally determines its Federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction.

        The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has

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



relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Based upon its analysis of such factors, Tax Counsel is of the opinion that the Offered Certificates will be characterized for Federal income tax purposes as indebtedness secured by the Receivables. Contrary characterizations that could be asserted by the IRS are described under "--Possible Characterization of the Offered Certificates as an Interest in an Association Taxable as a Corporation or a Partnership" below. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates will be treated as debt obligations for Federal income tax purposes.

Interest Income to Offered Certificateholders

        It is anticipated that the Offered Certificates will be issued at par value (or at an insubstantial discount from par value). To the extent that stated interest on the Offered Certificates constitutes "qualified stated interest", it will be taxable as ordinary income for Federal income tax purposes when received or accrued by Offered Certificateholders in accordance with their respective methods of tax accounting. Qualified stated interest generally includes stated interest that is "unconditionally payable" at least annually at a single fixed rate or at a qualified floating or objective variable rate that appropriately takes into account the length of the interval between payments. It is possible that the Internal Revenue Service would take the position, based on the applicable Treasury regulations, that none of the stated interest payable on the Offered Certificates is "unconditionally payable" and hence that all of such interest should be included in the Offered Certificates' stated redemption price at maturity. Consequently, the Offered Certificates would be treated as being issued with original issue discount ("OID") (generally, the excess of the "stated redemption price at maturity" of an Offered Certificate, or all payments on the Offered Certificate other than payments of qualified stated interest, over the issue price of the Offered Certificate). To the extent the Offered Certificates were treated as being issued with OID, an Offered Certificateholder would be required, subject to a de minimis exception, to include OID in income as interest over the term of the Offered Certificate under a constant yield method, and, in general, OID must be included in income in advance of the receipt of cash representing that income.

        Tax counsel is unable to opine as to whether stated interest payable on an Offered Certificate constitutes "qualified stated interest" such that such interest would not be includible in the state redemption price at maturity of an Offered Certificate and includible in income as OID. Because of the uncertainty of treatment, holders are urged to consult their own tax advisors regarding the treatment of stated interest on the Offered Certificates.

        An Offered Certificateholder who purchases an Offered Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

        If an Offered Certificate is purchased by an Offered Certificateholder at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Offered Certificateholder's basis) under a constant yield method over the term of the Offered Certificate if an election under Section 171 of the Code is made or is previously in effect.

Disposition of Offered Certificates

        If an Offered Certificate is sold, exchanged or otherwise disposed of, an Offered Certificateholder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Offered Certificateholder's adjusted basis in the Offered Certificate. The adjusted basis of an Offered Certificate generally will equal the cost of the Offered Certificate to the Offered Certificateholder, increased by any OID or market discount previously includible in the Offered Certificateholder's gross income, and reduced by the portion of the basis of the Offered Certificate allocable to payments on the Offered Certificate previously received by the Offered
Certificateholder and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of an Offered Certificate will be capital gain or loss if the Offered Certificate is held by the Offered Certificateholder as a capital asset, except to the extent a holder realizes ordinary income attributable to accrued interest. Capital gain or loss will be long-term if the Offered Certificate is held by the Offered Certificateholder for more than one year and otherwise will be short-term.

Possible Characterization of the Offered Certificates as an Interest in an Association Taxable as a Corporation or a Partnership

        Although, as described above, it is the opinion of Tax Counsel that the Offered Certificates are properly characterized as debt for Federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Offered Certificates were not debt obligations for Federal income tax purposes, the arrangement created by the Agreement might be classified for Federal income tax purposes as an association taxable as a corporation that owns the Receivables or, possibly, as a partnership, including a "publicly traded partnership".

        If the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to Federal income taxes at corporate tax rates on its taxable income from the Receivables. Such a tax might result in reduced distributions to Offered Certificateholders and Offered Certificateholders might be liable for a share of such a tax. Moreover, it is unlikely that distributions by the entity would be deductible in computing the entity's taxable income (assuming that the Offered Certificates were treated as ownership interests in the Receivables rather than as debt) with the result that the entity would have significant taxable income and tax liability. In addition, all or part of the distributions to Offered Certificateholders would generally be treated as dividend income to the Offered Certificateholders.

        If, alternatively, the Offered Certificates were treated as interests in a partnership, the income reportable by the Offered Certificateholders as partners could differ from the income reportable by the Offered Certificateholders as holders of debt obligations. For example, a cash basis Offered Certificateholder might be required to report income when it accrued to the partnership rather than when it is received by the Offered
Certificateholder. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under
Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if a class of Offered Certificates were treated as interests in a partnership and another class of Offered Certificates were treated as debt, a portion of the taxable income allocated to an Offered Certificateholder of the class of Offered Certificates treated as interests in a partnership that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to the holder under the Code.

        Since the Transferor and PSFC will treat the Offered Certificates as indebtedness for Federal income tax purposes, neither the Transferor nor PSFC will comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

Foreign Investors

        Assuming the Offered Certificates represent debt obligations for Federal income tax purposes, if interest (including OID) paid to a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust is not effectively connected with the conduct of a United States trade or business of the recipient, it will be considered "portfolio interest" and will (subject to the discussion of backup withholding below) be generally exempt from United States withholding tax; provided, however, that the Offered Certificateholder complies with applicable certification requirements (and does not actually or constructively own ten percent or more of the voting stock of the Transferor or PSFC and is not a controlled foreign corporation related to the Transferor or its affiliates).

        If the Offered Certificates were recharacterized as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty). If the IRS were to contend successfully that the Offered Certificates represent interests in a partnership (not taxable as a corporation), an Offered Certificateholder that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of an Offered Certificateholder that is a corporation, and would be subject to withholding tax on its share of partnership income.

Information Reporting and Backup Withholding

        The Servicer will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). Each non-exempt Offered Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Offered Certificateholder fail to provide the required certification, the Offered Certificateholder will be subject to backup withholding of U.S. Federal income tax at a rate of 31% of the amounts otherwise payable to the holder. Such amount would be remitted to the IRS as a credit against the holder's Federal income tax liability.


                               STATE AND LOCAL TAX CONSEQUENCES

General

        State tax consequences to each Offered Certificateholder will depend upon the provisions of the state tax laws to which the Offered Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Offered Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

Connecticut

        The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Connecticut. Connecticut imposes an income tax on corporations doing business in Connecticut measured by their net income apportioned to Connecticut. This discussion is based upon present provisions of Connecticut law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Connecticut Department of Revenue.

        Assuming the Offered Certificates are treated as indebtedness for Federal income tax purposes, Pullman & Comley, LLC, special Connecticut counsel to the Transferor, is of the opinion that this treatment will also apply
for   Connecticut   tax   purposes.   Pursuant   to  this   treatment,   Offered
Certificateholders not otherwise subject to Connecticut tax would not become subject to such tax solely because of their ownership of the Offered
Certificates. Offered Certificateholders already subject to taxation in Connecticut as corporations, however, could be required to pay tax on the income generated from ownership of these Offered Certificates.

        In the alternative, if the Offered Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for Connecticut tax purposes. In such case, Connecticut could view the partnership as doing business in Connecticut. Connecticut would not impose any tax on the Trust, but an Offered Certificateholder not otherwise subject to taxation in Connecticut could become subject to Connecticut income taxes as a result of its mere ownership of Offered Certificates.

        If the Offered Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Connecticut income tax. Such taxes could result in reduced distributions to Offered Certificateholders. An Offered Certificateholder not otherwise subject to tax in Connecticut would not become subject to Connecticut taxes as a result of its mere ownership of such an interest.

        Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Offered Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Offered Certificates would be treated as indebtedness by any particular state. Offered Certificateholders are urged to consult their own tax advisors with respect to state taxes.

        ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.


                         CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

        Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, Keogh plans, individual retirement accounts or annuities and employee annuity plans (collectively, "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

        A possible violation of the prohibited transaction rules could occur if the Offered Certificates were to be purchased with assets of any Benefit Plan if the Transferor, the Servicer, the Trustee or the Underwriters were a "party in interest" or a "disqualified person", with respect to such Benefit Plan. The Transferor, the Servicer, the Trustee and the Underwriters are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of an Offered Certificate, the fiduciary of any Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and the Transferor, the Servicer, the Trustee, the Underwriters or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Offered Certificates: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 95-60

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



(Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

        Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. Although the Transferor and the Offered Certificate Owners have agreed to treat the Offered Certificates as debt instruments for tax purposes, the Offered Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, if investment in the Offered Certificates by Benefit Plans is substantial, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan unless the exception described below applies.

        The assets of the Trust would not be treated as plan assets if the Offered Certificates constitute "publicly offered securities". A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For the purpose of this exception, the Class A Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. It is anticipated that the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Class A Underwriters will not sell the Class A Certificates to Benefit Plans unless they believe that the Class A Certificates will be held by at least 100 persons at the conclusion of the offering. In addition, there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. The Class B Certificates may not be acquired with the assets of any Benefit Plan.

        If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets", transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is an Offered Certificate Owner might be prohibited under Section 406 of ERISA and section 4975 of the Code unless an exemption is applicable. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of an Offered Certificate by a Benefit Plan.

        In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Offered Certificates should consult their own counsel regarding whether the assets of the Trust would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules.

        Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Offered Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.



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                                         UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement with respect to the Offered Certificates (the "Underwriting Agreement"), PSFC and the Transferor have agreed with respect to the Class A Certificates to sell to each of the Underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name below:



                                                            Principal Amount of
Underwriters                                                Class A Certificates
------------                                                --------------------

Goldman, Sachs & Co...........................                $[              ]


        Under the terms and conditions of the Underwriting Agreement, the several Class A Underwriters are committed to take and pay for all of the Class A Certificates, if any are taken.

        Subject to the terms and conditions set forth in the Underwriting Agreement, PSFC and the Transferor have agreed with respect to the Class B Certificates to sell to Goldman, Sachs & Co. (the "Class B Underwriters" and together with the Class A Underwriters, the "Underwriters"), and the Class B Underwriters have agreed to purchase, the Class B Certificates.

        Under the terms and conditions of the Underwriting Agreement, the Class B Underwriters are committed to take and pay for all of the Class B Certificates, if any are taken.

        PSFC and the Transferor have been advised by the Class A Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A Certificates to certain brokers and dealers. After the Class A Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class A Underwriters.

        PSFC and the Transferor have been advised by the Class B Underwriters that they propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Certificates to certain brokers and dealers. After the Class B Certificates are released for sale to the public, the public offering price and other selling terms may from time to time be varied by the Class B Underwriters.

        Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

        Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom and
(c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial

Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

        PSFC and the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

        In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. Underwriters may bid for and purchase Offered Certificates in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase Offered Certificates in the open market to stabilize the price of the Offered Certificates. These activities may stabilize or maintain the market price of the Offered Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.


                                         LEGAL MATTERS

        Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Transferor by William T. Kosturko, General Counsel to People's Bank. Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the federal tax consequences of the issuance of the Offered Certificates and certain other matters relating thereto will be passed upon for the Transferor by Mayer, Brown & Platt, New York, New York and certain legal matters relating to Connecticut state income tax consequences will be passed upon for the Transferor by Pullman & Comley, LLC, Bridgeport, Connecticut, special Connecticut counsel to People's Bank. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

Accounts................................................................13, 85
Accumulation Period Length..................................................52
Accumulation Shortfall...................................................9, 39
Additional Accounts.........................................................14
Adjusted Investor Interest...............................................6, 64
Affinity Program Accounts...................................................30
Agent Bank Accounts.........................................................30
Aggregate Principal Receivables.............................................35
Agreement....................................................................3
Amortization Period.........................................................66
Automatic Additional Accounts...............................................14
Available Investor Principal Collections................................39, 52
Available Reserve Account Amount............................................76
Bank Portfolio..............................................................29
Base Rate...................................................................25
Benefit Plans...............................................................92
Billing Cycle...............................................................31
Cede.........................................................................2
Cedel.......................................................................48
Cedel Participants..........................................................48
Certificateholders...........................................................3
Certificates   ...........................................................4, 3
Class A Adjusted Investor Interest.......................................6, 64
Class A Available Funds.....................................................68
Class A Cap Rate............................................................46
Class A Certificate Rate.....................................................7
Class A Certificateholders...................................................3
Class A Certificates......................................................4, 3
Class A Covered Amount..................................................10, 52
Class A Excess Interest..................................................7, 50
Class A Excess Principal....................................................51
Class A Fixed Allocation....................................................63
Class A Floating Allocation.................................................62
Class A Initial Investor Interest............................................5
Class A Interest Rate Cap....................................................4
Class A Investor Default Amount.............................................74
Class A Investor Interest................................................5, 63
Class A Monthly Interest.................................................7, 50
Class A Monthly Principal...................................................71
Class A Monthly Servicing Fee...............................................80
Class A Notional Amount.....................................................45
Class A Payment Amount......................................................73
Class A Principal Funding Investment Shortfall..........................10, 52
Class A Required Amount.....................................................72
Class A Scheduled Payment Date...........................................2, 11
Class A Underwriters........................................................94
Class B Cap Rate............................................................46
Class B Certificate Rate.....................................................8
Class B Certificateholders...................................................3

Class B Certificates......................................................4, 3
Class B Excess Interest..................................................8, 50
Class B Excess Principal....................................................51
Class B Fixed Allocation....................................................63
Class B Floating Allocation.................................................62
Class B Initial Investor Interest............................................5
Class B Interest Rate Cap....................................................4
Class B Investor Charge-Off.............................................18, 74
Class B Investor Default Amount.............................................74
Class B Investor Interest................................................6, 63
Class B Monthly Cap Rate Interest...........................................67
Class B Monthly Interest.................................................8, 50
Class B Monthly Principal...................................................71
Class B Monthly Servicing Fee...............................................80
Class B Notional Amount.....................................................46
Class B Payment Amount......................................................73
Class B Required Amount.....................................................73
Class B Scheduled Payment Date...........................................2, 11
Closing Date.................................................................4
Code........................................................................88
Collateral Available Funds..................................................68
Collateral Default Amount...................................................74
Collateral Fixed Allocation.................................................63
Collateral Floating Allocation..............................................62
Collateral Interest......................................................6, 64
Collateral Interest Charge-Off..............................................75
Collateral Interest Holder...................................................5
Collateral Interest Monthly Servicing Fee...................................80
Collateral Interest Surplus..............................................9, 65
Collateral Monthly Interest.................................................69
Collateral Monthly Principal................................................71
Collateral Rate.............................................................69
Collection Account......................................................15, 60
Collection Subaccount.......................................................61
Collections.................................................................62
Commission...................................................................2
Congress....................................................................23
Controlled Accumulation Amount..............................................39
Controlled Accumulation Date.................................................9
Controlled Accumulation Period...............................................9
Controlled Deposit Amount................................................9, 38
Cooperative.................................................................48
Defaulted Accounts..........................................................62
Defaulted Receivables.......................................................74
Definitive Certificates.........................................28, 44, 49, 85
Depositaries................................................................46
Depository..................................................................44
Determination Date..........................................................74
Disclosure Document.........................................................12
Discount Option.............................................................60
Discount Percentage.........................................................60
Distribution Account........................................................61

Distribution Date.....................................................4, 7, 44
DOL.........................................................................93
DTC...................................................................2, AII-1
DTC Participants............................................................47
Eligible Account............................................................57
Eligible Additional Account.................................................59
Eligible Automatic Additional Account.......................................59
Eligible Receivable.........................................................58
Enhancement..................................................................4
Enhancement Provider........................................................56
ERISA.......................................................................21
Euroclear...................................................................48
Euroclear Operator..........................................................48
Euroclear Participants......................................................48
Euroclear System............................................................48
Excess Funding Account......................................................61
Excess Principal............................................................51
Excess Spread...........................................................68, 70
Exchange....................................................................12
Exchange Act.................................................................2
Exchangeable Transferor Certificate..........................................5
Expected Class A Principal..................................................50
Expected Class B Principal..................................................51
FDIA........................................................................22
FDIC......................................................................4, 5
Finance Charge Account......................................................61
Finance Charge Collections..................................................62
Finance Charge Receivables..................................................13
Fixed Investor Percentage...................................................63
Floating Investor Percentage................................................62
Global Securities........................................................AII-1
Holder of the Exchangeable Transferor Certificate............................5
Holders.....................................................................49
Indirect Participants.......................................................47
Ineligible Receivable.......................................................56
Initial Collateral Interest..................................................5
Initial Expected Class A Accumulation Date..................................50
Initial Interest Period......................................................8
Initial Investor Interest....................................................5
Insolvency Event............................................................78
Interchange.................................................................34
Interest Period.............................................................45
Interest Rate Cap Provider...................................................4
Interest Rate Caps...........................................................4
Investor Charge-Off.........................................................75
Investor Default Amount.....................................................74
Investor Exchange...........................................................12
Investor Interest............................................................6
Investor Percentage..................................................6, 62, 63
IRS.........................................................................88
LIBOR....................................................................7, 45
LIBOR Determination Date....................................................45

Loan Agreement..............................................................20
London Banking Day..........................................................45
MasterCard..................................................................28
Maximum Addition Amount.....................................................59
Minimum Aggregate Principal Receivables.....................................35
Minimum Transferor Interest.................................................35
Monthly Period...............................................................6
Monthly Servicer Report.....................................................83
Monthly Servicing Fees......................................................80
Moody's.....................................................................61
Offered Certificate Owners...................................................2
Offered Certificate Rates....................................................8
Offered Certificateholders...................................................3
Offered Certificates......................................................4, 3
OID.........................................................................89
Participants................................................................47
Pay Out Event...............................................................38
Paying Agent................................................................49
Permitted Investments.......................................................61
Plan Asset Regulation.......................................................93
Pool Factor.................................................................83
Portfolio Yield.............................................................26
Principal Account...........................................................61
Principal Allocation........................................................66
Principal Collections.......................................................62
Principal Funding Account................................................9, 61
Principal Funding Account Balance........................................9, 38
Principal Funding Investment Proceeds...................................10, 52
Principal Receivables.......................................................13
Principal Shortfalls........................................................72
Principal Terms.............................................................54
PSFC..................................................................4, 5, 43
Qualified Institution.......................................................60
Qualified Substitute Arrangement............................................46
Qualified Trust Institution.................................................61
Rapid Amortization Period...................................................11
Rating Agency...............................................................27
Reallocated Class B Principal Collections...................................73
Reallocated Collateral Principal Collections................................73
Reallocated Principal Collections...........................................73
Receivables..................................................................4
Record Date.................................................................44
Recoveries..................................................................13
Reference Banks.............................................................45
Removal Date................................................................60
Removed Accounts........................................................14, 60
Replacement Interest Rate Cap...............................................46
Representative Portfolio....................................................33
Required Amounts............................................................73
Required Collateral Interest........................................18, 71, 75
Required Reserve Account Amount.............................................76
Reserve Account.............................................................75
Reserve Account Funding Date................................................75

Revolving Period.............................................................8
Scheduled Payment Date......................................................11
Scheduled Series 1997-1 Termination Date................................11, 77
Securities Act ...........................................................2, 3
Series.......................................................................3
Series 1997-1................................................................3
Series 1997-1 Supplement.....................................................3
Series Cut-Off Date.........................................................13
Service Transfer............................................................82
Servicer....................................................................15
Servicer Default............................................................82
Servicing Fee...............................................................80
Servicing Fee Rate..........................................................80
Shared Finance Charge Collections.......................................20, 70
Shared Principal Collections........................................19, 70, 71
Standard & Poor's...........................................................61
Supplement..................................................................11
Tax Counsel.................................................................88
Telerate Page 3750..........................................................45
Terms and Conditions........................................................49
Total System................................................................29
Transfer Agent and Registrar................................................50
Transfer Date................................................................9
Transferor...................................................................4
Transferor Exchange.........................................................12
Transferor Interest..........................................................6
Transferor Percentage.......................................................63
Transferor Servicing Fee....................................................80
Trust.....................................................................4, 3
Trust Portfolio..........................................................4, 34
Trustee......................................................................3
UCC.........................................................................85
U.S. Person..............................................................AII-4
Underwriting Agreement......................................................94
VISA........................................................................28

                                                                   ANNEX I

                              PRIOR SERIES ISSUED AND OUTSTANDING

        The Trust has previously issued five Series of certificates, one of which has been repaid in full. The table below sets forth the principal characteristics of the four Series previously issued by the Trust that are currently outstanding: the Series 1994-1 Certificates, the Series 1994-2 Certificates, the Series 1995-1 Certificates and the Series 1996-1 Certificates. For more specific information with respect to a Series, any prospective investor should contact People's Bank at (203) 338-7171. People's Bank will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Disclosure Documents for any previously publicly-issued Series.


Series 1994-1

Initial Investor Interest..........................................$200,000,000
Certificate Rate................................................5.10% per annum
Current Investor Interest..........................................$200,000,000
Controlled Amortization Amount...................................$16,666,666.67
Controlled Amortization Date.....................................August 1, 1996
Monthly Servicing Fee..............................................2% per annum
Initial Cash Collateral Amount.......................................$6,000,000
Surety Bond Initial Amount..........................................$19,000,000
                                                             Financial Guaranty
Issuer of the Surety Bond.....................................Insurance Company
                                                                    August 1997
Expected Series Final Distribution Date.......................Distribution Date
                                                                    August 2000
Scheduled Series Termination Date.............................Distribution Date
Series Issuance Date..........................................February 16, 1994


Series 1994-2

Initial Investor Interest..........................................$400,000,000
Class A Certificate Rate
through November 14, 1994.....................................5.0875% per annum after November 14, 1994........................................LIBOR plus 0.15%
Class B Certificate Rate
through November 14, 1994.....................................5.3375% per annum after November 14, 1994........................................LIBOR plus 0.40%
Current Investor Interest..........................................$400,000,000
Class A Controlled Amortization Amount...........................$27,142,857.14
Class B Controlled Amortization Amount..............................$20,000,000
Controlled Amortization Date......................................March 1, 1997
Monthly Servicing Fee...........................................2.00% per annum
Initial Cash Collateral Amount......................................$36,000,000
                                                                       May 1998
Class A Expected Final Distribution Date......................Distribution Date
                                                                      June 1998
Class B Expected Final Distribution Date......................Distribution Date
                                                                     March 2001

Scheduled Series 1994-2 Termination Date......................Distribution Date
Series Issuance Date...........................................October 27, 1994


Series 1995-1

Initial Investor Interest..........................................$400,000,000
Class A Certificate Rate
through April 16, 1995.........................................6.325% per annum after April 16, 1995...........................................LIBOR plus 0.20%
Class B Certificate Rate
through April 16, 1995.........................................6.475% per annum after April 16, 1995...........................................LIBOR plus 0.35%
Current Investor Interest..........................................$400,000,000
Class A Controlled Amortization Amount...........................$27,142,857.14
Class B Controlled Amortization Amount..............................$20,000,000
Controlled Amortization Date.....................................August 1, 1999
Monthly Servicing Fee...........................................2.00% per annum
Initial Cash Collateral Amount......................................$36,000,000
                                                                   October 2000
Class A Expected Final Distribution Date......................Distribution Date
                                                                  November 2000
Class B Expected Final Distribution Date......................Distribution Date
                                                                    August 2003
Scheduled Series 1995-1 Termination Date......................Distribution Date
Series Issuance Date.............................................March 21, 1995

Series 1996-1

Initial Investor Interest..........................................$400,000,000
Class A Certificate Rate
through July 14, 1996........................................5.63047% per annum after July 14, 1996............................................LIBOR plus 0.15%
Class B Certificate Rate
through July 14, 1996........................................5.78047% per annum after July 14, 1996............................................LIBOR plus 0.30%
Current Investor Interest..........................................$400,000,000
Class A Controlled Amortization Amount...........................$27,071,428.57
Class B Controlled Amortization Amount..............................$21,000,000
Controlled Amortization Date...................................November 1, 2000
Monthly Servicing Fee............................................2.0% per annum
Initial Cash Collateral Amount......................................$36,000,000

Class A Expected Final Distribution Date...........................January 2002
                                                              Distribution Date

Class B Expected Final Distribution Date..........................February 2002
                                                             Distribution Date

Scheduled Series 1996-1 Termination Date..........................November 2004
                                                              Distribution Date

Series Issuance Date...............................................July 2, 1996

                                                                        ANNEX II


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered People's Bank Credit Card Master Trust Floating Rate Class A Asset Backed Certificates, Series 1997-1 and Floating Rate Class B Asset Backed Certificates, Series 1997-1 (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior People's Bank Credit Card Master Trust issues.

        Secondary  cross-market  trading  between  Cedel  or  Euroclear  and DTC
Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior People's Bank Credit Master Trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                            AII-1

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior People's Bank Credit Card Master Trust issues in same-day funds.

        Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued to the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

        Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the

                                            AII-2
cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in a debit position in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S.  Persons with effectively  connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Offered Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Offered Certificate Owner or its agent.

                                            AII-3

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Offered Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by People's Bank or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.



                                TABLE OF CONTENTS
                                                                            Page

REPORTS TO CERTIFICATEHOLDERS...............................................  2

AVAILABLE INFORMATION.......................................................  2

PROSPECTUS SUMMARY..........................................................  3

RISK FACTORS................................................................ 22

THE TRUST................................................................... 28

THE CREDIT CARD BUSINESS OF PEOPLE'S BANK................................... 28

THE RECEIVABLES............................................................. 34

MATURITY CONSIDERATIONS..................................................... 38

RECEIVABLE YIELD CONSIDERATIONS............................................. 41

USE OF PROCEEDS............................................................. 42

PEOPLE'S BANK............................................................... 42

DESCRIPTION OF THE CERTIFICATES............................................. 43

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.................................... 85

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................... 88

STATE AND LOCAL TAX CONSEQUENCES............................................ 91

CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS................................ 92

UNDERWRITING................................................................ 94

LEGAL MATTERS............................................................... 95

INDEX OF KEY TERMS.......................................................... 96

ANNEX I

PRIOR SERIES ISSUED.........................................................AI-1

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES...................................................AII-1



    Until [ ], 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $203,000,000


                            People's Bank Credit Card
                                  Master Trust

                           $193,000,000 Floating Rate
                              Class A Asset Backed
                           Certificates, Series 1997-1


                            $10,000,000 Floating Rate
                              Class B Asset Backed
                           Certificates, Series 1997-1



                                      LOGO


                             Transferor and Servicer




                                   PROSPECTUS





                    Underwriters of the Class A Certificates
                              Goldman, Sachs & Co.


                    Underwriters of the Class B Certificates
                              Goldman, Sachs & Co.

                                     PART II

Item 13.    Other Expenses of Issuance and Distribution

Registration Fee...............................       $[  *   ]
Printing and Engraving.........................        [  *   ]
Legal Fees and Expenses........................        [  *   ]
Blue Sky Fees and Expenses.....................        [  *   ]
Accountants' Fees and Expenses.................        [  *   ]
Rating Agency Fees.............................        [  *   ]
Miscellaneous Fees.............................        [  *   ]
                                                       [  *   ]
Total..........................................       $[70,000]
                                                      =========

------------------
*    To be provided by amendment.


Item 14.    Indemnification of Directors and Officers

        Article X of the Articles of Incorporation of People's Bank provides that the Bank shall indemnify its directors, officers, employees, agents, and all other persons eligible for indemnification by People's Bank, to the fullest extent permitted or required by Section [33-320a] of the Connecticut General Statutes and as provided by the Bylaws of the Bank. Furthermore, no director of People's Bank shall be personally liable to People's Bank or its stockholders for monetary damages for breach of duty as a director in any amount in excess of the compensation received by the director for serving People's Bank in that capacity during the year such violation occurred, unless such breach (1)
involves a knowing and culpable violation of law by the director, (2) enables the director or an associate of such director (as defined in subdivision (3) of Section [33-374d of] the Connecticut General Statutes), to receive an improper personal economic gain, (3) shows a lack of good faith and a conscious disregard for the duty of the director to People's Bank under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to People's Bank, (4) constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to People's Bank, or (5) creates liability under Section 36-9 of the Connecticut General Statutes. Furthermore, Article X of the Articles of Incorporation provides that any repeal or modification of Article X by the stockholders of People's Bank shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of People's Bank existing at the time of such repeal or modification.

        Article VI of the By-laws of People's Bank provides that the Bank shall indemnify (a) its currently acting and its former directors, officers, employees or agents to the fullest extent that indemnification of directors is permitted by the Connecticut Business Corporation Act and (b) its officers to the same extent as its directors (and to such further extent as is consistent with law). In addition, Article VI of such By-Laws provides that People's Bank shall indemnify its directors and officers who, while serving as directors or officers of People's Bank, also serve at the request of People's Bank as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent permitted by the Connecticut Business Corporation Act.

        Article VI of People's Bank's By-laws also provides that any director or officer seeking indemnification within the foregoing rights of indemnification shall be entitled to advances from People's Bank for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification as authorized by the Board of Directors in accordance with the provisions of and in the manner and to the fullest extent permissible under the Connecticut Business Corporation Act. Further, such Section provides that the foregoing rights of indemnification shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled and shall inure to the benefit of the heirs, executors and administrators of such director or officer. Furthermore, any such right of indemnification shall be consistent with the laws of the State of Connecticut.

        The Connecticut Business Corporation Act provides that a corporation may indemnify any person made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the corporation, or an eligible outside party, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, and the person whose legal representative he is, in connection with such proceeding such person shall not be entitled to indemnification if (1) it is established that such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe his conduct was unlawful, or (3) the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the corporation or of another enterprise, which he serves or served at the request of the corporation, the corporation shall only indemnify such person after the court shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine.


Item 15.    Recent Sales of Unregistered Securities

        The Trust has not previously issued any unregistered securities.


Item 16.    Exhibits and Financial Statements

        (a)    Exhibits

1.1     -      Form of Underwriting Agreement.*

3.1     -      Articles of Incorporation as amended.  (Incorporated herein by
               reference to Exhibit of 3.1     -      Registration Statement
               No.  33-63146 of People's Bank)

3.2     -      By-laws, as amended.  (Incorporated herein by reference to
               Exhibit 3.2 of Registration Statement No. 33-90012 of People's
               Bank)

4.1     -      Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.*

4.2     -      Form of Series 1997-1 Supplement, including form of Series 1997-1
               Offered Certificate, and certain other related agreements as Exhibits thereto.*

4.3     -      Form of Interest Rate Caps*

5.1     -      Opinion of Mayer, Brown & Platt with respect to legality.*

8.1     -      Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2     -      Opinion of Pullman & Comley, LLC with respect to tax matters.*


                                            PART II
                                             2

23.1    -      Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

23.2    -      Consent of Pullman & Comley, LLC (included in its opinion filed as an Exhibit to Exhibit 8.2.)

24.1    -      Powers of Attorney.**

--------------
*    To be filed by amendment.
**   Previously filed.

        (b) Financial Statements

        All financial statements, schedules and historical financial information have been omitted as they are not applicable.


Item 17.    Undertakings

        The undersigned registrant hereby undertakes as follows:

        (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                            PART II
                                             3

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on March 11, 1997.

                               PEOPLE'S BANK,
                                as originator of the Trust (Registrant)


                               By:    /s/ George W.  Morriss
                                             George W. Morriss
                                             Executive Vice President
                                             and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed on March [ ], 1997 by the following persons in the capacities indicated.




Signatures                                                   Title
----------                                                   -----


                  *                         President and Chief Executive
-------------------------------------
          David E.A. Carson                 Officer, Director



                  *                         Executive Vice President,
-------------------------------------
           James P. Biggs                   Director



        /s/ George W. Morriss               Executive Vice President and
-------------------------------------
          George W. Morris                  Chief Financial Officer



                  *                         Senior Vice President, Comptroller,
-------------------------------------
           Carlos R. Mello                  as Chief Accounting Officer



                  *                         Director
-------------------------------------
          George P. Carter



                  *                         Director
-------------------------------------
          Joseph E. Clancy



                  *                         Director
-------------------------------------
          George R. Dunbar

                *                         Director
-------------------------------------
     Norwick R.G. Goodspeed



                *                         Director
-------------------------------------
        Samuel W. Hawley



                *                         Director
-------------------------------------
      Betty Ruth Hollander



                *                         Director
-------------------------------------
        Jean M. LaVecchia



                *                         Director
-------------------------------------
        Eunice S. Groark



                *                         Director
-------------------------------------
          Saul Kwartin



                *                         Director
-------------------------------------
        Jack E. McGregor



                *                         Director
-------------------------------------
        John F. Merchant



                *                         Director
-------------------------------------
     Wilmont F. Wheeler, Jr.



  *BY:  /S/  GEORGE W. MORRISS
-------------------------------------
        George W. Morriss
       as attorney-in-fact

                                        EXHIBIT INDEX

1.1     -      Form of Underwriting Agreement.*

3.1     -      Articles of Incorporation, as amended.  (Incorporated herein by reference to Exhibit 3.1 of 3.1 Registration Statement
               No.  33-63146 of People's Bank)

3.2     -      By-laws, as amended.  (Incorporated herein by reference to
               Exhibit 3.2 of Registration 3.2 Statement No.  33-90012 of
               People's Bank)

4.1     -      Pooling and Servicing Agreement, and certain other related agreements as Exhibits thereto.*

4.2     -      Form of Series 1997-1 Supplement, including form of Series 1997-1
               Offered Certificate, and certain other related agreements as Exhibits thereto.*

4.3      -     Form of Interest Rate Caps.*

5.1     -      Opinion of Mayer, Brown & Platt with respect to legality.*

8.1     -      Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2     -      Opinion of Pullman & Comley, LLC with respect to tax matters.*

23.1    -      Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

23.2    -      Consent of Pullman & Comley, LLC (included in its opinion filed as an Exhibit to Exhibit 8.2).

24.1    -      Powers of Attorney.**


-----------------

*    To be filed by amendment.
**   Previously filed.